     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 2002.

                                           REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                              RUSSELL CORPORATION
                  *And the Subsidiary Guarantors listed below
             (Exact name of registrant as specified in its charter)
                             ---------------------

                ALABAMA                                    2253                                  63-0180720
    (State or other jurisdiction of            (Primary Standard Industrial                   (I.R.S. Employer
     incorporation or organization)            Classification Code Number)                  Identification No.)

                                                                               3330 CUMBERLAND BOULEVARD
                      755 LEE STREET                                                   SUITE 800
               ALEXANDER CITY, ALABAMA 35010                                    ATLANTA, GEORGIA 30339

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                             FLOYD G. HOFFMAN, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              RUSSELL CORPORATION
                           3330 CUMBERLAND BOULEVARD
                                   SUITE 800
                             ATLANTA, GEORGIA 30339
                                 (678) 742-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                        COPIES OF ALL COMMUNICATIONS TO:
                             STACY J. KANTER, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                 4 TIMES SQUARE
                            NEW YORK, NEW YORK 10036
                                 (212) 735-3000
                           (212) 735-2000 (FACSIMILE)
                             ---------------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                             ---------------------
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is post-effective amendment is filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                         PROPOSED             PROPOSED
                                                                         MAXIMUM              MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO BE        OFFERING PRICE         AGGREGATE            AMOUNT OF
         SECURITIES TO BE REGISTERED               REGISTERED          PER SECURITY      OFFERING PRICE(1)     REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
9.25% Senior Notes due 2010..................     $250,000,000             100%             $250,000,000           $23,000
---------------------------------------------------------------------------------------------------------------------------------
Guarantees related to the 9.25% Senior Notes
  due 2010...................................         N/A                  N/A                  N/A                 N/A(2)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.

(2) No separate consideration is received for the guarantees, and therefore, no additional fee is required.

The registrants hereby amend this registration statement on such date or date as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                                 STATE OR OTHER     PRIMARY STANDARD
                                                JURISDICTION OF        INDUSTRIAL
                                                INCORPORATION OR   CLASSIFICATION CODE    I.R.S. EMPLOYEE
NAME OF ADDITIONAL REGISTRANT*                     FORMATION             NUMBER          IDENTIFICATION NO.
------------------------------                  ----------------   -------------------   ------------------
Subsidiary Guarantors
Cross Creek Apparel, LLC......................  North Carolina               2253            58-1818230
Cross Creek Holdings, Inc.....................  Delaware                     8741            51-0384408
DeSoto Mills, Inc.............................  Alabama                      2250            63-0775512
Jerzees Apparel, LLC..........................  Georgia                      2253            58-2566625
Mossy Oak Apparel Company.....................  Delaware                     2253            64-0923568
RINTEL Properties, Inc........................  Delaware                     8741            51-0384406
Russell Apparel LLC...........................  Alabama                      2253            63-1215185
Russell Asset Management, Inc.................  Delaware                     8741            51-0384407
Russell Co-Op, LLC............................  Guam                         7380            52-2332928
Russell Financial Services, Inc...............  Delaware                     8741            62-1752682
Russell Yarn LLC..............................  Alabama                      2200            52-2312264

---------------

* Address and telephone number of principal executive offices are the same as Russell Corporation.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to completion, dated July 26, 2002

PROSPECTUS

(RUSSELL LOGO)

OFFER TO EXCHANGE 9.25% SENIOR NOTES DUE 2010 FOR 9.25% SENIOR NOTES DUE 2010 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED GUARANTEED BY THE SUBSIDIARY GUARANTORS LISTED ON THE FIRST PAGE OF THIS PROSPECTUS

THE EXCHANGE OFFER WILL EXPIRE AT    P.M., NEW YORK CITY TIME, ON
, 2002, UNLESS WE EXTEND THE EXCHANGE OFFER IN OUR SOLE AND ABSOLUTE DISCRETION.

Terms of the exchange offer:

- We will exchange the new notes for all outstanding old notes that are validly tendered and not withdrawn pursuant to the exchange offer.

- You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

- The terms of the new notes are substantially identical to those of the outstanding old notes, except that the transfer restrictions and registration rights relating to the old notes will not apply to the new notes.

- The exchange of old notes for new notes will not be a taxable transaction for U.S. federal income tax purposes, but you should see the discussion under the heading "Material Federal Income Tax Considerations."

- We will not receive any cash proceeds from the exchange offer.

- We issued the old notes in a transaction not requiring registration under the Securities Act, and as a result, their transfer is restricted. We are making the exchange offer to satisfy your registration rights, as a holder of the old notes.

There is no established trading market for the new notes or the old notes.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes which notes were received by such broker-dealer as a result of market making activities of other trading activities. We have agreed that for a period of up to 180 days after the Expiration Date (as defined in this prospectus) we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of distribution."

SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR A DISCUSSION OF RISKS YOU SHOULD CONSIDER PRIOR TO TENDERING YOUR OUTSTANDING OLD NOTES FOR EXCHANGE.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2002

                             SUBSIDIARY GUARANTORS

Cross Creek Apparel, LLC
Cross Creek Holdings, Inc.
DeSoto Mills, Inc.
Jerzees Apparel, LLC
Mossy Oak Apparel Company
RINTEL Properties, Inc.
Russell Apparel LLC
Russell Asset Management, Inc.
Russell Co-Op, LLC
Russell Financial Services, Inc.
Russell Yarn LLC

                               TABLE OF CONTENTS

                                         PAGE
Summary...............................     1
Risk factors..........................    14
Use of proceeds.......................    28
Ratio of earnings to fixed charges....    28
Selected historical consolidated
  financial data......................    29
The exchange offer....................    31
Description of new notes..............    39

                                         PAGE
Book-entry; delivery and form.........    88
Certain United States federal income
  tax considerations..................    91
Plan of distribution..................    94
Legal matters.........................    95
Experts...............................    95
Where you can find more information...    95
Incorporation by reference............    95
Index to consolidated financial
  statements..........................   F-1

In this prospectus, the terms "Russell," "we," "us" and "our" refer to Russell Corporation and our subsidiaries, and "initial purchasers" refers to the firms listed on the cover of this prospectus.

                           FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "could," "may," "plan," "project," "predict," "will" and similar expressions and include references to assumptions that we believe are reasonable and relate to our future prospects, developments and business strategies.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements, include, but are not limited to:

    - economic conditions, including those specific to the retail industry;

    - significant competitive activity, including promotional and price competition;

    - changes in customer demand for our products;

    - inherent risks in the marketplace associated with new products and new product lines;

    - the ability to effect our six point profit growth plan, including sales growth through new business with new or existing customers, yarn savings, manufacturing cost savings, organization savings, distribution efficiencies and inventory management in line with expected savings;

    - effects of lawsuits and government regulations;

    - dependence on licenses from third-parties;

    - price volatility of raw materials;

    - reliance on a few customers for a large portion of our sales;

    - continued consolidation in the retail industry;

    - dependence on third-parties for production of yarn and manufacture of our products;

    - risks related to our international operations;

    - protection of our intellectual property;

    - risks related to our acquisition strategy; and

    - other risk factors listed in our reports filed with the Securities and Exchange Commission from time to time.

We undertake no obligation to revise the forward-looking statements included in this prospectus to reflect any future events or circumstances. Our actual results, performance or achievements could differ materially from the results expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those discussed under the heading "Risk factors" in this prospectus.

                            INDUSTRY AND MARKET DATA

In this prospectus we rely on and refer to information and statistics regarding us and our market share in the markets in which we compete. We have obtained this information and statistics from various third-party sources, including NPD Group, Inc. (market share data for Russell Athletic and JERZEES in department, chain and sports specialty stores and mass/discount retailers as of year end

2001) and Capstone Research, Inc., discussions with our customers and our own internal studies and estimates. We believe that these sources and estimates are reliable, but have not independently verified them and cannot guarantee their accuracy or completeness. Unless the context indicates otherwise, all market share data is based on the number of units sold.

                                   TRADEMARKS

We market our products under a number of trademarks and trade names, including the following trademarks that are referenced in this prospectus:
    Cross Creek(R)
    Discus(R)
    FOR THE LONG RUN(R) used under license from Woodway USA, Inc.
    JERZEES(R)
    JERZEES Outdoors(R)
    Mossy Oak(R) used under license from Haas Outdoors, Inc.
    Premium Fit(TM)
    Russell Athletic(R)

Trademarks in this prospectus appear in italic type and are the property of or licensed by us or our subsidiaries.

                                    SUMMARY

This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus and the documents to which we refer you. You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements included elsewhere in or incorporated by reference into this prospectus.

COMPANY OVERVIEW

We are a leading branded apparel company marketing activewear, casualwear and athletic uniforms under widely-recognized brand names including Russell Athletic, JERZEES, Mossy Oak, Cross Creek, and Discus. This year we are celebrating our 100th year of operations. We design, market and manufacture or source a variety of apparel products, including fleece, t-shirts, sport shirts, jackets, athletic shorts, socks, camouflage attire, and accessories for men, women, boys, and girls. We are a leading supplier of team uniforms and related apparel to professional, college and high school sports teams. We are also the official uniform supplier to 15 Major League Baseball teams, including the Atlanta Braves, New York Yankees, San Francisco Giants, and Seattle Mariners, and have been the official uniform supplier to the United States Olympic baseball team since 1988. In addition, we supply the official uniforms of Little League Baseball, and we are an official uniform supplier to Minor League Baseball. The Russell name has been associated with high quality apparel since 1902 and with team uniforms since 1932.

Our Russell Athletic, JERZEES and Mossy Oak brands are leaders in their respective markets, including:

    Russell Athletic:

    - #1 supplier of team uniforms to Major League Baseball;

    - #1 supplier of team uniforms to high school sports teams; and

    - #2 in men's fleece to department stores, chain stores and sports specialty stores.

    JERZEES:

    - #1 in men's fleece to mass/discount retailers; and

    - #2 overall in fleece to mass/discount retailers.

    Mossy Oak:

    - one of the top two providers of camouflage apparel.

    In addition, within the artwear channel, which primarily includes sales to wholesale distributors, we are:

    - #2 overall supplier to the channel, based on dollars;

    - #1 in fleece;

    - #1 in wovens; and

    - #2 in sport shirts.

We offer a diversified portfolio of brands across multiple distribution channels and market our products across the United States and Canada and approximately 40 countries. Our customers include mass merchandisers, sporting goods dealers, department and sports specialty stores, college stores, on-line retailers, mail order houses, artwear distributors, screen printers and embroiderers. We operate in two segments, Domestic Activewear, which includes the United States and Canada, and International Activewear. Domestic Activewear sales represented 93.1% of our total 2001 net sales and 90.4% of our total net sales for the 13 weeks ended March 31, 2002. We have organized our domestic business into three business lines, which are aligned by distribution channel: Russell Athletic, Mass Retail and Artwear/Careerwear. For fiscal 2001, these business lines represented 24.2%, 29.0% and 39.9%, respectively, of our total net sales and 27.4%, 19.6% and 43.4%, respectively, of our total net sales for the 13 weeks ended March 31, 2002. International Activewear sales represented 6.9% of our total 2001 net sales and 9.6% of our total net sales for the 13 weeks ended March 31, 2002. On a consolidated basis, we generated total net sales of approximately $1.2 billion and EBITDA before special charges, as defined in this prospectus of $139.1 million for fiscal 2001 and $22.7 million for the 13 weeks ended March 31, 2002.

COMPETITIVE STRENGTHS

    - Leading market positions with growing market shares. Our Russell Athletic, JERZEES and Mossy Oak brands are leaders in their respective markets. The breadth of our product portfolio enables us to appeal to consumers with varying apparel needs and income levels, which reduces our dependence on any single product and allows us to respond to changes in consumer preferences. We believe the national recognition of our brands and the diversity of our product portfolio give us an advantage in selling to retailers who value the efficiency of dealing with a limited number of suppliers. We believe the combination of these factors has driven the increase in our market shares, including in our fleece products as shown in the following table:

    -------------------------------------------------------------------------------------------
                                                                                   MARKET SHARE
    PRODUCT   CHANNEL                     BRAND                          1999     2000     2001
    -------------------------------------------------------------------------------------------
    Fleece    Department, chain and       Russell Athletic               5.7%     8.5%    10.0%
              sports specialty stores
    Fleece    Mass/discount stores        JERZEES                       17.1%    20.0%    23.0%
    Fleece    Artwear distributors        JERZEES, Russell Athletic     29.1%    35.8%    39.5%
    -------------------------------------------------------------------------------------------

    Source: NPD Group, Inc. for department, chain and sports specialty stores and mass/discount stores and Capstone Research, Inc. for artwear distributors.

    - High brand awareness with a reputation for quality. The Russell name has been associated with high quality activewear for 100 years and with team uniforms since 1932. We believe that our flagship brand, Russell Athletic, exemplifies the heritage and authenticity of our activewear portfolio. Our Russell Athletic premium products appeal to what we refer to as the "no-frills jock" and the stylish fitness enthusiast. We position Russell Athletic as a brand FOR THE LONG RUN. A fall 2001 company-sponsored study conducted by a third-party indicates our team uniforms are #1 in awareness, usage and future purchase intent among high school uniform buyers. The JERZEES name has been associated with quality and value for nearly 20 years, appealing to value-conscious consumers who desire apparel that can be worn to "go out, hang out or work out." Our Mossy Oak premium camouflage products include some of the most effective camouflage patterns available to hunters.

    - Strong customer relationships. We have strong, long-term relationships with many of the leading companies in each of our channels. Our customers include Wal-Mart, Costco, Sears,

    Kohl's, Macy's, The Sports Authority, Broder Bros., Alpha Shirt Company and Lands' End, which is a private label customer. We believe that the key to a successful, long-term relationship is a commitment to customer service, which is exemplified by our selection as the 2000 Vendor of the Year at Wal-Mart in the children's category and the 2001 Vendor of the Year at The Sports Authority for sales growth.

    - Low-cost infrastructure with a flexible supply chain. We actively seek the most efficient source of production, whether it is through internal sources of supply or through outsourced production. As a result of our restructuring program, we have created an efficient, low-cost infrastructure that provides us with flexibility to improve operating efficiencies and increase our margins. We believe that we are well positioned to make adjustments, shift internal production between onshore and offshore facilities, as required, and that our ability and willingness to respond to economic and competitive challenges in order to maintain our low-cost position provides us with an important competitive advantage.

    - Diversified brands, products and distribution channels. We believe our ability to serve multiple distribution channels with a diversified portfolio of products under widely recognized brand names differentiates us from many of our competitors, lessens the impact of a downturn in any single channel and allows us to market products with designs and features that address the pricing strategies and demands of our customers.

    - Strong management team. We have a skilled, results-oriented management team that has extensive experience building brands at Fortune 500 consumer products companies. Members of our senior management team have an average of more than 20 years of experience in the consumer products industry.

BUSINESS STRATEGY

Our strategy is to build a portfolio of strong consumer brands to drive long-term revenue and profit growth, while maintaining a flexible low-cost supply chain. With this goal in mind, we have and will continue to:

    - Capitalize on our brand awareness to further grow market shares. We intend to take advantage of our leading market positions to increase the penetration of our products to key retail customers such as Wal-Mart, Kohl's and The Sports Authority. Our strong presence in stores such as Wal-Mart, with weekly traffic of more than 100 million customers, provides a significant opportunity to further build brand awareness, which we believe will drive demand for our activewear products. We will continue to selectively use the Russell Athletic "store-within-a-store" concept shop in a limited number of department stores and sports specialty stores to more effectively promote Russell Athletic as a brand.

    - Increase sales to our existing customers. We will continue to identify opportunities to sell a wider range of products to our existing customers. For example, we will selectively pursue opportunities to sell our existing products under co-branded names, such as our recently announced fleece agreement with Sam's Club. Other opportunities to increase sales include:

       - enhancing our products with the addition of new features and refreshing our color palette to appeal to a broad group of consumers. In addition, we will continue to develop products to better showcase the work of embellishers in the artwear market such as the JERZEES Zt;

      - introducing new products such as Dri-Power, which we recently launched under Russell Athletic's new power performance line. We recently rolled out black crew and no-show socks under the JERZEES brand and intend to expand our range of women's products available at college stores. In addition, we are planning to expand our spring activewear line to better balance the sales of our core fleece products;

       - expanding our licensed Major League Baseball business;

       - increasing our product offerings of women's apparel; and

       - growing with our existing customers as they expand their store base both domestically and internationally.

    - Attract new customers. We believe the strength of our brands and our leading market-share positions will help us attract additional customers. We also intend to take advantage of our position as a leading supplier of organized sports team uniforms to grow sales of our Russell Athletic products to professional, college, high school and other organized sports teams. We will also emphasize increasing our sales to additional college stores.

    - Evaluate selective acquisition opportunities to further diversify our portfolio of brands and products. Our goal is to offer a broader portfolio of brands and products that appeals to consumers across a wide variety of price points and to increase our ability to offer products that are counter seasonal to our core fleece products. In 2000, we acquired the Mossy Oak camouflage apparel business of Haas Outdoors, a premium camouflage line that complements our JERZEES Outdoors line of opening-price point camouflage apparel. In 2000, we also acquired the Discus trademark, which has historically been used to market a mid-priced activewear line and A&C International, which marketed a broad line of woven and denim casualwear.

    - Capitalize on our flexible low-cost operating structure and implement additional cost savings initiatives. We believe our ability and willingness to respond to economic and competitive challenges to maintain our low-cost position enables us to make adjustments and shift internal production between onshore and offshore facilities, as required. The operational and organizational improvements resulting from our restructuring and reorganization program have led us to develop a six point profit growth plan, which includes sales growth, yarn savings, manufacturing savings, organizational savings, improvements in distribution efficiencies and inventory management. We will continue to develop and analyze cost models to further improve our operating efficiencies and increase our margins.

MULTI-YEAR RESTRUCTURING AND REORGANIZATION PLAN

In July 1998, we adopted a restructuring and reorganization program with the objectives of (1) transitioning our company from a manufacturing-driven business to a consumer-focused organization that markets branded apparel products and (2) creating an efficient, low-cost operating structure with the flexibility to take advantage of future opportunities to reduce our costs, such as outsourcing arrangements, transferring our sewing and assembly operations to offshore facilities, and utilizing increasingly efficient domestic facilities. The plan originally called for the closing of a number of our worldwide facilities, which included selected manufacturing plants, distribution centers and offices; expanding production outside the United States; consolidating and downsizing the licensed products businesses; disposing of owned shopping-center real estate; reorganizing the corporate structure; establishing a dual headquarters in Atlanta, GA in addition to Alexander City, AL; as well as other cost savings activities. In July 2001, we announced an extension of this program to align the organization by distribution channel to provide stronger customer service, supply chain management, and more cost-effective operations.

As a result of our restructuring and reorganization program: (1) 100% of our yarn requirements are now purchased from a joint venture with Frontier Spinning Mills and other third-party suppliers; (2) we reduced our U.S. employee base by approximately 65% from 16,200 to 5,700; (3) we have outsourced approximately 20% of our finished fabrics for our Domestic Activewear business; and (4) over 95% of the units of our products, excluding socks, sold in the United States and Canada are now sewn and assembled offshore, compared to approximately 8% in 1997. We also closed 35 facilities and exited unprofitable businesses representing approximately $150 million of sales as measured by the last full year of operations for each business. The cost savings associated with these initiatives were the primary drivers of improved gross margins in fiscal 1999 and fiscal 2000. While we experienced additional cost savings in fiscal 2001, these savings were more than offset by the adverse effects of pricing pressures (primarily in our artwear products), curtailed production schedules to reduce inventory, higher cotton costs, higher costs associated with adding product features, and higher energy costs. In connection with the program, we incurred a total of $354.8 million in pre-tax charges ($234.1 million on an after-tax basis) of which $131.6 million was cash. We do not anticipate incurring further charges related to the restructuring and reorganization program.

NEW CREDIT FACILITY

Simultaneous with the closing of the offering of the old notes, we and our subsidiary guarantors entered into a new senior credit agreement, which we refer to as the new credit facility. The new credit facility consists of a $300.0 million revolving credit facility and a $25.0 million term loan, for which Fleet Securities, Inc. acts as arranger, and Fleet Capital Corporation acts as agent. The amount available under the revolving credit facility is subject to various borrowing base limitations. The new credit facility is secured by a first priority security interest in substantially all of our domestic assets and those of our material domestic subsidiaries, excluding assets that we are holding for sale, which assets will be subject to a negative pledge. We used the net proceeds from the offering of the old notes and the initial borrowings under the new credit facility to repay outstanding balances and fees and expenses in connection with the repayment of our existing revolving credit facility and other long term indebtedness. Additional availability under the new credit facility will be used for working capital and general corporate purposes. Except as otherwise indicated, this prospectus gives effect to our entering into the new credit facility. The new notes will be guaranteed on a senior unsecured basis by our subsidiaries that are borrowers under or guarantee our new credit facility, which include all of our material domestic subsidiaries.

Russell Corporation is an Alabama corporation, incorporated in 1902. Our principal executive offices are located at 3330 Cumberland Boulevard, Suite 800, Atlanta, Georgia 30339, and our telephone number at that address is (678) 742-8000, and at 755 Lee Street, Alexander City, Alabama 35011-0272, and our telephone number at that address is (256) 500-4000. Our World Wide Web site address is www.russellcorp.com. The information on our website is not part of this prospectus. Our common stock is publicly traded on the New York Stock Exchange under the symbol "RML."

RECENT DEVELOPMENTS

On July 25, 2002, we announced our results for the second quarter and for the 26 week period ended June 30, 2002. For the 26 week period ended June 30, 2002, sales were $468.9 million. During the second quarter, we successfully completed our refinancing and incurred an extraordinary after-tax charge, associated with the early retirement of debt, of $12.6 million, or ($.39) per share. Before this extraordinary charge, net income for the 26 week period ended June 30, 2002 was $9.1 million, or $.28 per share. After the extraordinary charge, we had a net loss of $3.5 million or ($.11) per share. EBITDA, defined as net income before interest, taxes, extraordinary charges, depreciation and amortization, for the 26 week period ended June 30, 2002 was $52.2 million.

                               THE EXCHANGE OFFER

Old Notes................
                       9.25% Senior Notes due 2010, which we issued on April 18, 2002.

New Notes................
                       9.25% Senior Notes due 2010, the issuance of which has been registered under the Securities Act of 1933. The form and terms of the new notes are identical in all material respects to those of the old notes, except that the transfer restrictions, registration rights and special redemption provisions relating to the old notes do not apply to the new notes.

Exchange Offer...........
                       We are offering to issue up to $250,000,000 aggregate principal amount of the new notes in exchange for a like principal amount of the old notes to satisfy our obligations under the registration rights agreement that we entered into when the old notes were issued in transactions in reliance upon the exemption from registration provided by Rule 144A under the Securities Act.

Expiration Date;
Tenders..................
                       The exchange offer will expire at 5:00 p.m., New York
                       City time, on           , 2002, unless extended in our
                       sole and absolute discretion. By tendering your old notes, you represent to us that:

                       - you are not our "affiliate," as defined in Rule 405 under the Securities Act;

                       - any new notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;

                       - at the time of commencement of the exchange offer, neither you nor, to your knowledge, anyone receiving new notes from you, has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes in violation of the Securities Act;

                       - if you are not a participating broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the new notes, as defined in the Securities Act; and

                       - if you are a broker-dealer, you will receive the new notes for your own account in exchange for old notes that were acquired by you as a result of your market making or other trading activities and that you will deliver a prospectus in connection with any resale of the new notes you receive. For further information regarding resales of the new notes by participating broker-dealers, see the discussion under the caption "Plan of distribution."

Withdrawal; Non-
Acceptance...............
                       You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time,
                       on        , 2002. If we decide for any reason not to
                       accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company, any withdrawn or unaccepted old notes will be credited to the tendering holder's account at DTC. For further information regarding the withdrawal of tendered old notes, see "The exchange offer--terms of the exchange offer; period for tendering old notes" and the "The exchange offer--withdrawal rights."

Conditions to the
Exchange Offer...........
                       The exchange offer is subject to customary conditions, which we may waive. See the discussion below under the caption "The exchange offer--conditions to the exchange offer" for more information regarding the conditions to the exchange offer.

Procedures for
Tendering Old Notes......
                       Unless you comply with the procedures described below under the caption "The exchange offer--guaranteed delivery procedures," you must do one of the following on or prior to the expiration or termination of the exchange offer to participate in the exchange offer:

                       - tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to Wachovia Bank, National Association, as exchange agent, at one of the addresses listed below under the caption "The exchange offer--exchange agent"; or

                       - tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, Wachovia Bank, National Association, as exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent's account at DTC prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent's message, see the discussion below under the caption "The exchange offer--book-entry transfers."

Guaranteed Delivery
Procedures...............
                       If you are a registered holder of old notes and wish to tender your old notes in the exchange offer, but

                       - the old notes are not immediately available;

                       - time will not permit your old notes or other required documents to reach the exchange agent before the expiration or termination of the exchange offer; or

                       - the procedure for book-entry transfer cannot be completed prior to the expiration or termination of the exchange offer;

                       then you may tender old notes by following the procedures described below under the caption "The exchange offer--guaranteed delivery procedures."

Special Procedures for
Beneficial Owners........
                       If you are a beneficial owner whose old notes are registered in the name of the broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your behalf, prior to completing and executing the letter of transmittal and delivering your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name, or obtain a properly completed bond power from the person in whose name the old notes are registered.

Material Federal Tax
Considerations...........
                       The exchange of the old notes for new notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion below under the caption "Certain United States federal income tax considerations" for more information regarding the tax consequences to you of the exchange offer.

Use of Proceeds..........
                       We will not receive any cash proceeds from the exchange offer.

Exchange Agent...........
                       Wachovia Bank, National Association is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption "The exchange offer--exchange agent."

Resales..................
                       Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

                       - you are acquiring the new notes in the ordinary course of your business;

                       - you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the new notes; and

                       - you are not an affiliate of ours.

                       If you are an affiliate of ours, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the new notes:

                         (1) you cannot rely on the applicable interpretations of the staff of the SEC; and

                         (2) you must comply with the registration requirements of the Securities Act in connection with any resale transaction.

                       Each broker or dealer that receives new notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale, or other transfer of the new notes issued in the exchange offer, including information with respect to any selling holder required by the Securities Act in connection with any resale of the new notes.

                       Furthermore, any broker-dealer that acquired any of its old notes directly from us:

                       - may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5,
                       1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983); and

                       - must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

                    CONSEQUENCES OF NOT EXCHANGING OLD NOTES

If you do not exchange your old notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on the certificate for your old notes. In general, you may offer or sell your old notes only:

- if they are registered under the Securities Act and applicable state securities laws;

- if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

- if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently intend to register the old notes under the Securities Act. Under some circumstances, however, holders of the old notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell new notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of the old notes by these holders. For more information regarding the consequences of not tendering your old notes and our obligations to file a shelf registration statement, see "The exchange offer--consequences of exchanging or failing to exchange old notes" and "Description of new notes--registration rights."

                      SUMMARY DESCRIPTION OF THE NEW NOTES

The terms of the new notes and those of the outstanding old notes are substantially identical, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes. In addition, if we do not consummate the exchange offer within 210 days of the original issuance of the old notes, we will be required to pay additional interest to holders of old notes until we complete the exchange offer. For a more complete understanding of the new notes, please refer to the section entitled "Description of new notes" in this prospectus.

ISSUER...................
                       Russell Corporation.

SECURITIES...............
                       Up to $250,000,000 aggregate principal amount of 9.25% Senior Notes due 2010.

MATURITY.................
                       May 1, 2010.

INTEREST PAYMENT DATES...
                       May 1 and November 1, commencing November 1, 2002.

OPTIONAL REDEMPTION......
                       The new notes will be redeemable at our option, in whole or in part, at any time on or after May 1, 2006, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to the date of redemption.

                       At any time prior to May 1, 2005, we may redeem up to 35% of the original principal amount of the new notes with the proceeds of one or more equity offerings of our common stock at a redemption price of 109.25% of the principal amount of the new notes, together with accrued and unpaid interest, if any, to the date of redemption.

GUARANTEES...............
                       The new notes will be guaranteed on a senior unsecured basis by our subsidiaries that are borrowers under, or guarantee, the new credit facility, which are all of our material domestic subsidiaries. The guarantees will be unsecured senior indebtedness of our subsidiary guarantors and will have the same ranking with respect to indebtedness of our subsidiary guarantors as the new notes will have with respect to our indebtedness.

                       Our non-guarantor subsidiaries represented approximately 6.9% and 9.6% of our net sales, approximately 6.8% and 10.8% of earnings (loss) before interest and taxes (EBIT) before special charges (as defined in this prospectus), approximately 6.2% and 9.2% of our EBITDA before special charges, approximately 9.2% and 28.8% of our income
                       (loss) before income taxes and special charges for fiscal 2001 and for the 13 weeks ended March 31, 2002, respectively, and had approximately $22.5 million of total liabilities.

RANKING..................
                       The new notes will:

                       - be unsecured;

                       - be effectively junior to our secured debt;

                       - rank equally with all of our existing and future unsecured unsubordinated debt; and

                       - be senior to any future senior subordinated or
                         subordinated debt.

                       As of June 30, 2002:

                       - we had approximately $385.7 million of total indebtedness;

                       - we had approximately $385.7 million of senior indebtedness, $128.8 million of which is secured indebtedness to which the new notes will be effectively subordinated (which amount does not include availability of approximately $79.8 million under our new credit facility); and

                       - the subsidiary guarantors had no secured indebtedness other than guarantees of amounts outstanding under the new credit facility.

                       In addition, on an as adjusted basis after giving effect to the offering of the old notes, the entering into the new credit facility, and the application of the net proceeds of the offering of the old notes and the initial borrowings under the new credit facility, the new notes and the subsidiary guarantees would have been structurally subordinated to approximately $15.8 million of current liabilities of our non-guarantor subsidiaries as of March 31, 2002.

COVENANTS................
                       We will issue the new notes under an indenture with Wachovia Bank National Association, as trustee. The indenture will, among other things, limit our ability and the ability of our restricted subsidiaries to:

                       - incur additional debt;

                       - issue redeemable stock and preferred stock;

                       - increase dividends on our common stock above specified levels;

                       - repurchase capital stock;

                       - make other restricted payments including, without limitation, investments;

                       - create liens;

                       - redeem debt that is junior in right of payment to the notes;

                       - sell or otherwise dispose of assets, including capital stock of subsidiaries;

                       - enter into agreements that restrict dividends from subsidiaries;

                       - enter into mergers or consolidations;

                       - enter into transactions with affiliates;

                       - guarantee indebtedness; and

                       - enter into sale/leaseback transactions.

                       These covenants will be subject to a number of important exceptions and qualifications. For more details, see "Description of new notes."

MANDATORY OFFERS TO
PURCHASE.................
                       Upon the occurrence of a change of control, you will have the right to require us to purchase all or a portion of your new notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase.

                       In connection with certain asset dispositions, we may be required to use the proceeds from those asset dispositions to make an offer to purchase the new notes at 100% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase if such proceeds are not otherwise used within 365 days to repay senior secured indebtedness, to repay indebtedness under our new credit facility (with a corresponding reduction in commitment) or to invest in assets related to our business.

                                  RISK FACTORS

Our business, operations and financial condition are subject to various risks. Some of these risks are described below, and you should take these risks into account, as well as the information incorporated by reference in this prospectus, before tendering your old notes in the exchange offer. This section does not describe all risks applicable to us, our industry or our business, and it is intended only as a summary of certain material factors.

                          RISKS RELATING TO THE NOTES

HOLDERS WHO FAIL TO EXCHANGE THEIR OLD NOTES WILL CONTINUE TO BE SUBJECT TO RESTRICTIONS ON TRANSFER.

If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. We do not plan to register the old notes under the Securities Act. For further information regarding the consequences of tendering your old notes in the exchange offer, see the discussions below under the captions "The exchange offer--consequences of exchanging or failing to exchange old notes" and "Certain United States federal tax considerations."

YOU MUST COMPLY WITH THE EXCHANGE OFFER PROCEDURES IN ORDER TO RECEIVE NEW, FREELY TRADABLE NOTES.

Delivery of new notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

    - certificates for old notes or a book-entry confirmation of a book-entry transfer of old notes into the Exchange Agent's account at DTC, New York, New York as a depository, including an Agent's Message (as defined in this prospectus) if the tendering holder does not deliver a letter of transmittal;

    - a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the letter of transmittal; and

    - any other documents required by the letter of transmittal.

Therefore, holders of old notes who would like to tender old notes in exchange for new notes should be sure to allow enough time for the old notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See "The exchange offer--procedures for tendering old notes" and "The exchange offer--consequences of exchanging or failing to exchange old notes."

SOME HOLDERS WHO EXCHANGE THEIR OLD NOTES MAY BE DEEMED TO BE UNDERWRITERS.

If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

YOU MAY FIND IT DIFFICULT TO SELL YOUR NOTES.

There is no existing trading market for the new notes. We do not intend to apply for listing or quotation of the new notes on any exchange. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be, nor can we make any assurances regarding the ability of New Note holders to sell their new notes, the amount of new notes to be outstanding following the exchange offer or the price at which the new notes might be sold. As a result, the market price of the new notes could be adversely affected. Historically, the market for non-investment grade debt, such as the new notes, has been subject to disruptions that have caused substantial volatility in the prices of such securities. Any such disruptions may have an adverse effect on holders of the new notes.

OUR LEVEL OF INDEBTEDNESS COULD LIMIT CASH FLOW AVAILABLE FOR OUR OPERATIONS AND COULD ADVERSELY AFFECT OUR ABILITY TO SERVICE OUR DEBT OR OBTAIN ADDITIONAL FINANCING, IF NECESSARY.

As of June 30, 2002, our total indebtedness was approximately $385.7 million, approximately $128.8 million of which was secured indebtedness. In addition, approximately $135.7 million of our indebtedness bore interest depending on LIBOR and other floating rates. Our level of indebtedness could restrict our operations and make it more difficult for us to fulfill our obligations under the new notes. Among other things, our indebtedness may:

    - limit our ability to obtain additional financing for working capital, capital expenditures, strategic acquisitions and general corporate purposes;

    - require us to dedicate all or a substantial portion of our cash flow to service our debt, which will reduce funds available for other business purposes, such as capital expenditures or acquisitions;

    - limit our flexibility in planning for or reacting to changes in the markets in which we compete;

    - place us at a competitive disadvantage relative to our competitors with less indebtedness;

    - render us more vulnerable to general adverse economic and industry conditions; and

    - make it more difficult for us to satisfy our financial obligations, including those relating to the new notes.

We and our subsidiaries may still be able to incur substantially more debt. The terms of our new credit facility, the indenture governing the new notes and the agreements governing our other indebtedness will permit additional borrowings and any such borrowings may be senior in right of payment to the new notes and the related guarantees. Our incurrence of additional debt could further exacerbate the risks described in this prospectus. The subsidiaries that guarantee the new notes are also borrowers or guarantors under the new credit facility.

OUR ABILITY TO SERVICE OUR DEBT AND MEET OUR CASH REQUIREMENTS DEPENDS ON MANY FACTORS, SOME OF WHICH ARE BEYOND OUR CONTROL.

Although there can be no assurances, we believe that the level of borrowings available to us, in addition to permitted sale/leaseback transactions combined with cash provided by our operations, will be sufficient to provide for our cash requirements. However, our ability to satisfy our obligations will depend on our future operating performance and financial results, which will be subject, in part, to factors beyond our control, such as interest rates and general economic, financial and business conditions, as well as other factors. If we are unable to generate sufficient cash flow to service our debt, we may be required to:

    - refinance all or a portion of our debt, including the new notes;

    - obtain additional financing;

    - sell certain of our assets or operations;

    - reduce or delay capital expenditures; or

    - revise or delay our strategic plans.

If we are required to take any of these actions, it could have a material adverse effect on our business, financial condition and results of operations. In addition, we cannot assure you that we would be able to take any of these actions, that these actions would enable us to continue to satisfy our capital requirements or that these actions would be permitted under the terms of our various debt instruments, including the indenture governing the new notes, then in effect.

THE COVENANTS IN OUR NEW CREDIT FACILITY AND THE INDENTURE GOVERNING THE NEW NOTES IMPOSE RESTRICTIONS THAT MAY LIMIT OUR OPERATING AND FINANCIAL FLEXIBILITY.

Our new credit facility, the indenture governing the new notes and the instruments governing our other indebtedness contain a number of significant restrictions and covenants that limit our ability and our subsidiaries' ability to:

    - incur liens and debt or provide guarantees in respect of obligations of any other person;

    - issue redeemable preferred stock and non-guarantor subsidiary preferred stock;

    - increase our common stock dividends above specified levels;

    - make redemptions and repurchases of capital stock;

    - make loans, investments and capital expenditures;

    - prepay, redeem or repurchase debt;

    - engage in mergers, consolidations and asset dispositions;

    - engage in sale/leaseback transactions and affiliate transactions;

    - change our business, amend certain debt and other material agreements, and issue and sell capital stock of subsidiaries; and

    - restrict distributions from subsidiaries.

During the second half of 2001, we obtained waivers in anticipation of exceeding various financial covenants and entered into final amendments of the terms of our principal debt agreements in January 2002 that revised these financial covenants and enabled us to comply with these covenants, as amended, as of December 29, 2001. We also secured most of our outstanding debt by a pledge of substantially all of our domestic assets and those of our material domestic subsidiaries. Borrowings under our new credit facility are secured by a pledge of the same assets since the refinancing of our existing credit facility. Although we currently expect to be able to comply with the covenants of our new credit facility in fiscal 2002, operating results below our business plan or other adverse factors, including a significant increase in interest rates, could result in our being unable to comply with our financial covenants. If we violate these covenants and are unable to obtain waivers from our lenders, our debt under these agreements would be in default and could be accelerated by our lenders. If our indebtedness is accelerated, we may not be able to repay our debt or borrow sufficient funds to refinance it. Even if we are able to obtain new financing, it may not be on commercially reasonable terms, or terms that are acceptable to us. If our expectations of future operating results are not achieved, or our debt is in default for any reason, our business, financial condition and results of operations would be materially and adversely affected. In addition, complying with these covenants may also cause us to take actions that are not favorable to holders of the new notes and may make it more difficult for us to successfully execute our business strategy and compete against companies who are not subject to such restrictions. See "Description of new notes--Limitation on indebtedness."

THE NEW NOTES ARE EFFECTIVELY SUBORDINATE TO ALL OF OUR SECURED DEBT AND IF A DEFAULT OCCURS, WE MAY NOT HAVE SUFFICIENT FUNDS TO FULFILL OUR OBLIGATIONS UNDER THE NOTES.

The new notes are general senior unsecured obligations that rank equally in right of payment with all of our existing and future unsecured and unsubordinated debt. The new notes are effectively subordinate to all of our and our subsidiary guarantor's secured debt to the extent of the value of the assets securing that debt. As of June 30, 2002, we had approximately $128.8 million of secured indebtedness to which the new notes and the related guarantees would have been effectively subordinate and approximately $79.8 million available for borrowing under the new credit facility.

In addition, the indenture governing the new notes will, subject to specified limitations, permit us to incur additional secured indebtedness and your new notes will be effectively junior to any such additional secured indebtedness we may incur. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure our secured indebtedness will be available to pay obligations on the new notes only after all such secured indebtedness has been repaid in full from such assets. Likewise, because our new credit facility will be a secured obligation, our failure to comply with the terms of the new credit facility would entitle those lenders to foreclose on substantially all of our assets which serve as collateral. In this event, our secured lenders would be entitled to be repaid in full from the proceeds of the liquidation of those assets before those assets would be available for distribution to other creditors, including holders of the new notes. Holders of these new notes will participate in our remaining assets ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the new notes, and potentially with all of our other general creditors. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the new notes then outstanding. The guarantees of the new notes will have a similar ranking with respect to secured and unsecured senior indebtedness of the subsidiaries as the new notes do with respect to our secured and unsecured senior indebtedness, as well as with respect to any unsecured obligations expressly subordinated in right of payment to the guarantees.

THE NEW NOTES WILL BE STRUCTURALLY SUBORDINATE TO ALL INDEBTEDNESS OF OUR SUBSIDIARIES THAT ARE NOT GUARANTORS OF THE NOTES.

You will not have any claim as a creditor against our subsidiaries that are not guarantors of the notes, and indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to your claims against those subsidiaries. For the fiscal year ended December 29, 2001, and for the 13 weeks ended March 31, 2002, respectively, non-guarantor subsidiaries represented approximately 6.2% and 9.2% of our EBITDA before special charges, as defined in this prospectus, approximately 6.8% and 10.8% of our EBIT before special charges and approximately 9.2% and 28.8% of our income before income taxes and special charges. At March 31, 2002, non-guarantor subsidiaries represented approximately 10.8% of our total assets (after eliminations), had approximately $15.8 million of outstanding current liabilities, including trade payables, but excluding intercompany obligations, and had approximately $22.5 million of total liabilities. In addition, the indenture will, subject to some limitations, permit these subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

WE MAY INCUR ADDITIONAL INDEBTEDNESS RANKING EQUAL TO THE NEW NOTES.

If we incur any additional indebtedness that ranks equally with the new notes, including trade payables, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you.

WE MAY BE UNABLE TO PURCHASE THE NEW NOTES UPON A CHANGE OF CONTROL.

Upon a change of control, we would be required to offer to purchase all of the new notes then outstanding for cash at 101% of the principal amount thereof plus accrued and unpaid interest. If a change of control were to occur, we may not have sufficient funds to pay the change of control purchase price and we may be required to secure third-party financing to do so. However, we may not be able to obtain such financing on commercially reasonable terms, or on terms acceptable to us, or at all. A change of control under the indenture may also result in an event of default under our new credit agreement which may cause the acceleration of our other indebtedness, in which case, we would be required to repay in full our senior secured indebtedness before we repay the new notes. Our future indebtedness may also contain restrictions on our ability to repurchase the new notes upon certain events, including transactions that could constitute a change of control under the indenture. Our failure to repurchase the new notes upon a change of control would constitute an event of default under the indenture and would have a material adverse effect on our financial condition.

The change of control provisions in the indenture may not protect you in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change in the magnitude required under the definition of change of control in the indenture to trigger our obligation to repurchase the new notes. Except as described above, the indenture does not contain provisions that permit the holders of the new notes to require us to repurchase or redeem the new notes in an event of a takeover, recapitalization or similar transaction.

A SUBSIDIARY GUARANTEE COULD BE VOIDED OR SUBORDINATED BECAUSE OF FEDERAL BANKRUPTCY LAW OR COMPARABLE FOREIGN AND STATE LAW PROVISIONS.

Our obligations under the new notes are guaranteed by our subsidiaries that are borrowers under or guarantee our new credit facility. Under the federal bankruptcy law and comparable provisions of foreign and state fraudulent transfer laws, one or more of the subsidiary guarantees could be voided, or claims in respect of a subsidiary guarantee could be subordinated to all other debts of that guarantor if, among other things the guarantor, at the time it incurred the indebtedness evidenced by its guarantee received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

    - was insolvent or rendered insolvent by reason of such incurrence; or

    - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

    - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

The measure of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

    - the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

    - the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

    - it could not pay its debts as they become due.

We cannot be sure as to the standards that a court would use to determine whether or not the guarantors were solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantee of the notes would not be voided or the guarantee of the new notes would not be subordinated to that guarantor's other debt.

If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration.

A court could thus void the obligations under the guarantee or subordinate the guarantee to the applicable guarantor's other debt or take other action detrimental to holders of the new notes.

                         RISKS RELATING TO OUR BUSINESS

WE RELY ON A FEW CUSTOMERS FOR A LARGE PORTION OF OUR NET SALES AND WE GENERALLY DO NOT HAVE ANY LONG-TERM CONTRACTS WITH ANY OF THESE CUSTOMERS.

Some of our customers are material to our business and results of operations. For fiscal 2001, Wal-Mart and its subsidiaries, our largest customer, accounted for approximately 18.7% of our net sales. Our percentage of net sales to Wal-Mart and its subsidiaries may increase as we pursue opportunities for new business with Wal-Mart's domestic and international operations and its subsidiaries, such as Sam's Club. Our top two customers accounted for approximately 27% of our 2001 net sales and our top ten customers accounted for approximately 48.7% of our 2001 net sales. Moreover, we believe that consolidation in the retail industry and the strength of our customers have given certain customers the ability to make greater demands over suppliers such as us and we expect this trend to continue. In the event this consolidation continues, our net sales and results of operations may be increasingly sensitive to a deterioration in the financial condition of, or other adverse developments with, one or more of our customers. Although we believe that our relationships with our major customers are good, we generally do not have long-term contracts with any of them, which is typical of our industry. As a result, although our customers provide indications of their product needs and purchases on a season by season basis, they generally purchase our products on an order-by-order basis and the relationship, as well as particular orders, can be terminated at any time. The loss or significant decrease in business from any of our major customers could have a material adverse effect on our business, results of operations and financial condition.

OUR PERFORMANCE COULD BE ADVERSELY AFFECTED BY DIFFICULTIES IN THE RETAIL INDUSTRY.

Historically, our industry has been subject to substantial cyclical variations due, in part, to significant changes and difficulties in the retail industry. Significant and sustained difficulties at the retail level may adversely affect the wholesale activewear sector in general and our business. In addition, a general economic slowdown in the United States economy or uncertainties regarding future economic prospects that affect consumer spending habits would have a material adverse effect on our business, results of operations and financial condition.

We supply ladies' fleece products to Kmart Corporation which accounted for approximately 3% of our 2001 net sales. Kmart filed for Chapter 11 protection under the Bankruptcy Code on January 22, 2002. In its quarterly report on Form 10-Q for the quarter ended May 1, 2002, Kmart announced that it had completed the closure of 283 stores in the United States and as a result, our sales to Kmart may decline. As of the date of Kmart's Chapter 11 filing, we had outstanding accounts receivable on 2001 orders from Kmart of approximately $12.0 million and increased our bad debt reserve with a fiscal 2001 fourth quarter charge of $6.2 million.

WE MAY FAIL TO REALIZE THE COST SAVINGS AND OTHER BENEFITS THAT WE EXPECT FROM OUR RESTRUCTURING PROGRAM AS WELL AS OTHER COST SAVINGS INITIATIVES.

In July 1998, we adopted a restructuring and reorganization program with the objectives of (1) transitioning our company from a manufacturing-driven business to a consumer focused organization that markets branded apparel products and (2) creating an efficient, low-cost operating structure with the flexibility to take advantage of future opportunities to reduce our costs. As a result of our efforts, we have realized and expect to realize additional cost savings related to our purchase of yarn and manufacturing costs as well as improved distribution efficiencies and inventory management. We cannot assure you that we will realize these additional cost savings or other benefits. Moreover, even if we realize the benefits of our restructuring program, any cost savings that we achieve may be offset by pressures from our customers to reduce prices or by higher cotton costs, higher costs associated with adding product features and higher energy costs. Our failure to realize the anticipated benefits of our restructuring program could have a material adverse effect on our business, results of operations and financial condition.

We have been reorganizing a distribution center and implementing new information systems that affect that center. As a result of data obtained through these new information systems, we increased inventory reserves during the first half of 2002. These reorganization efforts also resulted in certain start-up delays. For example, we experienced difficulties in order processing and shipping delays and incurred additional labor costs in this distribution center during the first half of fiscal 2002. We could incur additional labor costs and inventory reserves in future periods.

WE ARE DEPENDENT ON JOINT VENTURES AND OTHER THIRD-PARTIES FOR THE PURCHASE OF YARN AND OTHER RAW MATERIALS AND THE MANUFACTURE OF OUR PRODUCTS.

As a result of our restructuring and reorganization program, we purchase all of our yarn from the joint venture we established with Frontier Spinning Mills, and from our joint venture partner and other third-party suppliers. In addition, we outsource approximately 30% of our sewing and assembly requirements for our products sold in the United States and Canada, excluding socks. Our dependence upon third-parties could subject us to difficulties in obtaining timely delivery of products that meet our quality standards. Although we monitor the performance of our contractors, we cannot assure you that they will deliver our products in a timely manner or that they will meet our quality standards. In this event, failure to satisfy our customers' requirements could result in our customers canceling orders, demanding reduced prices, refusing to accept orders or reducing future orders, any of which could materially adversely affect our business, results of operations and financial condition.

We do not have long-term supply contracts for any of our raw materials other than through our joint venture with Frontier Spinning Mills. As a result, other than with respect to Frontier Yarns, either we or our suppliers or manufacturers may unilaterally terminate the relationship at any time. In addition, we also compete for quality contractors, some of which have long-standing relationships with our competitors. After an initial period of disruption, we believe there are readily available alternative sources of supply and manufacturers, however, if we are unable to secure or maintain our relationships with suppliers and manufacturers, or experience a delay in obtaining an alternative source of supply, we may not be able to fulfill our customers' requirements which could have a material adverse effect on our business, results of operations, and financial condition.

WE DEPEND UPON OUR LICENSES WITH MAJOR LEAGUE BASEBALL, HAAS OUTDOORS, LICENSING AGENTS FOR VARIOUS COLLEGES AND UNIVERSITIES AND OTHER PARTIES WITH RESPECT TO SOME OF OUR PRODUCTS.

We hold licenses to use various trademarks and other intellectual property in the promotion, distribution and sale of some of our products, such as our Major League Baseball authentic, replica and non-replica products, college and university products and apparel and Mossy Oak camouflage apparel. While the Mossy Oak license is perpetual, all of our other licenses are for fixed terms and we cannot assure you that we will be able to renew these licenses on commercially reasonable terms, or terms acceptable to us, or at all. We are currently negotiating the renewal of our Major League Baseball licenses which expire at the end of 2002. Based on our historical experience, we believe these licenses will be renewed, however, we cannot assure you that we will be successful in these efforts or which teams will be included in any renewal or that Major League Baseball will not grant additional licenses to other parties. Some of our competitors who do not currently offer Major League Baseball uniforms may seek to expand into this business and limit our license.] In the event that we default on the new credit facility, Major League Baseball may terminate the license agreement to manufacture team uniforms and authentic products.

We have two licenses with licensing agents which cover approximately 180 colleges and universities. One of these licenses automatically renews for rolling one year terms, but is subject to termination without cause, at any time, on 90 days' notice. The other license expires on February 28, 2003. We also have approximately 30 licenses directly with colleges and universities that are generally for one to two year terms and can be terminated at any time. We cannot assure you that we will be able to renew any of the licenses mentioned above on commercially reasonable terms, on terms acceptable to us or at all, or that the licensing agents or individual schools will not terminate these licenses.

There are also limitations on our Mossy Oak license, including Haas Outdoors' retained right to certain reserved licenses. In addition, our Mossy Oak license is non-exclusive for certain products, including accessories, headwear, footwear and performance products. We cannot assure you that Haas Outdoors will not grant additional licenses to other parties to market these products. If we fail to comply with the terms of the Mossy Oak license, including our obligation to make royalty payments, Haas Outdoors may terminate the license.

If our licenses are terminated or if we are unsuccessful in negotiating renewals of these licenses, our business, results of operations and financial condition could be materially and adversely affected.

OUR SUCCESS IS DEPENDENT UPON THE CONTINUED PROTECTION OF OUR TRADEMARKS AND OTHER INTELLECTUAL PROPERTY RIGHTS.

Our registered and common law trademarks have significant value and some of our trademarks are instrumental to our ability to create and sustain demand for and market our products. We cannot assure you that third-parties will not assert claims to our trademarks and other intellectual property or that we will be able to successfully resolve those claims. In addition, while we seek international protection of our intellectual property, the laws of some foreign countries may not allow us to protect our intellectual property to the same extent as the laws of the United States. In addition, we could incur substantial costs to defend legal actions taken against us relating to our use of trademarks, which could have a material adverse effect on our business, results of operations and financial condition.

THE DEMAND FOR SOME OF OUR PRODUCTS IS CYCLICAL AND DEPENDENT UPON THE STRENGTH OF THE ECONOMY.

Purchases of apparel and related merchandise tend to decline during general economic slowdowns. Many of our products, particularly our premium Russell Athletic and artwear products, are discretionary purchases. The artwear market is currently in a downturn due to decreased corporate spending and the general economic slowdown. Any substantial decline in general economic conditions could affect consumer and corporate spending habits and have an adverse effect on our business, results of operations and financial condition.

THE DEMAND FOR SOME OF OUR PRODUCTS IS SEASONAL AND SALES OF OUR CORE FLEECE PRODUCTS ARE DEPENDENT UPON THE WEATHER.

Our revenues and income are subject to seasonal variation. Typically, demand for our products is higher during the third and fourth quarters of each fiscal year. Changes in weather also affect the demand for our products, particularly our core fleece products. For example, the unseasonably warm weather experienced in the fall and winter of 2001 adversely affected the demand for some of our fleece products. Generally, we produce and store finished goods inventory to meet the expected demand, based on historical orders, our monitoring of the market, and seasonal customer commitments. If, after producing and storing inventory in anticipation of third and fourth quarter deliveries, demand is significantly less than expected, we may have to hold inventory for extended periods of time, sell excess inventory at reduced prices or write down our inventories. In those events, our results of operations would be adversely affected. Reduced demand could also result in slower production, lower plant and equipment utilization and lower fixed operating cost absorption, all of which would have a negative impact on our business, results of operations and financial condition. For example in 2001, gross margins were adversely impacted by curtailed production schedules to reduce inventory.

WE ARE SUBJECT TO RISKS RELATED TO OUR INTERNATIONAL OPERATIONS.

Our foreign operations subject us to risks customarily associated with foreign operations. As of June 2, 2002, we sold our products in more than 40 countries and have facilities in 14 foreign countries, including Australia, Honduras, Mexico, and the United Kingdom. For fiscal 2001, and for the 13 weeks ended March 31, 2002, respectively, our International Activewear segment had net sales of approximately $80.6 million and $20.7 million, representing approximately 6.9% and 9.6% of our total net sales, with the majority of these sales in Europe and Mexico. Net sales are collected in the local currency and we are exposed to the risk of changes in social, political and economic conditions inherent in operating in foreign countries, including:

    - currency fluctuations;

    - import and export license requirements;

    - trade restrictions;

    - changes in tariffs and taxes;

    - restrictions on repatriating foreign profits back to the United States;

    - foreign laws and regulations;

    - difficulties in staffing and managing international operations;

    - political unrest; and

    - disruptions or delays in shipments.

We have foreign currency exposures relating to buying, selling and financing in currencies other than our functional currencies. We also have foreign currency exposure related to foreign denominated revenues and costs translated into U.S. dollars. These exposures are primarily concentrated in the euro, British pound sterling and Mexican peso. Fluctuations in foreign currency exchange rates may affect the results of our operations and the value of our foreign assets, which in turn may adversely affect reported earnings and the comparability of period-to-period results of operations. Changes in currency exchange rates may affect the relative prices at which we and foreign competitors sell products in the same market. In addition, changes in the value of the relevant currencies may affect the cost of certain items required in our operations. We cannot assure you that management of our foreign currency exposure will protect us from fluctuations in foreign currency exchange rates. Fluctuations in foreign currency exchange rates could have a materially adverse effect on our business, results of operations and financial condition.

We are also subject to taxation in foreign jurisdictions. In addition, transactions between us and our foreign subsidiaries may be subject to United States and foreign withholding taxes. Applicable tax rates in foreign jurisdictions differ from those of the United States, and change periodically.

WE ARE DEPENDENT UPON CERTAIN MEMBERS OF OUR MANAGEMENT TEAM FOR THE DEVELOPMENT AND IMPLEMENTATION OF OUR STRATEGIES AND THE LOSS OF THEIR SERVICES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND RESULTS OF OPERATIONS.

The success of our business is materially dependent upon the continued services of certain members of our senior management, including Jack Ward, our Chairman and Chief Executive Officer, and Jonathan Letzler, our President and Chief Operating Officer. The loss of the services of Mr. Ward, Mr. Letzler or of one or more key employees could have a material adverse effect on our ability to develop and implement our strategies. The failure of our management team to effectively work together could prevent efficient decision-making, affecting product development and our sales and marketing efforts, which would negatively impact our ability to manage our business and operations. Furthermore, we cannot assure you that we will be able to attract or retain other skilled personnel in the future. While we take measures to protect our confidential information, if we were to lose a key employee, we cannot assure you that we would be able to prevent the unauthorized disclosure or use of our procedures, practices, new product development or client lists. We do not maintain key-man life insurance on our key personnel.

THE RAW MATERIALS USED TO MANUFACTURE OUR PRODUCTS ARE SUBJECT TO PRICE VOLATILITY WHICH COULD RESULT IN INCREASED COSTS.

The raw materials used to manufacture our products are subject to price volatility caused by weather, supply conditions, government regulations, economic climate and other unpredictable factors. To reduce the risk caused by market fluctuations, we have historically entered into futures contracts to hedge commodity prices, principally cotton, on portions of anticipated purchases. However, we no longer directly hold any significant hedging positions and have no intention to engage in further commodity hedging, due to the contribution of our yarn spinning assets to Frontier Yarns. The cost of cotton, however, is a pass through cost in our supply agreement with Frontier Yarns and we direct the timing and pricing of cotton purchases by the joint venture. In addition, fluctuations in petroleum prices can influence the prices of chemicals, dyestuffs and polyester yarn. The use of futures contracts also reduces our ability to take advantage of short term reductions in raw material prices. If one or more of our competitors is able to reduce their production costs by taking advantage of any reductions in raw material prices, we may face pricing pressures from such competitors and may be forced to reduce our prices or face a decline in net sales, either of which could have a materially adverse effect on our business, results of operations and financial condition.

THE APPAREL INDUSTRY IS SUBJECT TO CONSUMER PREFERENCES.

While we believe the basic nature of our products makes us less subject to style trends compared to other apparel manufacturers, the apparel industry is subject to shifting consumer demands and evolving fashion trends and our success is dependent upon our ability to anticipate and promptly respond to such changes. Failure to anticipate, identify or promptly react to changing trends, styles, or brand preferences may result in decreased demand for our products, as well as excess inventories and markdowns, which could have a material adverse effect on our business, results of operations, and financial condition. In addition, if we misjudge consumer preferences, our brand image may be significantly impaired. At the same time, while we believe it is important to manage our inventory, this focus may result in not having an adequate supply of products to meet our customers demand and cause us to lose sales.

SEVERAL LAWSUITS HAVE BEEN BROUGHT AGAINST US BY PRIVATE LITIGANTS. ANY RESULTING FINES OR DAMAGES THAT WE MIGHT HAVE TO PAY COULD HAVE A NEGATIVE EFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

We are a co-defendant in Locke, et al. v. Russell Corporation, et al. in Jefferson County, Alabama. Fifteen families who own property on Lake Martin in the Raintree Subdivision in Alexander City, Alabama, were the original plaintiffs in this case, which sought unspecified money damages for trespass and nuisance. However, ten families dropped out of the case and there are five remaining plaintiff families. In May 2002, the trial court entered summary judgment in our favor on all but one of the plaintiffs' claims. The remaining claim, which involves a private right of action for public nuisance, is set for trial on August 12, 2002. A complaint substantially identical to the one filed in the Locke case was filed on November 20, 2001, in the Circuit Court of Jefferson County, Alabama, by two residents of the Raintree Subdivision (Gould v. Russell Corporation). The trial court has entered summary judgment in our favor on all claims in that case, and the plaintiffs in the case have filed a motion to alter that determination, which remains pending. The allegations in the Locke and Gould cases are similar to those contained in a case styled Sullivan, et al. v. Russell Corporation, et al., which was resolved in our favor by a ruling by the Alabama Supreme Court in 2001. However, we cannot assure you that the Locke or Gould lawsuit, or any further such lawsuits, will be resolved in our favor. If any of these cases result in a substantial monetary judgment against us or are settled on unfavorable terms, then our results of operations, financial condition, and cash flows would be materially adversely affected.

OUR OPERATIONS ARE SUBJECT TO ENVIRONMENTAL, HEALTH AND SAFETY REGULATIONS.

Our operations are subject to increasingly stringent environmental and occupational health and safety laws and regulations, including laws and regulations relating to our generating emissions, water discharges, waste and workplace safety. Violations of environmental, health and safety requirements may result in substantial monetary penalties and criminal sanctions. We believe that compliance with those laws and regulations will not have a material adverse effect on our future rate of capital expenditures, financial condition or results of operations. However, environmental requirements have changed rapidly in recent years and are expected to evolve rapidly in the future. Future events, such as:

    - a change in existing laws and regulations;

    - the enactment of new laws and regulations;

    - a release of hazardous substances on or from our properties or any associated offsite disposal location; or

    - the discovery of contamination from prior activities at any of our properties,

may give rise to compliance costs that could have a material adverse effect on our business and financial condition. Many of our current and former properties have been used for industrial purposes for an extensive period of time. Accordingly, we could become subject to material liabilities relating to the investigation and clean-up of contaminated properties and to claims alleging personal injury or property damage.

OUR INDUSTRY IS SUBJECT TO PRICING PRESSURES THAT MAY ADVERSELY IMPACT OUR FINANCIAL PERFORMANCE.

Prices in our industry have been declining over the past several years primarily as a result of the trend to move sewing operations offshore, the introduction of new manufacturing technologies, growth of the mass retail channel of distribution, increased competition, consolidation in the retail industry and the general economic slowdown. Products sewn offshore generally cost less to make primarily because labor costs are lower. Many of our competitors also source their product requirements from developing countries to achieve a lower-cost operating environment, possibly in environments with lower-costs than our offshore operations and those manufacturers may use these cost savings to reduce prices.

To remain competitive, we must adjust our prices from time to time in response to these industry-wide pricing pressures. For example, to remain competitive, we reduced prices on our artwear products in 2001 and 2000. Our financial performance may be negatively affected by these pricing pressures if:

    - we are forced to reduce our prices and we cannot reduce our production costs; or

    - our production costs increase and we cannot increase our prices.

Pricing pressures contributed to the reduction in net sales and gross margins that we experienced in fiscal 2001.

WE FACE SIGNIFICANT COMPETITION IN ALL OF THE MARKETS IN WHICH WE OPERATE.

The apparel industry is extremely competitive. Some of our competitors are larger, more diversified and have greater financial and other resources than we do. Competition could result in reduced sales or prices, or both, which could have a material adverse effect on us. We, and other participants in our industry, face competition on many fronts, including:

    - quality of product;

    - brand recognition;

    - price;

    - product differentiation;

    - advertising; and

    - customer service.

We expect competition to intensify in each of our strategic business units. Our primary competitors in the Russell Athletic business line are Nike, Reebok, Adidas, the Champion Brand of the Sara Lee Corporation, Majestic, Rawlings and Riddell. Our primary competitors in the Mass Retail business line are the Hanes division of the Sara Lee Corporation, Fruit of the Loom, Realtree and private label and house brands. Our main competitors in the Artwear/Careerwear business line are Hanes, Fruit of the Loom, Gildan, Anvil Knitwear and VF Corporation.

We also compete with manufacturers of activewear outside the United States, which may have substantially lower costs. Our ability to remain competitive in the areas of quality, price, marketing, product development, manufacturing, distribution and order processing will, in large part, determine our future success. We cannot assure you that we will continue to compete successfully.

THE CHANGING INTERNATIONAL TRADE REGULATION AND THE ELIMINATION OF QUOTAS ON IMPORTS OF TEXTILES AND APPAREL MAY INCREASE COMPETITION IN OUR INDUSTRY. FUTURE QUOTAS, DUTIES OR TARIFFS MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We currently import yarn and/or finished garments into the majority of countries in which we sell our products. Substantially all of our import operations are subject to:

    - quotas imposed by bilateral textile agreements between the countries where our facilities are located and foreign countries; and

    - customs duties imposed by the governments where our facilities are located on imported products, including raw materials such as yarn.

In addition, the countries in which our products are manufactured or to which they are imported may from time to time impose additional new quotas, duties, tariffs, requirements as to where raw materials must be purchased, additional workplace regulations, or other restrictions on our imports or adversely modify existing restrictions. Adverse changes in these costs and restrictions could harm our business. We cannot assure you that future trade agreements will not provide our competitors an advantage over us, or increase our costs, either of which could have a material adverse effect on our business, results of operations and financial condition.

Our operations are also subject to the effects of international trade agreements and regulations such as the North American Free Trade Agreement and the Caribbean Basin Initiative, and the activities and regulations of the World Trade Organization, referred to as the WTO. Generally, such trade agreements benefit our business by reducing or eliminating the duties and/or quotas assessed on products manufactured in a particular country. However, trade agreements can also impose requirements that negatively impact our business, such as limiting the countries from which we can purchase raw materials and setting quotas on products that may be imported into the United States from a particular country. In addition, the WTO may commence a new round of trade negotiations that liberalize textile trade. The elimination of quotas on WTO member countries by 2005 and other effects of these trade agreements could result in increased competition from developing countries which historically have lower labor costs, including China and Taiwan, both of which recently became members of the WTO. This increased competition could have a material adverse effect on our business, results of operations and financial condition.

WE FACE RISKS ASSOCIATED WITH OUR ACQUISITION STRATEGY.

As part of our growth strategy, we intend to pursue selective acquisitions to further diversify our portfolio of brands and products to appeal to consumers across a broader variety of price points and to increase our ability to offer products that are counter seasonal to our core fleece products. This strategy involves risks and we cannot assure you that:

    - we will identify suitable acquisition candidates or that we will be able to finance or consummate the transactions we select;

    - any acquisitions will be profitable or be successfully integrated into our operations;

    - we will be able to retain and motivate key personnel and to retain the clients of acquired businesses;

    - any acquisitions and integrations will not divert management resources; or

    - any acquisitions and integrations will not have an adverse effect on our results of operations or financial condition.

                                USE OF PROCEEDS

We will not receive any cash proceeds from the exchange offer. Any old notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled.

                       RATIO OF EARNINGS TO FIXED CHARGES

We have calculated the ratio of earnings to fixed charges by dividing earnings by fixed charges. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes, plus fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (including capitalized interest) on debt and amortization of deferred debt issuance costs, and the portion of rental expense that is representative of the interest component.

                                FISCAL YEAR ENDED                                          13 WEEKS ENDED
---------------------------------------------------------------------------------    ---------------------------
                                                                       PROFORMA                        PROFORMA
JANUARY 3,   JANUARY 2,   JANUARY 1,   DECEMBER 30,   DECEMBER 29,   DECEMBER 29,     MARCH 31,       MARCH 31,
   1998         1999         2000          2000           2001           2001            2002            2002
                                                                                     ---------------------------
---------------------------------------------------------------------------------
   4.1x(1)   -(1)(2)         1.7x(1)       2.0x(1)    -(1)(2)        -(1)(2)             1.6x(1)     -(1)(2)

(1) On April 18, 2002, we completed a refinancing program which included the offering of the old notes and entering into our new credit facility which provides for a $300.0 million senior secured revolving credit facility and a $25.0 million senior secured term loan. We used the proceeds from the offering of the old notes, together with $132.4 million of the initial borrowings under our new credit facility to pay fees and expenses associated with the new credit facility and the offering of the old notes and to repay the outstanding balances, prepayment penalties, fees and expenses on our:

  - then existing revolving credit facility due October 14, 2004, which bore a weighted average interest rate of 4.03% at December 29, 2001; and

  - other long term indebtedness including:

    - 6.72% Notes due annually through 2002 (which bore interest at the rate of 6.97% per annum at April 18, 2002);

    - 6.65% Notes due annually 2001 through 2007 (which bore interest at the rate of 7.65% per annum at April 18, 2002);

    - 6.78% Notes due annually 2003 through 2008 (which bore interest at the rate of 7.78% per annum at April 18, 2002); and

    - Variable Rate Note due semi-annually through 2005 (which bore interest at the rate of 5.09% at December 29, 2001).

We intend to use the additional availability under our new credit facility for working capital and general corporate purposes. We recognized an extraordinary debt extinguishment loss of approximately $20.0 million ($12.6 million after tax) during the second quarter of 2002 on the termination of our then existing revolving credit facility and the early retirement of other long term indebtedness.

(2) Earnings were insufficient to cover fixed charges by approximately $10.3 million in 1998 and $86.6 million in 2001. On a proforma basis (assuming the refinancing transactions described in footnote (1) had occurred as of the beginning of fiscal year 2001), earnings would have been insufficient to cover fixed charges by approximately $94.1 million for the year ended December 29, 2001 and $3.9 million for the quarter ended March 31, 2002.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

In the following table, we provide you with our selected historical consolidated information and other operating data at the dates and for the periods indicated. The selected historical consolidated financial data for fiscal 2001, 2000 and 1999, and at December 29, 2001 and December 30, 2000, are derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected historical financial data for the 13 weeks ended April 1, 2001 and March 31, 2002 are derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. The selected historical financial data for fiscal 1998 and 1997 are derived from our audited financial statements not included in this prospectus. Our fiscal year ends on the Saturday nearest to January 1, which periodically results in a fiscal year of 53 weeks. Fiscal 2001, 2000, 1999, 1998 and 1997 ended on December 29, 2001, December 30,
2000, January 1, 2000, January 2, 1999 and January 3, 1998 respectively, and, except for fiscal 1997, which contained 53 weeks, each contained 52 weeks.

When you read this selected historical consolidated financial and other data, it is important that you read along with it the historical financial statements and related notes in our consolidated financial statements included in this prospectus, as well as "Management's discussion and analysis of financial condition and results of operations", which we are incorporating by reference.

FIVE-YEAR FINANCIAL HISTORY

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 13 WEEKS
                                                             FISCAL YEAR ENDED                                     ENDED
                                     ------------------------------------------------------------------   -----------------------
                                     JANUARY 3,   JANUARY 2,   JANUARY 1,   DECEMBER 30,   DECEMBER 29,    APRIL 1,    MARCH 31,
      (DOLLARS IN THOUSANDS)            1998         1999         2000          2000           2001          2001         2002
---------------------------------------------------------------------------------------------------------------------------------
OPERATING DATA:(1)
Net sales..........................  $1,228,198   $1,180,118   $1,148,864    $1,226,328     $1,160,925    $  240,994   $  215,825
Cost of goods sold.................     857,531      878,106      851,591       885,476        894,018       175,938      155,989
Gross margin.......................     370,667      302,012      297,273       340,852        266,907        65,056       59,836
Selling, general and
 administrative....................     252,387      246,518      217,571       229,991        226,458        53,040       48,968
Other--net.........................       1,763       37,935       31,312        45,383         94,718           957          (11)
Earnings (loss) before interest and
 taxes (EBIT)......................     116,517       17,559       48,390        65,478        (54,269)       11,059       10,879
Interest expense...................      28,165       27,824       28,060        32,401         32,324         7,448        6,694
Income (loss) before income
 taxes.............................      88,352      (10,265)      20,330        33,077        (86,593)        3,611        4,185
Provision (benefit) for income
 taxes.............................      33,904          114       11,942        18,562        (31,107)        1,372        1,557
Net (loss) income..................  $   54,448   $  (10,379)  $    8,388    $   14,515     $  (55,486)        2,239   $    2,628
CASH FLOW DATA:
Net cash flows from operating
 activities........................  $   67,694   $  170,025   $   87,294    $   97,171     $  123,946       (33,146)  $    9,021
Net cash flows from investing
 activities........................     (70,546)     (70,640)     (48,804)      (92,979)       (40,867)      (12,845)      (3,373)
Net cash flows from financing
 activities........................       4,300      (93,853)     (42,222)       (6,626)       (82,887)       47,428          826
OTHER FINANCIAL DATA:
EBITDA(2)..........................  $  190,938   $   91,927   $  112,281    $  120,123     $   (4,971)       23,960   $   22,678
EBITDA before special
 charges(1)(2).....................     190,938      174,934      183,002       185,134        139,121        26,682       22,678
Depreciation and amortization......      74,421       74,368       63,891        54,645         49,298        12,901       11,799
Capital expenditures...............      72,926       72,864       53,376        59,457         48,975        13,319        4,037
Ratio of EBITDA before special
 charges to interest expense.......        6.8x         6.3x         6.5x          5.7x           4.3x          3.6x         3.4x
Ratio of total debt to EBITDA
 before special charges............        2.2x         2.1x         2.2x          2.3x           2.6x          2.6x(3)      2.7x(3)

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 13 WEEKS
                                                             FISCAL YEAR ENDED                                     ENDED
                                     ------------------------------------------------------------------   -----------------------
                                     JANUARY 3,   JANUARY 2,   JANUARY 1,   DECEMBER 30,   DECEMBER 29,    APRIL 1,    MARCH 31,
      (DOLLARS IN THOUSANDS)            1998         1999         2000          2000           2001          2001         2002
---------------------------------------------------------------------------------------------------------------------------------
BALANCE SHEET DATA (AT END OF
 PERIOD):
Cash and cash equivalents..........  $    8,609   $   13,852   $    9,123    $    4,193     $    5,882    $    6,706   $   12,271
Working capital....................     501,431      435,819      460,041       471,414        401,816       519,689      416,765
Total assets.......................   1,247,962    1,153,564    1,153,131     1,153,160        995,170     1,192,207    1,005,357
Total debt.........................     421,341      368,165      399,279       423,482        356,394       474,084      360,752
Total stockholders' equity.........     665,602      614,771      549,342       525,940        454,231       520,530      455,516
Total capitalization(4)............   1,086,943      982,936      948,621       949,422        810,625       994,614      816,268
-----------------------------------------------------------------------------------------------------------

(1) Fiscal 1998, 1999, 2000 and 2001 include pre-tax charges of $83.0 million, $70.7 million, $65.0 million and $144.1 million respectively, associated with restructuring, asset impairment and other unusual charges. The pre-tax charge of $83.0 million in fiscal 1998 includes $75.0 million in restructuring, asset impairment and other unusual charges and $8.0 million related to retirement and subsequent replacement of our chairman, president and chief executive officer, which was not an element of our restructuring and reorganization plan commenced in 1998. This $8.0 million charge is included in selling, general and administrative expenses. See "Management's discussion and analysis of financial condition and results of operation--Restructuring, asset impairment and other unusual charges (special charges)" in our Annual Report on Form 10-K which we are incorporating by reference, and footnote 9 to the consolidated financial statements.

(2) EBITDA is calculated by adding back to net (loss) income interest, taxes, depreciation and amortization. EBITDA before special charges excludes all of the charges described in footnote (1). EBITDA and EBITDA before special charges are presented here as a measure of our debt service ability, not our operating results. EBITDA and EBITDA before special charges should not be considered in isolation, as a substitute for net income or cash flow from operations prepared in accordance with accounting principles generally accepted in the United States of America or as a measure of our profitability or liquidity. EBITDA and EBITDA before special charges as presented by us may not be comparable to other similarly titled measures used by other companies.

(3) EBITDA is calculated using trailing twelve months.

(4) Total capitalization includes total debt and total stockholders' equity.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

Subject to terms and conditions, we will accept for exchange old notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New
York City time,        , 2002. We may, however, in our sole discretion, extend
the period of time during which the exchange offer is open. The term "Expiration Date" means the latest time and date to which the exchange offer is extended.

As of the date of this prospectus, $250 million principal amount of old notes are outstanding. This prospectus, together with the letter of transmittal, is being sent to all holders of old notes known to us. Our obligation to accept old notes for exchange pursuant to the exchange offer is subject to certain obligations as set forth under "--Conditions to the exchange offer."

We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and delay acceptance for exchange of any old notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

Old notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple thereof.

We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes, upon the occurrence of any of the conditions of the exchange offer specified under "--Conditions to the exchange offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OLD NOTES

The tender to us of old notes by you as set forth below and our acceptance of the old notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender old notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent's message in lieu of such letter of transmittal, to Wachovia Bank, National Association, as exchange agent, at the address set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either:

    - certificates for such old notes must be received by the exchange agent along with the letter of transmittal, or

    - a timely confirmation of a book-entry transfer (a "book-entry confirmation") of such old notes, if such procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described beginning on page 34 must be received by the exchange agent, prior to the Expiration Date, with the letter of transmittal or an agent's message in lieu of such letter of transmittal, or the holder must comply with the guaranteed delivery procedures described below.

The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk, If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

    - by a holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

    - for the account of an Eligible Institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an "Eligible Institution"). If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an Eligible Institution.

We or the exchange agent in our sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our judgment or our counsel's, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer). Our or the exchange agent's interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the Expiration Date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the old notes.

If the letter of transmittal or any old notes or powers of attorneys are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

By tendering old notes, you represent to us that, among other things:

    - the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder; and

    - neither the holder nor such other person has any arrangement or understanding with any person, to participate in the distribution of the new notes.

In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in or does not intend to engage in a distribution of the new notes.

If you are our "affiliate," as defined under Rule 405 under the Securities Act, and engage in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of such new notes to be acquired pursuant to the exchange offer, you or any such other person:

    - could not rely on the applicable interpretations of the staff of the SEC; and

    - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of distribution." The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the Expiration Date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See "--Conditions to the exchange offer." For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

The holder of each Old Note accepted for exchange will receive a New Note in the amount equal to the surrendered Old Note. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes. Holders of new notes will not receive any payment in respect of accrued interest on old notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer.

In all cases, issuance of new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

    - certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at DTC,

    - a properly completed and duly executed letter of transmittal or an agent's message in lieu thereof, and

    - all other required documents.

If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the exchange offer.

BOOK-ENTRY TRANSFERS

For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent's message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under "--Exchange agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

If you desire to tender your old notes and your old notes are not immediately available, or time will not permit your old notes or other required documents to reach the exchange agent before the Expiration Date, a tender may be effected if:

    - prior to the Expiration Date, the exchange agent received from such Eligible Institution a notice of guaranteed delivery, substantially in the form we provide (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth your name and address, the amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by such Eligible Institution with the exchange agent, and

    - the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

You may withdraw your tender of old notes at any time prior to the Expiration Date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth under "--Exchange agent." This notice must specify:

    - the name of the person having tendered the old notes to be withdrawn,

    - the old notes to be withdrawn (including the principal amount of such old notes), and

    - where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution, unless such holder is an Eligible Institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

We or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such old notes will be credited to an account maintained with DTC for the old notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under "--Procedures for tendering old notes" above at any time on or prior to the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if any of the following events occur prior to acceptance of such old notes: (i) the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC; (ii) an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our or any Subsidiary Guarantor's ability to proceed with the exchange offer; (iii) we shall not have received all governmental approvals that we deem necessary to consummate the exchange offer; or (iv) there has been proposed, adopted, or enacted any law, statute, rule or regulation that, in our reasonable judgment, would materially impair our ability to consummate the exchange offer. The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order is threatened or in effect with respect to the Registration Statement, of which this prospectus constitutes a part, or the qualification of the Indenture under the Trust Indenture Act.

EXCHANGE AGENT

Wachovia Bank, National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

              Wachovia Bank, National Association, Exchange Agent

           By Registered or Certified Mail, Overnight Delivery after
                       4:30 p.m. on the Expiration Date:
                      Wachovia Bank, National Association
                          Customer Information Center
                           Corporate Trust Operations
                        1525 West W.T. Harris Boulevard
                              Charlotte, NC 28262
                                   3C3 NC1153
                               Attn: Marsha Rice

                             For Information Call:
                                 (704) 590-7413

                           By Facsimile Transmission
                       (for Eligible Institutions only):
                                 (704) 590-7628

                             Confirm by Telephone:
                                 (704) 590-7413

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

FEES AND EXPENSES

The principal solicitation is being made by mail by Wachovia Bank, National Association, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the Indenture relating to the new notes, filing fees, blue sky fees and printing and distribution expenses. We estimate these expenses in the aggregate to be approximately $270,000. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees and by persons so engaged by the exchange agent.

ACCOUNTING TREATMENT

We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the new notes.

TRANSFER TAXES

You will not be obligated to pay any transfer taxes in connection with the tender of old notes in the exchange offer unless you instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax.

CONSEQUENCES OF EXCHANGING OR FAILING TO EXCHANGE OLD NOTES

If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the Indenture relating to the notes regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your certificates. These transfer restrictions are required because the old notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act.

Under existing interpretations of the Securities Act by the SEC's staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the new notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of new notes, as set forth below. However, any purchaser of new notes who is one of our "affiliates" (as defined in Rule 405 under the Securities Act) or who intends to participate in the exchange offer for the purpose of distributing the new notes:

    - will not be able to rely on the interpretation of the SEC's staff;

    - will not be able to tender its old notes in the exchange offer; and

    - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the new notes unless such sale or transfer is made pursuant to an exemption from such requirements. See "Plan of Distribution."

We do not intend to seek our own interpretation regarding the exchange offer and there can be no assurance that the SEC's staff would make a similar determination with respect to the new notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of distribution."

                            DESCRIPTION OF NEW NOTES

We will issue the new notes under the Indenture dated as of April 18, 2002 (the "Indenture") among us, the Subsidiary Guarantors and Wachovia Bank, National Association, as trustee (the "Trustee"). This is the same Indenture under which the old notes were issued. The terms of the new notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Indenture is unlimited in aggregate principal amount, although the issuance of notes in this offering will be limited to $250.0 million. We may issue an unlimited principal amount of additional notes having identical terms and conditions as the Notes (the "Additional Notes"). We will only be permitted to issue such Additional Notes if at the time of such issuance, we were in compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the new notes that we are currently offering and will vote on all matters with the holders of the new notes.

This description of new notes is intended to be a useful overview of the material provisions of the new notes, the Subsidiary Guarantees and the Indenture. Since this description is only a summary, you should refer to the Indenture for a complete description of the obligations of the Company, the Subsidiary Guarantors and your rights.

You will find the definitions of capitalized terms used in this description under the heading "Certain definitions." For purposes of this description, references to "the Company", "we", "our" and "us" refer only to Russell Corporation and not to its Subsidiaries.

GENERAL

NEW NOTES VERSUS THE OLD NOTES

The new notes are substantially identical to the old notes except that the transfer restrictions and registration rights provisions do not apply to the new notes.

THE NEW NOTES

The new notes:

    - are general unsecured, senior obligations of the Company;

    - will be effectively subordinated to all of our secured debt;

    - will be senior to all of our existing and future Subordinated Debt;

    - will be effectively subordinated to all liabilities (including trade payables) of each Subsidiary of the Company that is not a Subsidiary Guarantor;

    - are limited to an aggregate principal amount of $250.0 million, subject to our ability to issue Additional Notes;

    - mature on May 1, 2010;

    - will be issued in denominations of $1,000 and integral multiples of $1,000;

    - will be represented by one or more registered Notes in global form, but in certain circumstances may be represented by Notes in definitive form. See "Book-entry, delivery and form";

    - are unconditionally guaranteed on a senior basis by each Restricted Subsidiary of the Company that is a borrower under the Senior Credit Agreement or is a guarantor thereunder. See "Subsidiary guarantees"; and

    - are expected to be eligible for trading in the PORTAL market.

INTEREST

Interest on the new notes will:

    - accrue at the rate of 9.25% per annum;

    - accrue from the date of original issuance or if interest has already been paid, from the most recent interest payment date;

    - be payable in cash semi-annually in arrears on May 1 and November 1, commencing on November 1, 2002;

    - be payable to the holders of record on the April 15 and October 15 immediately preceding the related interest payment dates; and

    - be computed on the basis of a 360-day year comprised of twelve 30-day months.

PAYMENTS ON THE NOTES; PAYING AGENT AND REGISTRAR

We will pay principal of, premium, if any, and interest on the new notes at the office or agency designated by the Company in the Borough of Manhattan, The City of New York, except that we may, at our option, pay interest on the new notes by check mailed to holders of the new notes at their registered address as it appears in the Registrar's books. We have initially designated the corporate trust office of the Trustee in New York, New York to act as our Paying Agent and Registrar. We may, however, change the Paying Agent or Registrar without prior notice to the holders of the new notes, and the Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

We will pay principal of, premium, if any, and interest on, new notes in global form registered in the name of or held by the Depository Trust Company or its nominee in immediately available funds to the Depository Trust Company or its nominee, as the case may be, as the registered holder of such global Note.

TRANSFER AND EXCHANGE

A holder of new notes may transfer or exchange new notes at the office of the Registrar in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of new notes, but the Company may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charges or fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any new note selected for redemption. Also, the Company is not required to transfer or exchange any new note for a period of 15 days before a selection of new notes to be redeemed.

The registered holder of a new note will be treated as the owner of it for all purposes.

OPTIONAL REDEMPTION

Except as described below, the new notes are not redeemable until May 1, 2006. On and after May 1, 2006, the Company may redeem all or, from time to time, a part of the new notes upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the new notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on May 1, of the years indicated below:

-------------------------------------------------------------------------
YEAR                                                           PERCENTAGE
-------------------------------------------------------------------------
2006........................................................    104.6250%
2007........................................................    102.3125%
2008 and thereafter.........................................    100.0000%
-------------------------------------------------------------------------

Notwithstanding the foregoing, prior to May 1, 2005, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the new notes with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 109.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

    (1) at least 65% of the original aggregate principal amount of the new notes remains outstanding after each such redemption; and

    (2) the redemption occurs within 90 days after the closing of such Equity Offering.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the new note is registered at the close of business on such record date, and no additional interest will be payable to holders whose new notes will be subject to redemption by the Company.

In the case of any partial redemption, the Trustee will select the new notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the new notes are listed or, if the new notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no new note of $1,000 in original principal amount or less will be redeemed in part. If any new note is to be redeemed in part only, the notice of redemption relating to that new note will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original new note. Notices of any redemption shall be mailed by first class mail at least 30 but not more than 60 days prior to the redemption date to each holder of new notes to be redeemed at its registered address. If money sufficient to pay the redemption price of and any accrued interest on the new notes (or portions thereof) to be redeemed are deposited with the Paying Agent on the redemption date, interest shall cease to accrue on such new notes (or portions thereof) called for redemption.

MANDATORY REDEMPTION

The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the new notes.

RANKING

The new notes will be general unsecured obligations of the Company that rank senior in right of payment to all existing and future Indebtedness that is expressly subordinated in right of payment to the new notes. The new notes will rank equally in right of payment with all existing and future liabilities of the Company that are not so subordinated and will be effectively subordinated to all of our Secured Indebtedness. In the event of bankruptcy, liquidation, reorganization or other winding up of the Company or its Subsidiary Guarantors or upon a default in payment with respect to, or the acceleration of, any Indebtedness under the Senior Credit Agreement or other Secured Indebtedness, the assets of the Company and its Subsidiary Guarantors that secure Secured Indebtedness will be available to pay obligations on the new notes and the Subsidiary Guarantees only after all Indebtedness under the Senior Credit Agreement and other Secured Indebtedness has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the new notes and the Subsidiary Guarantees then outstanding.

SUBSIDIARY GUARANTEES

The Company's obligations under the Indenture and the new notes will be jointly and severally, unconditionally guaranteed on an unsecured senior basis by the Company's existing and future Restricted Subsidiaries that are borrowers under, or that guarantee obligations under, the Senior Credit Agreement. The obligations of Subsidiary Guarantors under the Subsidiary Guarantees will rank senior in right of payment to other Indebtedness of such Subsidiary Guarantor that is expressly subordinated in right of payment to the Subsidiary Guarantee. The Subsidiary Guarantees will rank equally in right of payment with all existing and future senior unsecured Indebtedness of the Subsidiary Guarantors that is not so subordinated and will be effectively subordinated to all Secured Indebtedness of such Subsidiary Guarantor.

At June 30, 2002, outstanding Indebtedness of the Company and the Subsidiary Guarantors was $378.8 million, $128.8 million of which was secured.

Although the Indenture will limit the amount of indebtedness that the Company and the Restricted Subsidiaries may incur, such indebtedness may be substantial and all of it may be Indebtedness of Subsidiary Guarantors. To a lesser extent, the Company's Subsidiaries that are not Subsidiary Guarantors may also Incur additional Indebtedness.

The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

In the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction to a Person which is not the Company or a Restricted Subsidiary of the Company (other than a Receivables Entity), such Subsidiary Guarantor will be released from its obligations under its Subsidiary Guarantee if:

    (1) the sale or other disposition is in compliance with the Indenture, including the covenants "--Limitation on sales of assets and subsidiary stock", "--Limitation on sales of capital stock of restricted subsidiaries" and "--Restricted payments"; and

    (2) all the obligations of such Subsidiary Guarantor under the Senior Credit Agreement and any other agreements relating to any other indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction.

In addition, a Subsidiary Guarantor will be released from its obligations under the Indenture, the Subsidiary Guarantee and the Registration Rights Agreement:

    (1) if the Company designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the Indenture;

    (2) upon the legal defeasance or covenant defeasance of the Notes as described under the section entitled "Defeasance"; or

    (3) upon the release of such Subsidiary Guarantor from its Guarantee of the Company's and other Restricted Subsidiaries' obligations under the Senior Credit Agreement; provided that a Subsidiary Guarantor shall not be released from its Subsidiary Guarantee if (x) it is a borrower under the Senior Credit Agreement, (y) it has Incurred in excess of $2.0 million of Indebtedness that remains outstanding or (z) after giving effect to the release of such Subsidiary Guarantor from its Subsidiary Guarantee the aggregate outstanding Indebtedness of Restricted Subsidiaries that have been released from their respective Subsidiary Guarantees would be in excess of $25.0 million. Notwithstanding the foregoing, a Restricted Subsidiary that previously was released from its Subsidiary Guarantee that becomes an obligor or issues a Guarantee of obligations under the Senior Credit Agreement shall reexecute a Subsidiary Guarantee in accordance with "Certain covenants--Future subsidiary guarantors."

Russell Co-op shall not be permitted to be discharged from its Subsidiary Guarantee in accordance with the preceding paragraph except in the event all other Subsidiary Guarantors have been released from their respective Subsidiary Guarantees.

CHANGE OF CONTROL

If a Change of Control occurs, each registered holder of new notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's new notes at a purchase price in cash equal to 101% of the principal amount of the new notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that notwithstanding the foregoing, the Company shall not be obligated to repurchase the new notes pursuant to this covenant if the Company has exercised its right to redeem all of the new notes pursuant to the terms of "Optional redemption."

Within 30 days following any Change of Control, the Company will mail a notice (the "Change of Control Offer") to each registered holder with a copy to the Trustee stating:

    (1) that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder's new notes at a purchase price in cash equal to 101% of the principal amount of such new notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the "Change of Control Payment");

    (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); and

    (3) the procedures and instructions determined by the Company, consistent with the Indenture, that a holder must follow in order to have its Notes repurchased.

On the Change of Control Payment Date, the Company will, to the extent lawful:

    (1) accept for payment all new notes or portions of new notes (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

    (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all new notes or portions of new notes so tendered; and

    (3) deliver or cause to be delivered to the Trustee the new notes so accepted together with an Officers' Certificate stating the aggregate principal amount of new notes or portions of new notes being purchased by the Company.

The paying agent will promptly mail to each holder of new notes so tendered the Change of Control Payment for such new notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the new notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a new note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders to require that the Company repurchase or redeem the new notes in the event of a takeover, recapitalization or similar transaction.

Prior to mailing a Change of Control Offer, and as a condition to such mailing, the Company shall (i) obtain the requisite consent of holders of each issue of Indebtedness issued under an indenture or other agreement that may be violated by the payment of the Change of Control Offer and obtain waivers to any event of default caused by the Change of Control or (ii) the Company will repay all outstanding Indebtedness issued under an indenture or other agreement that may be violated by a payment to the holders of new notes under a Change of Control Offer or the Company must offer to repay all such Indebtedness, and make payment to the holders of such Indebtedness that accept such offer and obtain waivers of any event of default from the remaining holders of such Indebtedness. The Company covenants to effect such repayment or obtain such consent and waiver within 30 days following any Change of Control, it being a Default of the Change of Control provision of the Indenture if the Company fails to comply with such covenant. A Default under the Indenture will result in a cross-default under the Senior Credit Agreement.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all new notes validly tendered and not withdrawn under such Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

The Company's ability to repurchase new notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control may constitute a default under the Senior Credit Agreement. In addition, certain events that may constitute a change of control under the Senior Credit Agreement and cause a default thereunder may not constitute a Change of Control under the Indenture. Future Indebtedness of the Company and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of "Change of Control" includes a disposition of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries taken as a whole to any Person. Although there is a limited body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of new notes may require the Company to make an offer to repurchase the Notes as described above.

CERTAIN COVENANTS

LIMITATION ON INDEBTEDNESS

The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and the Subsidiary Guarantors may Incur Indebtedness if on the date thereof:

    (1) the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.50 to 1.00; and

    (2) no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness.

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

    (1) Indebtedness of the Company and its Subsidiary Guarantors Incurred pursuant to the Senior Credit Agreement together with the principal component of amounts outstanding under Qualified Receivables Transactions in an aggregate principal amount not to exceed the greater of (a) the Borrowing Base and (b)(x) $375.0 million less (y) the aggregate principal amount of all repayments with the proceeds from Asset Dispositions;

    (2) the Subsidiary Guarantees and other Guarantees by the Subsidiary Guarantors of Indebtedness Incurred in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Subsidiary Guarantee;

    (3) Indebtedness of the Company owing to and held by any Restricted Subsidiary (other than a Receivables Entity) or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary (other than a Receivables Entity), provided, however;

     (a) if the Company is the obligor on such Indebtedness extended by a Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the new notes; and

     (b) (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity) of the Company; and

        (ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity) of the Company,

     shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

    (4) Indebtedness represented by (a) the new notes issued on the Issue Date,
    (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (6), (8), (9), (10) and (13)) outstanding on the Issue Date and
    (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clause (5) or Incurred pursuant to the first paragraph of this covenant;

    (5) Indebtedness of a Subsidiary Guarantor Incurred and outstanding on the date on which such Subsidiary Guarantor was acquired by the Company (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Subsidiary Guarantor became a Subsidiary Guarantor or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided however, that at the time such Subsidiary Guarantor is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (5);

    (6) Indebtedness under Currency Agreements and Interest Rate Agreements; provided that in the case of Currency Agreements, such Currency Agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business or in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and substantially correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of the Indenture;

    (7) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations with respect to assets other than Capital Stock or other Investments, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements of property or assets used in the business of the Company or such Restricted Subsidiaries, in an aggregate principal amount not to exceed $15.0 million at any time outstanding;

    (8) Indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

    (9) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

    (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of Incurrence;

    (11) Any new notes or Subsidiary Guarantees issued in exchange for old notes or Subsidiary Guarantees pursuant to the Registration Rights Agreement;

    (12) Indebtedness Incurred in connection with the Excluded Sale/Leasebacks in an aggregate principal amount at any one time not to exceed $35.0 million;

    (13) Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) the Foreign Borrowing Base and (y) $25.0 million; and

    (14) in addition to the items referred to in clauses (1) through (13) above, Indebtedness of the Company and its Subsidiary Guarantors in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (14) and then outstanding, will not exceed $25.0 million.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this covenant:

    (1) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and only be required to include the amount and type of such Indebtedness in one of such clauses, and the Company will be entitled, at the time of such Incurrence, to divide and classify an item of Indebtedness into one or more types of Indebtedness described herein, and the Company may reclassify any such Indebtedness between clauses (1) and (14) of the second paragraph of this covenant, between clauses (7) and (14) of the second paragraph of this covenant and between clauses (13) and (14) of the second paragraph of this covenant to the extent such Indebtedness could be Incurred pursuant to such clause at the time of such reclassification;

    (2) all Indebtedness outstanding on the date of the Indenture under the Senior Credit Agreement shall be deemed outstanding under clause (1) of the second paragraph of this covenant;

    (3) all amounts outstanding under Qualified Receivables Transactions on the date of the Indenture shall be deemed outstanding under clause (1) of the second paragraph of this covenant;

    (4) all amounts outstanding under credit arrangements of Foreign Subsidiaries on the date of the Indenture shall be deemed outstanding under clause (13) of the second paragraph of this covenant; and

    (5) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value of the Indebtedness in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this "Limitation on indebtedness" covenant, the Company shall be in Default of this covenant).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

LIMITATION ON RESTRICTED PAYMENTS

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

    (1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

       (a) dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock; and

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

       (b) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis);

    (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

    (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase, redemption, defeasance or other acquisition of Subordinated Obligations or Guarantor Subordinated Obligations in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or acquisition); or

    (4) make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses
(1) through (4) shall be referred to herein as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment:

    (a) a Default shall have occurred and be continuing (or would result therefrom); or

    (b) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph under the "Limitation on indebtedness" covenant after giving effect, on a pro forma basis, to such Restricted Payment; or

    (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of:

       (i) 50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the first fiscal quarter commencing prior to the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

       (ii) 100% of the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan option plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid on or prior to the date of determination);

       (iii) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange, plus the amount of cash received by the Company upon such conversion or exchange); and

       (iv) the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

           (A) repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary of the Company; or

           (B) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income.

The provisions of the preceding paragraph will not prohibit:

    (1) any purchase, retirement, prepayment, defeasance or redemption of Capital Stock or Subordinated Obligations of the Company or Guarantor Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid on or prior to the date of determination); provided, however, that (a) such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale will be excluded from clause
    (c)(ii) of the preceding paragraph;

    (2) any purchase, retirement, prepayment, defeasance or redemption of Subordinated Obligations of the Company or Guarantor Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or Guarantor Subordinated Obligations, as the case may be, that qualifies as Refinancing Indebtedness; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

    (3) so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations from Net Available Cash to the extent permitted under "--Limitation on sales of assets and subsidiary stock" below; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

    (4) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

    (5) so long as no Default or Event of Default has occurred and is continuing,

       (a) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary of the Company or any parent of the Company held by any existing or former employees or management of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause will not exceed $1.0 million in the aggregate during any calendar year and $5.0 million in the aggregate for all such redemptions and repurchases; provided, however, that the amount of any such repurchase or redemption will be included in subsequent calculations of the amount of Restricted Payments; and

       (b) loans or advances to employees or directors of the Company or any Subsidiary of the Company, in an aggregate amount not in excess of $2.0 million at any one time outstanding; provided, however, that the amount of such loans and advances will be included in subsequent calculations of the amount of Restricted Payments;

    (6) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of the Indenture to the extent such dividends are included in the definition of "Consolidated Interest Expense"; provided, that the payment of such dividends will be excluded from the calculation of Restricted Payments;

    (7) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

    (8) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of Subordinated Obligations at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations in the event of a Change of Control pursuant to a provision similar to the "Change of control" provision above; provided, however, that prior to any such repurchase, the Company has made a Change of Control Offer as provided in "Change of control" above with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer; provided, however, that any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value of Subordinated Obligations pursuant to this clause (8) will be excluded in subsequent calculations of the amount of Restricted Payments;

    (9) the declaration and payment of dividends on the Company's common stock, par value $0.01 per share (the "Common Stock"), in an amount not to exceed the greater of (a) $0.16 per share in any fiscal year, which amount will be reduced to reflect any subdivision of the Common Stock by means of a stock split, stock dividend or otherwise, or (b) $5.25 million in the aggregate in any fiscal year; provided that at the time of declaration of such dividend
    (x) no Default or Event of Default has occurred and is continuing, and (y) the Company is able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the "Limitation on indebtedness" covenant; provided further that the payment of such dividends will be included in subsequent calculations of the amount of Restricted Payments; or

    (10) Restricted Payments, not otherwise described in clauses (1) through (9) above, in an amount not to exceed $7.5 million; provided that the amount of such Restricted Payments will be included in the calculation of the amount of Restricted Payments.

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

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors acting in good faith, whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal, financial advisory, or investment banking firm of national standing if such fair market value is estimated to exceed $25.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

LIMITATION ON LIENS

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock), whether owned on the date of the Indenture or acquired after that date, securing any Indebtedness, unless contemporaneously with the Incurrence of the Liens, effective provision is made to secure the Indebtedness due under the Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary's property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

LIMITATION ON SALE/LEASEBACK TRANSACTIONS

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/ Leaseback Transaction unless:

    (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale/Leaseback Transaction at least equal to the fair market value (as evidenced by a resolution of the Board of Directors of the Company) of the property subject to such transaction;

    (2) the Company or such Restricted Subsidiary could have Incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale/Leaseback Transaction pursuant to the covenant described under "--Limitation on indebtedness";

    (3) the Company or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/Leaseback Transaction without securing the new notes by the covenant described under "--Limitation on liens"; and

    (4) the Sale/Leaseback Transaction is treated as an Asset Disposition and all of the conditions of the Indenture described under "--Limitation on sale of assets and subsidiary stock" (including the provisions concerning the application of Net Available Cash) are satisfied with respect to such Sale/Leaseback Transaction.

Notwithstanding the foregoing, the foregoing subparagraphs (1) - (4) shall not apply to the Excluded Sale/Leasebacks.

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

LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES

The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

    (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary;

    (2) make any loans or advances to the Company or any Restricted Subsidiary;
    or

    (3) transfer any of its property or assets to the Company or any Restricted Subsidiary.

The preceding provisions will not prohibit:

     (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of the Indenture, including, without limitation, the Indenture, the old notes, the new notes, the Subsidiary Guarantees and the Senior Credit Agreement in effect on such date;

     (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction) and outstanding on such date;

     (iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are not materially less favorable, taken as a whole, to the holders of the new notes than the encumbrances and restrictions contained in such agreements referred to in clauses (i) or (ii) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

     (iv) in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

        (a) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

        (b) contained in mortgages, pledges, security agreements or other Liens permitted under the Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges, security agreements or other Liens; or

        (c) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

     (v) purchase money obligations for property acquired in the ordinary course of business consistent with past practice that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

     (vi) any Purchase Money Note or other Indebtedness or contractual requirements incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Directors, are necessary to effect such Qualified Receivables Transaction;

     (vii) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

     (viii) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

     (ix) provisions with respect to the distribution of assets or property or joint venture interests in joint venture agreements and other similar agreements that are customary for such agreements; and

     (x) restrictions on cash or other deposits of net worth imposed by customers in contracts entered into in the ordinary course of business.

LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

    (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of contractually agreeing to such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

    (2) at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

    (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

     (a) first, to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase Secured Indebtedness (other than Disqualified Stock or Subordinated Obligations) of the Company or Secured Indebtedness (other than any Preferred Stock or Guarantor Subordinated Obligations) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) or the Senior Credit Agreement (whether the Senior Credit Agreement is secured or unsecured) within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repurchase or repayment of Indebtedness pursuant to this clause
     (a), the Company or such Restricted Subsidiary will retire such Indebtedness, and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or repurchased; and

     (b) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (a), to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, that, investments in Additional Assets made within 60 days preceding the Asset Disposition will be deemed to be an investment in Additional Assets.

Clauses (1) and (2) above shall not be applicable to Assets Held for Sale.

Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds." On the 366th day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will be required to make an offer ("Asset Disposition Offer") to all holders of new notes and to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes"), to purchase the maximum principal amount of new notes and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the new notes and Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in integral multiples of $1,000. To the extent that the aggregate amount of new notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any other purpose which is not expressly prohibited by the Indenture, including, but not limited to the purchase of Subordinated Obligations and Guarantor Subordinated Obligations. If the aggregate principal amount of new notes surrendered by holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the new notes and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered new notes and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five Business Days after the termination of the Asset Disposition Offer Period (the "Asset Disposition Purchase Date"), the Company will purchase the principal amount of new notes and Pari Passu Notes required to be purchased pursuant to this covenant (the "Asset Disposition Offer Amount") or, if less than the Asset Disposition Offer Amount has been so validly tendered, all new notes and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a new note is registered at the close of business on such record date, and no additional interest will be payable to holders of the new notes who tender new notes pursuant to the Asset Disposition Offer.

On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of new notes and Pari Passu Notes or portions of new notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all new notes and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. The Company will deliver to the Trustee an Officers' Certificate stating that such new notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering holder of new notes or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the new notes or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new note, and the Trustee, upon delivery of an Officers' Certificate from the Company will authenticate and mail or deliver such new note to such holder, in a principal amount equal to any unpurchased portion of the new note surrendered; provided that each such new note will be in a principal amount of $1,000 or an integral multiple of $1,000. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any new note not so accepted will be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

For the purposes of this covenant, the following will be deemed to be cash:

    (1) the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Company or Indebtedness (other than Guarantor Subordinated Obligations or Preferred Stock) of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (a) above); and

    (2) securities, notes or other obligations received by the Company or any Restricted Subsidiary of the Company from the transferee that are converted within 90 days by the Company or such Restricted Subsidiary into cash.

The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any conflict.

LIMITATION ON AFFILIATE TRANSACTIONS

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless:

    (1) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained by the Company or the relevant Restricted Subsidiary in a comparable transaction at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

    (2) in the event such Affiliate Transaction involves aggregate consideration in excess of $10.0 million, the terms of such transaction have been approved by a majority of the members

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    of the Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

    (3) in the event such Affiliate Transaction involves aggregate consideration in excess of $25.0 million, the Company has received a written opinion from an accounting, appraisal, financial advisory or investment banking firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate.

The preceding paragraph will not apply to:

    (1) any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to the Indenture;

    (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or its Restricted Subsidiaries in the ordinary course of business or approved by a majority of the disinterested members of the Board of Directors of the Company, or indemnification pursuant to the Company's or a Restricted Subsidiary's charter or by-laws or applicable corporate law, to or with officers, directors or employees of the Company and its Restricted Subsidiaries;

    (3) loans or advances to employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business or approved by a majority of the disinterested members of the Board of Directors of the Company;

    (4) any transaction between the Company and a Restricted Subsidiary (other than a Receivables Entity) or between Restricted Subsidiaries (other than a Receivables Entity);

    (5) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Restricted Subsidiary of the Company, or the payment of any director's and officer's insurance premiums;

    (6) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement or arrangement in existence on the Issue Date to which the Company or any of its Restricted Subsidiaries is a party on the Issue Date and identified on a schedule to the Indenture on the Issue Date, as these agreements may be amended, modified or supplemented from time to time; provided, however, that any future amendment, modification or supplement entered into after the Issue Date will be permitted to the extent that its terms are not materially less favorable to the Company or its Restricted Subsidiaries than the terms of the agreements or arrangements in effect on the Issue Date;

    (7) sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Entity in a Qualified Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction;

    (8) any merger between or among the Company or any of its Restricted Subsidiaries for the purpose of reincorporating the Company or the Restricted Subsidiary;

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    (9) sales or purchases of products or materials or the rendering of services in the ordinary course of business and on terms at least as favorable as might have reasonably been obtained from an unaffiliated party;

    (10) the granting or performance of registration rights under a written agreement and approved by the Board of Directors of the Company, or a Restricted Subsidiary, as the case may be, containing customary terms, taken as a whole; and

    (11) any agreement to do any of the foregoing.

LIMITATION ON SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

The Company will not, and will not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or to issue any of the Voting Stock of a Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors' qualifying shares) to any Person except:

    (1) to the Company or a Wholly-Owned Subsidiary (other than a Receivables Entity); or

    (2) in compliance with the covenant described under "--Limitation on sales of assets and subsidiary stock" and immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary.

Notwithstanding the preceding paragraph, the Company may sell all the Voting Stock of a Restricted Subsidiary as long as the Company complies with the terms of the covenant described under "--Limitation on sales of assets and subsidiary stock".

SEC REPORTS

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the Commission, and make available to the Trustee and the registered holders of the Notes, all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, and any successor or substitute forms thereto, if the Company were required to file reports on such forms, including a Management's Discussion and Analysis of Financial Condition and Results of Operations, and all current reports that are required to be filed with the Commission on Form 8-K, and any successor or substitute form thereto, if the Company were required to file such reports on such form, and proxy statements if the Company were required to file proxy statements, and any other reports required to be filed pursuant to Sections 13 and 15(d) of the Exchange Act, in each case, within the time periods specified therein. In the event that the Company is not permitted to file such reports, documents and information with the Commission pursuant to the Exchange Act, the Company will nevertheless provide such Exchange Act information to the Trustee and, upon request, to the holders of the Notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

MERGER AND CONSOLIDATION

The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

    (1) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation, partnership, trust or limited liability company organized and existing under the

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    laws of the United States of America, any State of the United States or the
    District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the new notes and the Indenture;

    (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

    (3) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the "Limitation on indebtedness" covenant;

    (4) each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations in respect of the Indenture and the new notes and its obligations under the Registration Rights Agreement shall continue to be in effect; and

    (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the new notes.

Although there is a limited body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

Notwithstanding the preceding clause (3), (x) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax benefits or to reincorporate in Delaware.

EFFECTIVENESS OF COVENANTS

The covenants described under "--Limitation on indebtedness," "--Limitation on restricted payments," "--Limitation on restrictions on distributions from restricted subsidiaries," "--Limitation on sales of assets and subsidiary stock," "--Limitation on transactions with affiliates," "--Limitation on the sale or issuance of capital stock of restricted subsidiaries," "--SEC reports," "--Future subsidiary guarantors" and "--Limitation on lines of business" (the "Suspended Covenants") will

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

no longer be in effect upon the Company attaining Investment Grade Status. Notwithstanding the foregoing, if at any time the Company's credit rating is downgraded from Investment Grade Status, the Suspended Covenants shall be reinstated in full force and effect to the same extent as though the Company had never attained Investment Grade Status.

FUTURE SUBSIDIARY GUARANTORS

After the Issue Date, if any Restricted Subsidiary of the Company whether existing on the Issue Date or thereafter formed or acquired becomes an obligor under or guarantor of the Senior Credit Agreement and such Restricted Subsidiary is not at that time a Subsidiary Guarantor, then the Company will cause such Restricted Subsidiary to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Subsidiary Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the new notes on a senior unsecured basis, and each Restricted Subsidiary shall comply with the foregoing notwithstanding any prior release of such Restricted Subsidiary from a Subsidiary Guarantee in accordance with the terms of the Indenture.

LIMITATION ON LINES OF BUSINESS

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

PAYMENTS FOR CONSENT

Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the new notes unless such consideration is offered to be paid or is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

EVENTS OF DEFAULT

Each of the following is an Event of Default:

    (1) default in any payment of interest or additional interest (as required by the Registration Rights Agreement) on any Note when due, continued for 30 days;

    (2) default in the payment of principal of or premium, if any, on any new note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

    (3) failure by the Company or any Subsidiary Guarantor to comply with its obligations under "Certain covenants--Merger and consolidation";

    (4) failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "Change of control" above or under the covenants described under "Certain covenants" above (in each case, other than a failure to purchase new notes, which will constitute an Event of Default under clause (2) above and other than a failure to comply with "Certain covenants--Merger and consolidation" which is covered by clause (3) above);

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    (5) failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture;

    (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default:

       (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness ("payment default"); or

       (b) results in the acceleration of such Indebtedness prior to its maturity (the "cross acceleration provision");

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

    (7) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the "bankruptcy provisions");

    (8) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $25.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, bonded, discharged or stayed for a period of 60 days (the "judgment default provision"); or

    (9) any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that taken together as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that taken together as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee.

However, a default under clauses (4) and (5) of this paragraph will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding new notes notify the Company of the default and the Company does not cure such default within the time specified in clauses
(4) and (5) of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clause (7) above) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding new notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the new notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In

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the event of a declaration of acceleration of the new notes because an Event of
Default described in clause (6) under "Events of default" has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the new notes would not conflict with any judgment or decree of a court of competent jurisdiction and
(2) all existing Events of Default, except nonpayment of principal, premium or interest on the new notes that became due solely because of the acceleration of the new notes, have been cured or waived. If an Event of Default described in clause (7) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the new notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of the outstanding new notes may waive any or all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the new notes and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the new notes unless:

    (1) such holder has previously given the Trustee notice that an Event of Default is continuing;

    (2) holders of at least 25% in principal amount of the outstanding new notes have requested in writing that the Trustee pursue the remedy;

    (3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

    (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

    (5) the holders of a majority in principal amount of the outstanding new notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding new notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

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The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after the Trustee has knowledge of such default. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the new notes pursuant to the optional redemption provisions of the Indenture or was required to repurchase the new notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the new notes. If an Event of Default occurs prior to May 1, 2006 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the new notes prior to May 1, 2006, the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the new notes.

AMENDMENTS AND WAIVERS

Subject to certain exceptions, the Indenture and the new notes may be amended or supplemented with the consent of the holders of a majority in principal amount of the new notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, new notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the new notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, new notes). However, without the consent of each holder of an outstanding new note affected, no amendment may, among other things:

    (1) reduce the principal amount of new notes whose holders must consent to an amendment;

    (2) reduce the rate of or extend the time for payment of interest on any new note;

    (3) reduce the principal of or extend the Stated Maturity of any new note;

    (4) reduce the premium payable upon the redemption or repurchase of any new note or change the time at which any new note may be redeemed as described above under "Optional redemption";

    (5) make any new note payable in money other than that stated in the new note;

    (6) impair the right of any holder to receive payment of, premium, if any, principal of and interest on such holder's new notes on or after the due dates therefor (other than a repurchase required by "Certain covenants--Limitation on sales of assets and subsidiary stock" or "Change of control") or to institute suit for the enforcement of any payment on or with respect to such holder's new notes; or

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

    (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

Notwithstanding the foregoing, without the consent of any holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture and the new notes to:

    (1) cure any ambiguity, omission, defect or inconsistency;

    (2) provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company under the Indenture;

    (3) provide for uncertificated new notes in addition to or in place of certificated new notes (provided that the uncertificated new notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated new notes are described in Section 163(f)(2)(B) of the Code);

    (4) add Guarantees with respect to the new notes or release a Subsidiary Guarantor upon its designation as an Unrestricted Subsidiary; provided, however, that the designation is in accord with the applicable provisions of the Indenture;

    (5) secure the new notes;

    (6) add to the covenants of the Company for the benefit of the holders or surrender any right or power conferred upon the Company;

    (7) make any change that does not adversely affect the rights of any holder;

    (8) comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

    (9) to provide for the issuance of exchange securities which shall have terms substantially identical in all respects to the old notes (except for the transfer restrictions contained in the old notes shall be modified or eliminated as appropriate), and which shall be treated, together with any outstanding old notes, as a single class of securities.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Indenture by any holder of new notes given in connection with a tender of such holder's new notes will not be rendered invalid by such tender. After an amendment under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

DEFEASANCE

The Company at any time may terminate all its obligations under the new notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the new notes, to replace mutilated, destroyed, lost or stolen new notes and to maintain a registrar and paying agent in respect of the Notes. If the Company exercises its legal defeasance option, the Subsidiary Guarantees in effect at such time will terminate.

The Company at any time may terminate its obligations under covenants described under "Certain covenants" (other than "Merger and consolidation"), the operation of the cross-default upon a

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payment default, cross acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Subsidiary Guarantee provision described under "Events of Default" above and the limitations contained in clause (3) under "Certain covenants--Merger and consolidation" above ("covenant defeasance"). If the Company exercises its covenant defeasance option, the Subsidiary Guarantees in effect at such time will terminate.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the new notes may not be accelerated because of an Event of Default with respect to the new notes. If the Company exercises its covenant defeasance option, payment of the new notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7) (with respect only to Significant Subsidiaries) (8) or (9) under "Events of default" above or because of the failure of the Company to comply with clause (3) under "Certain covenants--Merger and consolidation" above.

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the new notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the new notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law or regulation.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the new notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a new note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the new notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

CONCERNING THE TRUSTEE

Wachovia Bank National Association is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the new notes.

GOVERNING LAW

The Indenture provides that it and the new notes will be governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN DEFINITIONS

"Acquired Indebtedness" means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or
(ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted

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Subsidiary of the Company or such acquisition. Acquired Indebtedness shall be deemed to have been incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

"Additional Assets" means:

    (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business;

    (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or

    (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

"Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

"Assets Held for Sale" means the properties and assets set forth on a schedule of assets held for sale by the Company on the date of the Indenture that is attached as an annex to the Indenture.

"Asset Disposition" means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

    (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary (other than a Receivables Entity);

    (2) the sale of Cash Equivalents in the ordinary course of business;

    (3) a disposition of inventory in the ordinary course of business;

    (4) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company or its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

    (5) transactions permitted under "Certain covenants--Merger and consolidation";

    (6) an issuance of Capital Stock by a Restricted Subsidiary of the Company to the Company or to a Wholly-Owned Subsidiary (other than a Receivables Entity);

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    (7) for purposes of "Certain covenants--Limitation on sales of assets and subsidiary stock" only, the making of a Permitted Investment or the making of a restricted payment pursuant to "Certain covenants--Limitation on restricted payments";

    (8) sales of accounts receivable and related assets or an interest therein of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity;

    (9) dispositions of assets in a single transaction or series of related transactions with an aggregate fair market value in any calendar year of less than $1.5 million (with unused amounts in any calendar year being carried over to the next succeeding calendar year subject to a maximum of $2.5 million in such next succeeding fiscal year);

    (10) dispositions in connection with Permitted Liens;

    (11) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

    (12) the Excluded Sale/Leasebacks;

    (13) dispositions of Assets Held for Sale to the extent the Net Cash Proceeds of such dispositions do not in the aggregate exceed $25.0 million; and

    (14) foreclosure on assets.

"Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in such transaction determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

"Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

"Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or Incurred after the Issue Date, payable by the Company under or in respect of the Senior Credit Agreement, and any related notes, collateral documents, letters of credit and guarantees and any Interest Rate Agreement entered into in connection with the Senior Credit Agreement, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified therein whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

"Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

"Borrowing Base" means, as of the date of determination, an amount equal to the sum, without duplication of (1) 85% of the net book value of the Company's and its Domestic Subsidiaries' accounts receivable at such date, (2) 50% of the net book value of the Company's and its Domestic Subsidiaries' inventories at such date and (3) $50.0 million. Net book value shall be determined in accordance with GAAP and shall be that reflected on the most recent available balance sheet (it

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being understood that the accounts receivable and inventories of an acquired business may be included if such acquisition has been completed on or prior to the date of determination).

"Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

"Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

"Cash Equivalents" means:

    (1) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

    (2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition of the United States (provided that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition, having a credit rating of "A" or better from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.;

    (3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof or letters of credit issued in favor of the Company or one of its Restricted Subsidiaries with a tenor of no longer than 90 days issued by any commercial bank the long term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Services, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having combined capital and surplus in excess of $250 million;

    (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause
    (3) above;

    (5) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Services and "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

    (6) interests in any investment company or money market fund which invests at least 95% in instruments of the type specified in clauses (1) through (5) above.

"Change of Control" means:

    (1) any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group

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    shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such person or group "beneficially owns" (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity); or

    (2) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

    (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder; or

    (4) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

"Code" means the Internal Revenue Code of 1986, as amended.

"Consolidated Coverage Ratio" means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

    (1) if the Company or any Restricted Subsidiary:

       (a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be computed based on (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

       (b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

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    (2) if since the beginning of such period the Company or any Restricted
    Subsidiary will have disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition:

       (a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

       (b) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

    (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of any company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

    (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Incurrence or discharge, Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

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"Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

    (1) all intercompany items between the Company and any Restricted Subsidiary or between Restricted Subsidiaries, and

    (2) all current maturities of long-term Indebtedness.

"Consolidated EBITDA" for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

    (1) Consolidated Interest Expense;

    (2) Consolidated Income Taxes;

    (3) consolidated depreciation expense;

    (4) consolidated amortization (including but not limited to amortization of goodwill and intangibles);

    (5) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); and

    (6) for the relevant period of time, cash charges that reduced Consolidated Net Income during the fiscal year ended December 29, 2001 relating to the Company's restructuring and reorganization program.

Notwithstanding the preceding sentence, clauses (2) through (5) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (5) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

"Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments have been paid, estimated or accrued.

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"Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries determined on a consolidated basis, whether paid or accrued, plus, to the extent not included in such interest expense:

    (1) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

    (2) amortization of debt discount and debt issuance cost;

    (3) non-cash interest expense;

    (4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

    (5) the interest expense actually paid with respect to a Guarantee of Indebtedness of another Person or with respect to Indebtedness of another Person that is secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

    (6) net costs associated with Hedging Obligations (including amortization of fees);

    (7) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

    (8) the product of (a) all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; and

    (9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements.

"Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

    (1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

       (a) subject to the limitations contained in clauses (3), (4) and (5) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other

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       distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

       (b) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

    (2) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

       (a) subject to the limitations contained in clauses (3), (4) and (5) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

       (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

    (3) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business consistent with past practice and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

    (4) any extraordinary gain or loss; and

    (5) the cumulative effect of a change in accounting principles.

"Consolidated Net Tangible Assets" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation, amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

    (1) the excess of cost over fair market value of assets or businesses acquired;

    (2) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

    (3) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

    (4) minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

    (5) treasury stock;

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    (6) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

    (7) Investments in and assets of Unrestricted Subsidiaries.

"Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the date of the Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

"Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

"Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

"Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

    (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

    (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

    (3) is redeemable at the option of the holder of the Capital Stock thereof, in whole or in part,

in each case on or prior to the date that is 91 days after the date (a) on which the new notes mature or (b) on which there are no new notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of the Indenture described under the captions "Change of control" and "Limitation on sales of assets and subsidiary stock" and such repurchase or redemption complies with "Certain covenants--Restricted payments".

"Domestic Subsidiary" means any Restricted Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

"Excluded Sale/Leasebacks" means sale/leaseback transactions involving the Company's distribution centers in Montgomery, Alabama and Columbus, Georgia.

"Equity Offering" means an offering for cash by the Company of its common stock, or options, warrants or rights with respect to its common stock whether made pursuant to a registration

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statement that has been declared effective by the Securities and Exchange
Commission (other than on Form S-4 or S-8), or otherwise.

"Fair Market Value" means the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

"Foreign Borrowing Base" means, as of the date of determination, an amount equal to the sum, without duplication, of (1) 75% of the net book value of the accounts receivable of Foreign Subsidiaries of the Company at such date and (2) 40% of the net book value of the inventories of Foreign Subsidiaries of the Company at such date. Net book value shall be determined in accordance with GAAP and shall be that reflected on the most recent available balance sheet (it being understood that accounts receivable and inventories of an acquired business may be included if such acquisition has been completed on or prior to the date of determination).

"Foreign Subsidiary" means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

"GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.

"Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

    (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

    (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

"Guarantor Subordinated Obligation" means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

"Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

"Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

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"Indebtedness" means, with respect to any Person on any date of determination
(without duplication):

    (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

    (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

    (3) the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

    (4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables and other accrued liabilities incurred in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

    (5) Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

    (6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

    (7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

    (8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

    (9) to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be "Indebtedness" provided that such money is held to secure the payment of such interest.

In addition, "Indebtedness" of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

    (1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

    (2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); and

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    (3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

       (a) the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

       (b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent actually paid by the Company or its Restricted Subsidiaries.

"Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

"Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution (excluding commission, travel and similar advances made in the ordinary course of business) to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

    (1) Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

    (2) endorsements of negotiable instruments and documents in the ordinary course of business; and

    (3) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of common equity securities of the Company.

    For purposes of "Certain covenants--Limitation on restricted payments":

    (1) "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the

    Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

    (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

"Investment Grade Status" shall occur when the Notes receive a rating of "BBB-" or higher from S&P and a rating of "Baa3" or higher from Moody's.

"Issue Date" means the date on which the Notes are originally issued.

"Joint Venture" means a partnership or joint venture that is not a Restricted Subsidiary.

"Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

"Moody's" shall mean Moody's Investors Service.

"Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

    (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

    (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

    (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

    (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

"Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

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

"Non-Recourse Debt" means Indebtedness:

    (1) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

    (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

    (3) the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

"Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.

"Officers' Certificate" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

"Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Subsidiary Guarantor or the Trustee.

"Pari Passu Indebtedness" means Indebtedness that ranks equally in right of payment to the Notes.

"Permitted Holders" means (i) Benjamin Russell, Helen K. Alison, Roberta A. Baumgardner, Edith L. Russell and Nancy R. Gwaltney (or in the event of the incompetence or death of any Permitted Holder, their respective estate, heirs, executor, administrator, committee or other personal representative (collectively "heirs")), (ii) any trust or foundation established for estate or charitable planning purposes for which one or more of the individuals named in clause (i) are either a trustee or director or a principal beneficiary or (iii) any Person the majority of the equity interests of which is owned by one or more of the individuals or entities named in clause (i) above.

"Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

    (1) the Company by a Restricted Subsidiary or a Restricted Subsidiary (other than a Receivables Entity) or a Person which will, upon the making of such Investment, become a Restricted Subsidiary (other than a Receivables Entity); provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

    (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary (other than a Receivables Entity); provided, however, that such Person's primary business is a Related Business;

    (3) cash and Cash Equivalents;

    (4) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business;

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

    (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

    (6) loans or advances to officers, directors and employees made in the ordinary course of business of the Company or such Restricted Subsidiary;

    (7) stock, obligations, indebtedness or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

    (8) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with "Certain covenants--Limitation on sales of assets and subsidiary stock";

    (9) Investments in existence on the Issue Date;

    (10) Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with "Certain covenants--Limitation on indebtedness";

    (11) Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (11), in an aggregate amount at the time of such Investment not to exceed $25.0 million outstanding at any one time;

    (12) Deposits required by government agencies or public utilities (including pertaining to taxes and other similar charges);

    (13) Guarantees issued in accordance with "Certain covenants--Limitations on indebtedness";

    (14) Investments by the Company or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided, however, that any Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in accounts receivable and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such accounts receivable;

    (15) Investments by the Company or any Restricted Subsidiary in Joint Ventures the primary business of which is a Related Business, together with all other Investments made pursuant to this clause (15), in an aggregate amount not to exceed 7.5% of Consolidated Net Tangible Assets; and

    (16) Investments in the Notes and Subsidiary Guarantees.

"Permitted Liens" means, with respect to any Person:

    (1) Liens securing Indebtedness and other obligations of the Company and the Subsidiary Guarantors under the Senior Credit Agreement and related Interest Rate Agreements and liens on assets of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations under the Senior Credit Agreement permitted to be incurred under the Indenture in an aggregate principal amount at any one time outstanding not to exceed the difference between (x) the greater of (a) the Borrowing Base and (b)(i) $375.0 million less (ii) the aggregate principal amount of all repayments with the proceeds from Asset Dispositions and (y) the principal component of amounts outstanding under Qualified Receivables Transactions;

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

    (2) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

    (3) Liens imposed by law, including carriers', warehousemen's, repairman's, landlords' and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

    (4) Liens for taxes, assessments or other governmental charges that are not yet delinquent or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

    (5) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

    (6) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

    (7) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligation;

    (8) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

    (9) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

    (10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations with respect to, assets or property acquired or constructed in the ordinary course of business, provided that:

        (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

        (b) such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

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

    (11) Liens arising by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

        (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

        (b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

    (12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

    (13) Liens existing on the Issue Date;

    (14) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

    (15) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition;

    provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

    (16) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly-Owned Subsidiary (other than a Receivables Entity);

    (17) Liens securing the Notes and Subsidiary Guarantees;

    (18) Liens securing Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

    (19) Liens securing Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed the greater of
    (x) the Foreign Borrowing Base and (y) $25.0 million;

    (20) Indebtedness Incurred in connection with the Excluded Sale/Leasebacks in an aggregate principal amount at any one time not to exceed $35.0 million;

    (21) Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case incurred in connection with a Qualified Receivables Transaction;

    (22) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103(b) of the Internal Revenue Code;

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    (23) Liens on assets of the Company or any Restricted Subsidiary arising as a result of a Sale/ Leaseback Transaction with respect to such assets; provided that the Net Available Cash from such Sale/Leaseback are applied in accordance with "Certain covenants--Limitation on sales of assets and subsidiary stock";

    (24) Liens on cash deposited in a trust or escrow account to defease or discharge Indebtedness (other than Subordinated Obligations, Guarantor Subordinated Obligations or Disqualified Stock, except to the extent the Company or a Restricted Subsidiary would be permitted to repay such Indebtedness under "Certain covenants--Limitations on restricted payments"); and

    (25) Liens not otherwise permitted by clauses (1) through (24) above encumbering assets having an aggregate Fair Market Value not in excess of 5.0% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending at least 45 days prior to the date the Lien shall be Incurred.

"Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity. "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

"Purchase Money Note" means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary of the Company in connection with a Qualified Receivables Transaction to a Receivables Entity, which note is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

"Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted in connection with an asset securitization involving accounts receivable.

"Receivables Entity" means a Wholly-Owned Subsidiary of the Company (or another Person in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity:

    (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

       (a) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

       (b) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

       (c) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

    (2) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

    (3) to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

    Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

"Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance," "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

    (1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the new notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the new notes;

    (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

    (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of

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    (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of Indebtedness being refinanced plus (y) without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees, underwriting discounts, commissions and other expenses incurred in connection the issuance of the Refinancing Indebtedness and the repayment of the Indebtedness being refinanced); and

    (4) if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee on terms at least as favorable to the holders of new notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

"Registration Rights Agreement" means that certain registration rights agreement dated as of the date of the Indenture by and between the Company, the Subsidiary Guarantors and the initial purchasers set forth therein.

"Related Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries that is being conducted on the date of the Indenture.

"Representative" means any trustee, agent or representative (if any) of an issue of Indebtedness; provided that when used in connection with the Senior Credit Agreement, the term "Representative" shall refer to the administrative agent under the Senior Credit Agreement.

"Restricted Investment" means any Investment other than a Permitted Investment.

"Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

"Russell Co-op" means Russell Co-op LLC, a limited liability company organized under the laws of the territory of Guam.

"S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

"Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

"Secured Indebtedness" means Indebtedness that is secured by a lien on the property or assets of the relevant obligor.

"Senior Credit Agreement" means, with respect to the Company, one or more debt facilities (including, without limitation, the Senior Secured Credit Agreement to be dated on or about April 18, 2002 entered into among the Company, certain of its Subsidiaries, Fleet Capital Corporation, as Administrative Agent, Fleet Securities, Inc., as arranger, and the lenders parties thereto from time to time) together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreements extending the maturity of, refinancing, replacing (whether or not contemporaneously) or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the "Limitation on Indebtedness" covenant above) or adding Restricted Subsidiaries of the Company as additional borrowers or collateral guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreements and whether

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by the same or any other agent, lender or group of lenders or investors and whether such refinancing or replacement is under one or more debt facilities or commercial paper facilities, indentures or other agreements, in each case with banks or other institutional lenders or trustees or investors providing for revolving credit loans, term loans, notes or letters or credit, together with related documents thereto (including, without limitation, any guaranty agreements and security documents).

"Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

"Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary of the Company which are reasonably customary in securitization of accounts receivable transactions.

"Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof at the option of the holder or otherwise.

"Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

"Subsidiary" of any Person means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

"Subsidiary Guarantee" means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by the Indenture.

"Subsidiary Guarantor" means each Restricted Subsidiary of the Company that has issued a Subsidiary Guarantee.

"Unrestricted Subsidiary" means:

    (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

    (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

    (1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of

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    the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

    (2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, consist of Non-Recourse Debt;

    (3) such designation and the Investment of the Company in such Subsidiary complies with "Certain covenants--Limitation on restricted payments";

    (4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

    (5) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

       (a) to subscribe for additional Capital Stock of such Person; or

       (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

    (6) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company, than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant on a pro forma basis taking into account such designation.

"Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote (without regard to any contingency) in the election of directors.

"Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

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                         BOOK-ENTRY; DELIVERY AND FORM

THE GLOBAL NOTES

The certificates representing the new notes will be issued in fully registered form. Except as described below, the new notes will be initially represented by one or more global notes in fully registered form without interest coupons. The global notes will be deposited with, or on behalf of The Depository Trust Company, or "DTC," and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC, ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

The descriptions of the operations and procedures of DTC set forth below are provided solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

DTC has advised us that it is:

    - a limited purpose trust company organized under the laws of the State of New York;

    - a "banking organization" within the meaning of the New York State Banking Law;

    - a member of the Federal Reserve System;

    - a "clearing corporation" within the meaning of the Uniform Commercial Code; and

    - a "clearing agency" registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

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We expect that pursuant to procedures established by DTC:

    - Upon issuance of the global notes, DTC will credit the respective principal amounts of the notes represented by the global notes to the accounts of persons who have accounts with DTC. Ownership of beneficial interest in the global notes will be limited to persons who have accounts with DTC, who are referred to as participants, or persons who hold interests through participants.

    - Ownership of the beneficial interests in the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of participants) and the records of participants and the indirect participants (with respect to the interests of persons other than participants).

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global note:

    - will not be entitled to have notes represented by the global note registered in their names;

    - will not receive or be entitled to receive physical, certificated notes;
    and

    - will not be considered the owners or holders of the notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest). We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder of the notes that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of such global note, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders of the notes owning through such participants to take such action or would otherwise act upon the instruction of such holders of the notes. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such notes.

Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the Trustee to DTC's nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

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Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

CERTIFICATED NOTES

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

    - DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

    - DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days;

    - we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or

    - certain other events provided in the Indenture should occur.

Neither we nor the trustee will be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued).

REGISTRATION RIGHTS

We have filed the registration statement of which this prospectus forms a part and are conducting the exchange offer in accordance with our obligations under a registration rights agreement between us, the Trustee and the initial purchasers and the old notes. Holders of the new notes will not be entitled to any registration rights with respect to the new notes.

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            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain material United States federal income tax considerations of the acquisition, ownership and disposition of the new notes. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations rulings and judicial decisions in effect as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The discussion applies only to beneficial owners that acquired the old notes pursuant to the initial offering at the initial offering price and that hold the old and new notes as capital assets within the meaning of Section 1221 of the Code. The summary is for general information only and does not address all aspects of United States federal income taxation that may be relevant to holders of the new notes in light of their particular circumstances or to holders subject to special rules, and it does not address the effects of any state, local or foreign tax laws. Prospective holders should consult their tax advisors as to the particular tax consequences to them of acquiring, holding and disposing of the new notes.

UNITED STATES PERSONS

For purposes of the following discussion, a "United States person" means a beneficial owner of a new note that is, for United States federal income tax purposes:

- an individual citizen or resident of the United States,

- a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any State or the District of Columbia, or

- an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding new notes should consult their tax advisors.

Exchange Offer. The exchange of old notes for new notes will generally not constitute a taxable event for United States persons. As a result, (i) a United States person will generally not recognize gain or loss as a result of exchanging old notes for new notes pursuant to the exchange offer, (ii) the holding period of the new notes will generally include the holding period of the old notes exchanged therefor, and (iii) the adjusted tax basis of the new notes will generally be the same as the adjusted tax basis of the old notes exchanged therefor immediately before such exchange.

Payments of interest. Interest on a new note will generally be taxable to a United States person as ordinary interest income at the time it is accrued or received in accordance with the United States person's usual method of accounting for United States federal tax purposes.

Disposition of the new notes. Upon the sale, exchange, redemption, retirement or other disposition of a new note, a United States person will recognize taxable gain or loss equal to the difference between the amount realized on the disposition and the United States person's adjusted tax basis in the new note. For these purposes, the amount realized does not include any amounts attributable to accrued interest on the new note, which amounts are taxable as interest as described above. A United States person's adjusted tax basis in a new note will generally equal the United States person's adjusted basis in the old note exchanged for it.

Gain or loss realized on the sale, exchange, redemption, retirement or other disposition of a new note will be capital gain or loss. Prospective investors should consult their tax advisors regarding

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the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates) and losses (the deductibility of which is subject to limitations).

Backup withholding and information reporting. In general, information reporting requirements will apply to various payments of principal and interest paid on the new notes and to the proceeds upon the sale or redemption of a new note unless a holder is an exempt recipient, such as a corporation. Backup withholding tax will generally apply to payments of interest if a holder fails to provide its taxpayer identification number or certification of other exempt status, or if the holder fails to report the full amount of any interest income earned by it. For 2002, the backup withholding rate is 30%.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder's United States federal income tax liability if the required information is furnished to the IRS.

NON-UNITED STATES PERSONS

The following is a summary of certain United States federal income tax consequences that will apply to a non-United States person. The term "non-United States person" means a beneficial owner of a new note that is:

- a nonresident alien,

- a corporation (or other entity treated as a corporation for United States federal income tax purposes) that is not created or organized in or under the laws of the United States, any State or the District of Columbia, or

- an estate or trust the income of which is not subject to United States federal income taxation regardless of its source.

Exchange Offer. The exchange of old notes for new notes will generally not constitute a taxable event for non-United States persons. As a result, (i) a non-United States person will generally not recognize gain or loss as a result of exchanging old notes for new notes pursuant to the exchange offer, (ii) the holding period of the new notes will generally include the holding period of the old notes exchanged therefor, and (iii) the adjusted tax basis of the new notes will generally be the same as the adjusted tax basis of the old notes exchanged therefor immediately before such exchange.

Payments of interest. A 30% United States federal withholding tax will not apply to any payment of interest on a new note to a non-United States person, provided that the holder:

- does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote,

- is not a controlled foreign corporation that is related to us through stock ownership,

- is not a bank whose receipt of interest on a new note is described in section 881(c)(3)(A) of the Code and

- either (a) provides its name and address, and certifies, under penalties of perjury, that it is not a United States person, which certification may be made on an IRS Form W-8BEN, or successor form, or (b) holds its notes through various foreign intermediaries and satisfies the certification requirements of applicable Treasury regulations. Special certification and other rules apply to certain non-United States persons that are entities rather than individuals.

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If a non-United States person cannot satisfy the requirements described above, payments of interest will be subject to the 30% United States federal withholding tax, unless the holder provides a properly executed (i) IRS Form W-8BEN, or successor form, claiming an exemption from or reduction in withholding under a tax treaty or (ii) IRS Form W-8ECI, or successor form, stating that interest paid on the note is not subject to withholding because it is effectively connected with such holder's conduct of a trade or business in the United States.

If a non-United States person is engaged in a trade or business in the United States and interest on a new note is effectively connected with the conduct of that trade or business, the holder (although exempt from the 30% withholding tax) will be subject to United States federal income tax on that interest on a net income basis in the same manner as if the holder were a United States person as defined under the Code. In addition, if the holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States. For this purpose, interest will be included in earnings and profits.

Disposition of new notes. The 30% United States federal withholding tax will not apply to any gain that a non-United States person realizes on the sale, exchange, redemption, retirement or other disposition of a new note.

Any gain realized on the disposition of a note will generally not be subject to United States federal income tax unless the holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and other conditions are met or such gain is effectively connected with the conduct of a trade or business in the United States by the holder.

Backup withholding and information reporting. In general, a non-United States person will not be subject to backup withholding and information reporting with respect to payments made on the new notes provided that we do not have actual knowledge that the holder is a United States person and the holder has provided the certifications described above under "Payments of interest."

In addition, subject to the discussion above entitled "Disposition of notes," a non-United States person will not be subject to backup withholding and information reporting with respect to the proceeds upon the sale or other disposition of a note within the United States or conducted through certain United States-related financial intermediaries if the payor receives the certifications described above and does not have actual knowledge that the holder is a United States person, as defined under the Code, or the holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder's United States federal income tax liability provided the required information is furnished to the IRS.

Non-United States persons should consult their tax advisors concerning the applicability of the above tax consequences to their particular situations, including the necessity of satisfying various certification requirements, and concerning the applicability of other taxes, such as estate taxes and state and local taxes.

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                              PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of these new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In
addition, until           , 2002, all dealers effecting transactions in the new
notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Any broker-dealer that resells new notes that were received by it for its own account in the exchange offer and any broker-dealer that participates in a distribution of those new notes may be deemed to be an underwriter within the meaning of the Securities Act and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the new notes. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Furthermore, any broker-dealer that acquired any of the old notes directly from us:

    - may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983); and

    - must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

For a period of 180 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any broker-dealer and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

The validity of the new notes offered by this prospectus will be passed on for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                    EXPERTS

Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule as of December 29, 2001 and December 30, 2000 and for each of the three years in the period ended December 29, 2001 as set forth in their reports appearing and incorporated by reference herein. We have included and incorporated by reference our consolidated financial statements and schedule in this prospectus and elsewhere in the Registration Statement of which this prospectus is a part in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the Securities Exchange Commission. We also furnish to our stockholders, annual reports, which include financial statements audited by our independent certified public accountants and other reports which the law requires us to send to our stockholders. The public may read and copy any reports, proxy statements or other information that we file at the SEC's public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 233 Broadway, New York, New York 10279. The public may obtain information on the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov.

Our common stock is listed on the New York Stock Exchange under the symbol "RML." You can inspect and copy reports, proxy statements and other information about us at the New York Stock Exchange's office at 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the new notes. This prospectus does not contain all of the information in the registration statement. You will find more information about us and the new notes in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents which are filed as exhibits to the registration statement or otherwise filed with the SEC.

                           INCORPORATION BY REFERENCE

We are incorporating by reference certain information that we have filed with the SEC under the informational requirements of the Securities Exchange Act of 1934, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and the information that we later file with the SEC will automatically update and supercede the information contained or incorporated by reference into this prospectus. We are incorporating by reference:

    - Our annual report on Form 10-K for the fiscal year ended December 29, 2001 filed on March 28, 2002;

    - Our proxy statement on Schedule 14A for our 2002 Annual Stockholders Meeting filed on March 22, 2002;

    - Our current report on Form 8-K filed on April 1, 2002;

    - Our current report on Form 8-K filed on April 18, 2002; and

    - Our quarterly report on Form 10-Q filed on May 15, 2002.

All documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this exchange offer will be deemed to be incorporated by reference into this prospectus from the date of filing such documents. These documents are or will be available for inspection or copying of the locations identified above under the caption "Where you can find more information."

We will provide without charge to each person, including each beneficial owner of old notes, to whom a prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been incorporated by reference but not delivered with this prospectus. You should direct requests for documents to:

           3300 Cumberland Boulevard
           Suite 800
           Atlanta, Georgia 30339
           (678) 742-8000
           Attention: Floyd G. Hoffman
                      Senior Vice President, Corporate Development, General Counsel and Secretary

IN ORDER TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THIS INFORMATION NO LATER THAN FIVE BUSINESS DAYS BEFORE YOU MUST MAKE YOUR INVESTMENT DECISION.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

AUDITED FINANCIAL STATEMENTS
Consolidated balance sheets as of December 29, 2001 and
  December 30, 2000.........................................    F-2
Consolidated statements of operations for fiscal year ended
  December 29, 2001, December 30, 2000 and January 1,
  2000......................................................    F-3
Consolidated statements of cash flows for fiscal year ended
  December 29, 2001, December 30, 2000 and January 1,
  2000......................................................    F-4
Consolidated statements of stockholders' equity for fiscal
  year ended December 29, 2001, December 30, 2000 and
  January 1, 2000...........................................    F-5
Notes to consolidated financial statements..................    F-6
Report of Ernst & Young LLP, independent auditors...........   F-39

UNAUDITED FINANCIAL STATEMENTS
Consolidated condensed balance sheets as of March 31, 2002
  and December 29, 2001.....................................   F-40
Consolidated condensed statements of operations for the
  thirteen weeks ended March 31, 2002 and April 1, 2001.....   F-41
Consolidated condensed statements of cash flows for the
  thirteen weeks ended March 31, 2002 and April 1, 2001.....   F-42
Notes to consolidated condensed financial statements........   F-43

                      RUSSELL CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

----------------------------------------------------------------------------------------
DECEMBER 29, 2001 AND DECEMBER 30, 2000
(IN THOUSANDS, EXCEPT SHARE DATA)                                  2001             2000
----------------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash......................................................    $    5,882    $    4,193
  Trade accounts receivable, less allowances of $15,784 in
    2001 and $9,796
    in 2000.................................................       166,105       198,610
  Inventories...............................................       360,338       406,446
  Prepaid expenses and other current assets.................        17,155        18,013
  Deferred income tax benefits..............................         5,126             -
  Income tax receivable.....................................        18,694        12,879
----------------------------------------------------------------------------------------
         Total current assets...............................       573,300       640,141
Property, plant and equipment:
  Land......................................................        13,642        14,422
  Buildings.................................................       254,060       299,528
  Machinery and equipment...................................       779,157       884,389
  Construction-in-progress..................................         4,810        27,750
----------------------------------------------------------------------------------------
                                                                 1,051,669     1,226,089
  Less allowance for depreciation and amortization..........      (695,384)     (763,619)
----------------------------------------------------------------------------------------
                                                                   356,285       462,470
Other assets................................................        65,585        50,549
----------------------------------------------------------------------------------------
                                                                $  995,170    $1,153,160
----------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable....................................    $   61,505    $   61,387
  Employee compensation.....................................        42,939        33,528
  Accrued expenses..........................................        21,582        33,620
  Deferred income taxes.....................................             -           921
  Short-term debt...........................................         6,187             -
  Current maturities of long-term debt......................        39,271        39,271
----------------------------------------------------------------------------------------
         Total current liabilities..........................       171,484       168,727
Long-term debt, less current maturities.....................       310,936       384,211
Deferred liabilities:
  Income taxes..............................................        22,471        45,928
  Pension and other.........................................        36,048        28,354
----------------------------------------------------------------------------------------
                                                                    58,519        74,282
Commitments and contingencies...............................             -             -
Stockholders' equity:
  Common stock, par value $.01 per share; authorized
    150,000,000 shares;
    issued 41,419,958 shares................................           414           414
  Paid-in capital...........................................        45,392        47,104
  Retained earnings.........................................       646,279       716,460
  Treasury stock (2001--9,411,462 and 2000--9,524,424
    shares).................................................      (223,172)     (226,470)
  Accumulated other comprehensive loss......................       (14,682)      (11,568)
----------------------------------------------------------------------------------------
                                                                   454,231       525,940
----------------------------------------------------------------------------------------
                                                                $  995,170    $1,153,160
----------------------------------------------------------------------------------------

See Notes to Consolidated Financial Statements.

                      RUSSELL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

-----------------------------------------------------------------------------------------------
YEARS ENDED DECEMBER 29, 2001, DECEMBER 30, 2000
AND JANUARY 1, 2000
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)              2001           2000           1999
-----------------------------------------------------------------------------------------------
Net sales.........................................    $ 1,160,925    $ 1,226,328    $ 1,148,864
Costs and expenses:
  Cost of goods sold..............................        894,018        885,476        851,591
  Selling, general and administrative expenses....        226,458        229,991        217,571
  Other--net......................................         94,718         45,383         31,312
  Interest expense................................         32,324         32,401         28,060
-----------------------------------------------------------------------------------------------
                                                        1,247,518      1,193,251      1,128,534
-----------------------------------------------------------------------------------------------
Income (loss) before income taxes.................        (86,593)        33,077         20,330
Provision (benefit) for income taxes..............        (31,107)        18,562         11,942
-----------------------------------------------------------------------------------------------
Net (loss) income.................................    $   (55,486)   $    14,515    $     8,388
-----------------------------------------------------------------------------------------------
Net (loss) income per common share:
  Basic...........................................    $     (1.74)   $       .45    $       .25
  Diluted.........................................    $     (1.74)   $       .44    $       .25
Weighted-average shares outstanding:
  Basic...........................................     31,950,658     32,405,926     33,842,751
  Diluted.........................................     31,950,658     32,686,006     33,866,501

See Notes to Consolidated Financial Statements.

                      RUSSELL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

------------------------------------------------------------------------------------------------
YEARS ENDED DECEMBER 29, 2001, DECEMBER 30, 2000
AND JANUARY 1, 2000
(IN THOUSANDS)                                                      2001        2000        1999
------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net (loss) income...........................................    $(55,486)   $ 14,515    $  8,388
Adjustments to reconcile net (loss) income to net cash
  provided by operating activities:
    Depreciation............................................      47,713      53,428      62,807
    Amortization............................................       1,585       1,217       1,084
    Deferred income taxes...................................     (28,244)     19,589       2,024
    Provision for doubtful accounts.........................       5,777       4,858         412
    Loss (gain) on sale of property, plant and equipment....      (3,875)        574         573
    Non-cash restructuring, asset impairment and other
      unusual charges.......................................      95,698      37,209      26,440
    Foreign currency transaction (gain) loss................      (1,315)      2,276       1,100
    Changes in operating assets and liabilities:
      Trade accounts receivable.............................      25,750      (4,955)    (13,037)
      Inventories...........................................      32,059     (13,699)    (22,496)
      Prepaid expenses and other current assets.............       3,580      (2,970)     (2,926)
      Other assets..........................................       2,021      14,200      (5,012)
      Accounts payable and accrued expenses.................       1,245     (11,585)     29,438
      Income taxes..........................................      (6,353)    (13,951)       (932)
      Pension and other deferred liabilities................       3,791      (3,535)       (569)
------------------------------------------------------------------------------------------------
    Net cash provided by operating activities...............     123,946      97,171      87,294
INVESTING ACTIVITIES
Purchase of property, plant and equipment...................     (48,975)    (59,457)    (53,376)
Cash paid for acquisitions, joint ventures and other........      (6,494)    (39,972)          -
Proceeds from sale of property, plant and equipment.........      14,602       6,450       4,572
------------------------------------------------------------------------------------------------
    Net cash used in investing activities...................     (40,867)    (92,979)    (48,804)
FINANCING ACTIVITIES
Borrowings (payments) on credit facility--net...............     (31,400)     52,303      76,383
Borrowings (payments) on short-term debt....................       6,128           -     (12,908)
Payments on notes payable...................................     (41,072)    (26,564)    (32,214)
Debt issuance costs.........................................      (3,434)          -      (1,115)
Dividends on common stock...................................     (14,695)    (18,166)    (19,000)
Treasury stock re-issued....................................       1,706         952           -
Cost of common stock for treasury...........................        (120)    (15,151)    (53,368)
------------------------------------------------------------------------------------------------
    Net cash used in financing activities...................     (82,887)     (6,626)    (42,222)
Effect of exchange rate changes on cash.....................       1,497      (2,496)       (997)
------------------------------------------------------------------------------------------------
Net increase (decrease) in cash.............................       1,689      (4,930)     (4,729)
Cash balance at beginning of year...........................       4,193       9,123      13,852
------------------------------------------------------------------------------------------------
Cash balance at end of year.................................    $  5,882    $  4,193    $  9,123
------------------------------------------------------------------------------------------------
Supplemental disclosure of cash flow information:
Interest paid...............................................    $ 33,098    $ 32,135    $ 28,849
Income taxes paid, net of refunds...........................       2,952      12,677      11,081

See Notes to Consolidated Financial Statements.

                      RUSSELL CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

---------------------------------------------------------------------------------------------------------------------
                                                                                             ACCUMULATED
YEARS ENDED DECEMBER 29, 2001,                                                                  OTHER
DECEMBER 30, 2000 AND JANUARY 1, 2000         COMMON    PAID-IN    RETAINED    TREASURY     COMPREHENSIVE
(IN THOUSANDS, EXCEPT SHARE DATA)             STOCK     CAPITAL    EARNINGS      STOCK          LOSS          TOTAL
---------------------------------------------------------------------------------------------------------------------
Balance at January 2, 1999................     $414     $48,294    $730,723    $(160,093)     $    (4,567)   $614,771
Comprehensive income:
  Net income..............................        -           -       8,388            -                -       8,388
  Foreign currency translation
    adjustments...........................        -           -           -            -           (1,449)     (1,449)
                                                                                                             --------
Comprehensive income......................                                                                      6,939
                                                                                                             --------
Treasury stock acquired (2,705,361
  shares).................................        -           -           -      (53,368)               -     (53,368)
Cash dividends ($.56 per share)...........        -           -     (19,000)           -                -     (19,000)
---------------------------------------------------------------------------------------------------------------------
Balance at January 1, 2000................      414      48,294     720,111     (213,461)          (6,016)    549,342
Comprehensive income:
  Net income..............................        -           -      14,515            -                -      14,515
  Foreign currency translation
    adjustments...........................        -           -           -            -           (5,552)     (5,552)
                                                                                                             --------
Comprehensive income......................                                                                      8,963
                                                                                                             --------
Treasury stock acquired (994,649
  shares).................................        -           -           -      (15,151)               -     (15,151)
Treasury stock reissued (76,150 shares)...        -      (1,190)          -        2,142                -         952
Cash dividends ($.56 per share)...........        -           -     (18,166)           -                -     (18,166)
---------------------------------------------------------------------------------------------------------------------
Balance at December 30, 2000..............      414      47,104     716,460     (226,470)         (11,568)    525,940
Comprehensive loss:
  Net loss................................        -           -     (55,486)           -                -     (55,486)
  Foreign currency translation
    adjustments...........................        -           -           -            -           (1,057)     (1,057)
  Cumulative effect adjustment (SFAS 133),
    net of tax............................        -           -           -            -             (578)       (578)
  Losses on derivatives reclassified to
    earnings, net of tax of $2,850........        -           -           -            -            4,529       4,529
  Change in unrealized value of
    derivatives, net of tax of $3,241.....        -           -           -            -           (5,288)     (5,288)
  Minimum pension liability,
    net of tax of $442....................        -           -           -            -             (720)       (720)
                                                                                                             --------
Comprehensive loss........................                                                                    (58,600)
                                                                                                             --------
Treasury stock acquired (8,580 shares)....        -           -           -         (120)               -        (120)
Treasury stock reissued (121,542
  shares).................................        -      (1,712)                   3,418                        1,706
Cash dividends ($.46 per share)...........        -           -     (14,695)           -                -     (14,695)
---------------------------------------------------------------------------------------------------------------------
Balance at December 29, 2001..............     $414     $45,392    $646,279    $(223,172)     $   (14,682)   $454,231
---------------------------------------------------------------------------------------------------------------------

See Notes to Consolidated Financial Statements.

                      RUSSELL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

We are a leading branded apparel company marketing activewear, casualwear and athletic uniforms under widely recognized brand names, including Russell Athletic, JERZEES, Mossy Oak, Cross Creek, and Discus. We design, market and manufacture or source a variety of apparel products including fleece, t-shirts, casual shirts, jackets, athletic shorts, socks, and camouflage attire for men, women, boys, and girls. We are a leading supplier of team uniforms and related apparel to college, high school and organized sports teams. We are also the official uniform supplier of 15 Major League Baseball teams, including the Atlanta Braves, New York Yankees, San Francisco Giants, and Seattle Mariners. In addition, we are the official uniform supplier to the U.S. Olympic baseball team and Little League Baseball, and an official uniform supplier to Minor League Baseball. The Russell name has been associated with high quality apparel for 100 years and with team uniforms since 1932.

REVENUE RECOGNITION

We recognize revenues, net of estimated sales returns, discounts and allowances, when goods are shipped, title has passed, the sales price is fixed and collectibility is reasonably assured.

ACCOUNTING FOR SHIPPING AND HANDLING COSTS

We adopted the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 00-10, Accounting for Shipping and Handling Fees and Costs, in 2001. Application of this EITF resulted in the restatement of prior period financial results to reflect costs associated with shipping and handling fees billed to customers as cost of sales. These amounts were previously recorded as a reduction to net sales. The effect of the restatements increased net sales and cost of sales by $6,630,000 and $8,750,000 for 1999 and 2000, respectively.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Russell Corporation and all of our majority-owned subsidiaries, after the elimination of intercompany accounts and transactions.

USE OF ESTIMATES

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.

INVENTORIES

Inventories of finished goods, work-in-process and raw materials are carried at the lower of cost or market, with cost for a substantial portion of inventories determined under the Last-In, First-Out (LIFO) method. Certain inventories are carried under the First-In, First-Out (FIFO) method, or the average cost method, and were valued at approximately $51,710,000 in 2001 and $69,628,000 in 2000. Inventories are summarized as follows:

-----------------------------------------------------------------------------------------
(IN THOUSANDS)                                                      2001             2000
-----------------------------------------------------------------------------------------
Finished goods..............................................    $297,571         $293,587
Work-in-process.............................................      42,136           69,568
Raw materials and supplies..................................      23,424           41,718
-----------------------------------------------------------------------------------------
                                                                 363,131          404,873
LIFO and lower-of-cost or market adjustments, net...........      (2,793)           1,573
-----------------------------------------------------------------------------------------
                                                                $360,338         $406,446
-----------------------------------------------------------------------------------------

Replacement cost of inventories carried on LIFO exceeded their net LIFO carrying values by $3,329,000 at December 29, 2001 and $8,530,000 at December 30, 2000.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is stated at cost, net of accumulated depreciation and impairment write-downs. The provision for depreciation of property, plant and equipment has been computed generally on the straight-line method at rates based upon their estimated useful lives. Initial estimated useful lives range from 25 to 37 years for buildings and from 3 to 12 years for machinery and equipment. When events and circumstances indicate that the useful lives or salvage values may have changed, we adjust the related useful life and record depreciation over the shortened useful life after giving consideration to the revised salvage values. Revisions to the remaining estimated useful lives and salvage values of plants scheduled for closing resulted in an increase in depreciation expense of $995,000 in 2000 and $7,149,000 in 1999. (See Note 9.)

OTHER ASSETS

Other assets are summarized as follows:

---------------------------------------------------------------------------------------
(IN THOUSANDS)                                                     2001            2000
---------------------------------------------------------------------------------------
Goodwill....................................................    $17,176         $16,867
Other intangibles...........................................     18,752          16,909
Debt issuance costs.........................................      3,242           1,239
---------------------------------------------------------------------------------------
                                                                 39,170          35,015
Less accumulated amortization...............................     (5,341)         (3,217)
---------------------------------------------------------------------------------------
                                                                 33,829          31,798
Investments (trading portfolio).............................      7,869           7,692
Investments in and advances to unconsolidated entities......     18,445           5,522
Other.......................................................      5,442           5,537
---------------------------------------------------------------------------------------
                                                                $65,585         $50,549
---------------------------------------------------------------------------------------

Through the end of fiscal 2001, we amortized goodwill on a straight-line basis over 15 years. We review the carrying value of goodwill whenever the facts and circumstances suggest that it may be impaired. When our review indicates that goodwill is not recoverable based upon the undis-counted cash flows of the entity acquired over the remaining amortization period, we reduce the carrying value of goodwill to our best estimate of fair value. During 2000, we recorded impairment charges of $7,735,000 related to goodwill (See Note 9). Beginning in 2002, we will no longer amortize goodwill or intangible assets that have indefinite lives. (See "New Accounting Pronouncements.") Other intangible assets are amortized on the straight-line method over their estimated lives, ranging from 15 to 40 years. Debt issuance costs are deferred and amortized over the term of the debt to which they relate using the straight-line method. Offsetting the impairment charge to goodwill were two acquisitions that were consummated in 2000.

INVESTMENTS

Investments in companies in which the Company believes it has the ability to influence operations are accounted for by the equity method. Investments in companies in which the Company does not exert such influence are accounted for at cost.

TRADING PORTFOLIO

We hold a portfolio of marketable debt and equity securities in various trusts and segregated accounts in connection with employee benefit and deferred compensation plans. We mark those securities to market through income. Realized and unrealized gains and losses on our trading portfolio have not been significant in any of the last three years.

ACQUISITIONS

On March 8, 2000, we acquired a master apparel license from Haas Outdoors, Inc., and formed Mossy Oak Apparel Company, a wholly owned subsidiary. On September 5, 2000, we acquired A&C International, which designs, sources, markets and distributes a broad line of woven casual apparel. The aggregate purchase price of these acquisitions was approximately $34.1 million. Both were accounted for using the purchase method. The consolidated statements of operations include the results of operations of the acquired businesses from the dates of acquisition. If either or both of these acquisitions had been consummated at the beginning of 2000 or 1999, the effect on our consolidated results of operations would not have been significant.

LONG-LIVED ASSETS

We recognize impairment losses on long-lived assets under the provisions of FASB Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. When events and circumstances indicate that assets may be impaired, and the undiscounted cash flows estimated to be generated from those assets are less than their carrying values, we record an impairment loss equal to the excess of the carrying value over fair value. Asset impairment charges are described more fully in Note 9. Beginning in 2002, we will adopt new rules for recognizing impairment (see "New Accounting Pronouncements").

INCOME TAXES

We account for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured at the enacted tax rates that will be in effect when the taxes are expected to be paid.

ADVERTISING, MARKETING AND PROMOTIONS EXPENSE

The cost of advertising, marketing and promotions is expensed as incurred. We incurred $45,677,000, $48,921,000 and $45,522,000 in such costs during 2001,
2000 and 1999, respectively.

STOCK-BASED COMPENSATION

We issue awards under incentive compensation plans as described in Note 7. These stock options and awards are accounted for in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees.

CONCENTRATIONS OF CREDIT RISK AND FINANCIAL INSTRUMENTS

Except for Wal-Mart, we do not have significant concentrations of credit risk. Our trade accounts receivable are comprised of balances due from a large number and diversity of customers. We believe that risk of loss associated with our trade accounts receivable is adequately provided for in the allowance for doubtful accounts.

Wal-Mart represented 14.9% and 24.0% of our net accounts receivable at December 29, 2001, and December 30, 2000, respectively.

ACCOUNTING FOR DERIVATIVES

Beginning on December 31, 2000, we account for derivatives under the provisions of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities.

We use derivatives, including futures contracts, forward contracts and swap contracts, to manage exposure to movements in commodity prices, foreign exchange rates and interest rates. Initially, upon adoption of the new derivative accounting requirements, and prospectively, on the date we enter into a derivative contract, we designate derivatives as either a hedge of a recognized asset or liability or an unrecognized firm commitment (fair value hedge) or a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge).

For fair value hedges, both the effective and ineffective portion of the changes in the fair value of the derivative, along with the gain or loss on the hedged item that is attributable to the hedged risk, are recorded in earnings. The effective portion of changes in fair value of a derivative that is designated as a cash flow hedge is recorded in accumulated other comprehensive income or loss. When the hedged item is realized, the gain or loss included in accumulated other comprehensive income or loss is relieved. Any ineffective portion of the changes in the fair values of derivatives used as cash flow hedges are reported in the consolidated statements of operations.

We document hedge relationships, including identification of the hedging instruments and the hedged items, as well as our risk management objectives and strategies for undertaking the hedge transaction, at the inception of each hedge transaction. Derivatives are recorded in the consolidated balance sheet at fair value. We formally assess, both at inception and at least quarterly thereafter, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in either the fair values or cash flows of the hedged item.

EARNINGS PER COMMON SHARE

We report earnings per common share in accordance with SFAS No. 128, Earnings Per Share. Basic earnings per common share is computed using the weighted-average number of common shares outstanding during the period without consideration of common stock equivalents. Diluted earnings per common share is computed using the weighted-average number of common shares outstanding plus common stock equivalents (employee stock options) unless such stock options are anti-dilutive. (See Note 11.)

FISCAL YEAR

The Company's fiscal year ends on the Saturday nearest to January 1, which periodically results in a fiscal year of 53 weeks. Fiscal years 2001, 2000 and 1999 ended on December 29, 2001, December 30, 2000 and January 1, 2000, respectively, and each contained 52 weeks.

NEW ACCOUNTING PRONOUNCEMENTS

In July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 eliminates amortization of goodwill and requires an impairment-only model to record the value of goodwill. Statement No. 142 requires that impairment be tested at least annually at the reporting unit level, using a two-step impairment test. The first step determines if goodwill is impaired by comparing the fair value of the reporting unit as a whole to the book value. If a deficiency exists, the second step measures the amount of the impairment loss as the difference between the implied fair value of goodwill and its carrying amount. Purchased intangibles with indefinite economic lives will be tested for impairment annually using a lower of cost or market approach. Other intangibles will continue to be amortized over their useful lives and reviewed for impairment when the facts and circumstances suggest that they may be impaired. We have not completed our transitional impairment test under SFAS No. 142; thus, we do not know the amount, if any, of impairment that will be recorded upon adoption. However, any impairment charge resulting from the transitional impairment test would be recognized as a cumulative effect of a change in accounting principle. The adoption of SFAS No. 142 is expected to increase net income by approximately $1.0 million ($.03 per share) in 2002 due to the elimination of amortization of goodwill and indefinite lived intangible assets.

In August, 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, that supersedes SFAS No. 121 and provides a single accounting model for valuing long-lived assets to be disposed of. Although retaining many of the fundamental recognition and measurement provisions of SFAS No. 121, the new rules significantly change the criteria that would have to be met to classify an asset as held-for-sale. The new rules also supersede the provisions of Accounting Principles Board (APB) Opinion No. 30 with regard to reporting the effects of a disposal of a segment of a business and require expected future operating losses from discontinued operations to be displayed in discontinued operations in the period(s) in which the losses are incurred (rather than as of the measurement date as presently required by APB No. 30). In addition, more dispositions will qualify for discontinued operations treatment in the income statement. We will adopt SFAS No. 144 in the first quarter of 2002. The provisions of this Statement are not expected to have a significant impact on the Company.

RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform to fiscal 2001 presentation. These changes had no impact on previously reported results of operations or stockholders' equity.

FOREIGN CURRENCIES

Assets and liabilities recorded in foreign currencies on the books of foreign subsidiaries are translated at the exchange rate in effect on the balance sheet date. Revenues, costs and expenses are translated at average rates of exchange prevailing during the year. Translation adjustments resulting from this process are charged or credited to accumulated other comprehensive income or loss. Transaction gains or losses result from a change in exchange rates between the functional currency and the currency in which a foreign currency transaction is denominated. Transaction gains and losses are included in other expenses for the period in which the exchange rate changes.

NOTE 2:   LONG-TERM DEBT

Long-term debt includes the following:

(IN THOUSANDS)                                                      2001        2000
------------------------------------------------------------------------------------
Revolving credit facility due October 15, 2004..............    $ 94,800    $127,003
Notes payable to financial institutions:
  6.72% (6.97% effective October 2001) notes due annually
     through 2002...........................................      10,714      21,429
  6.65% (7.65% effective October 2001) notes due annually
     2001 through 2007......................................     107,143     125,000
  6.78% (7.78% effective October 2001) notes due annually
     2003 through 2008......................................     100,000     100,000
  Variable rate (5.09% at December 29, 2001) note due
     semi-annually through 2005.............................      37,550      48,250
  Other.....................................................           -       1,800
------------------------------------------------------------------------------------
                                                                 350,207     423,482
Less current maturities.....................................     (39,271)    (39,271)
------------------------------------------------------------------------------------
                                                                $310,936    $384,211
------------------------------------------------------------------------------------

As we reported in our Quarterly Report on Form 10-Q for the quarter ended July 1, 2001, recording charges during the second quarter of 2001 associated with the expansion of our ongoing restructuring plan caused our ratio of long-term debt to total capitalization to exceed the ratio permitted under our principal long-term debt agreements as of July 1, 2001. In anticipation of exceeding various financial covenants, we obtained agreements from the parties to the affected debt agreement to waive compliance with the applicable covenants and we reached an agreement with certain of the bank group lenders under our revolving credit facility to provide an additional $75 million in seasonal bridge financing. The bridge loan was paid back prior to its October 31, 2001 maturity.

Final amendments to our credit facilities and all long-term notes were signed on January 31, 2002, and, as part of the amendment process, we provided collateral to the lenders in December 2001. All covenants were amended such that the credit facility and all long-term notes include substantially the same covenants. Additionally, the lenders under the credit facilities and the long-term notes share collateral ratably. The amended revolving credit facility consists of a swing line of credit bearing interest at the banks' current market rates, and revolving loans, which bear interest at LIBOR plus a 3% margin effective February 1, 2002. This 3% margin represents a change and an increase from the grid pricing previously offered under the revolving credit facility that allowed for a margin ranging from .45% to .90% based on our leverage ratio, as defined in the credit agreement, at the time of the borrowing. Under the waivers to the revolving credit facility in effect on December 29, 2001, we were able to borrow at LIBOR plus 2.0%, or 4.15%. The revolving credit facility also calls for a facility fee payable quarterly, in arrears, at a rate of .50% on the total revolving credit facility of $250 million. In addition, we will pay quarterly a ..25% fee on the total credit facilities and on the then current balances of all long-term notes if we have not consummated an offering of debt securities by April 30, 2002. This fee shall cease to accrue upon the consummation of an offering of debt securities.

At December 29, 2001, the total balance outstanding under the revolving credit facility was $94.8 million, and $155.2 million was available for borrowing. The weighted-average interest rates of borrowings under the revolving credit facility during fiscal 2001, 2000 and 1999 were 5.47%, 6.81% and 6.17%, respectively. The weighted-average interest rate of borrowings outstanding under the revolving credit facility at December 29, 2001, was 4.03% (7.01% at December 30, 2000).

Our amended debt agreements contain covenants requiring among other things that we: maintain a specified minimum consolidated net worth; do not exceed specified total debt to EBITDA ratios; maintain specified debt service coverage ratios; limit capital expenditures to specified levels; limit our dividends to $0.04 per share per fiscal quarter, and limit our stock purchases and additional borrowings.

The long-term notes payable to financial institutions are secured pari passu with the credit facility and contain substantially similar covenants and restrictions.

Aggregate maturities of long-term debt at December 29, 2001, are as follows for fiscal years:

(IN THOUSANDS)
------------------------------------------------------------------------
2002........................................................    $ 39,271
2003........................................................      45,224
2004........................................................     140,024
2005........................................................      39,974
2006........................................................      34,524
Thereafter..................................................      51,190
------------------------------------------------------------------------
                                                                $350,207
------------------------------------------------------------------------

NOTE 3:   SHORT-TERM DEBT

As of December 29, 2001, we had an informal line of credit agreement with a maximum availability of approximately $22 million. There was $6.2 million outstanding under the informal line of credit at December 29, 2001 (none at December 30, 2000). The weighted-average interest rates of short-term bank borrowings during 2001, 2000 and 1999 were 5.9%, 7.8% and 5.3%, respectively.

As previously discussed in Note 2, in order to fund our seasonal cash needs during the summer of 2001, we obtained incremental seasonal working capital borrowings under a secured $75 million short-term loan. This loan was fully drawn on August 10, 2001, and repaid before its October 31, 2001, scheduled maturity. The loan was secured by a first lien position on the Company's accounts receivable and was provided by members of the credit facility bank group. Pricing on this loan was LIBOR plus 2.5% or 6.14%.

NOTE 4:   DERIVATIVE AND OTHER FINANCIAL INSTRUMENTS

As of December 31, 2000, we adopted SFAS No. 133. In accordance with the provisions of SFAS No. 133, we recorded a transition adjustment in the first quarter of 2001. The transition adjustment increased accumulated other comprehensive loss and decreased net assets by $578,000 (net of taxes).

INTEREST RATE SWAP AGREEMENTS. To manage interest rate risk, we have an interest rate swap that effectively fixes the interest rate on the outstanding balance (approximately $38 million and

$48 million at December 29, 2001, and December 30, 2000, respectively) of a floating rate debt instrument. The interest rate swap agreement is accounted for as a cash flow hedge and qualifies for use of the "short cut" method under SFAS No. 133, because the cash flows from the interest rate swap perfectly offset the changes in the cash flows associated with the floating rate of interest on the debt. The transition adjustment to record the fair value of the interest rate swap was a loss of $557,000 ($345,000, net of taxes) with an offsetting entry to accumulated other comprehensive loss. There were no amounts reclassified from accumulated other comprehensive loss to net earnings during the year ended December 29, 2001. The fair value of the swap decreased $1,639,000 ($1,017,000 net of tax) in 2001 as interest rates declined. The offsetting loss in fair value was charged to accumulated other comprehensive loss, decreasing that component of equity to $1,362,000 (net of taxes).

On October 10, 2000, we terminated a fixed to floating rate swap agreement and recorded a deferred loss of approximately $600,000, which will be amortized through August 31, 2002 (the remaining term of the hedged debt).The net deferred loss at December 29, 2001, and December 30, 2000, was $210,000 and $521,000,
respectively.

These interest rate swap agreements, when combined, changed the weighted-average interest rate on long-term debt from 6.96% to 7.07%; 6.66% to 6.57%; and 6.67% to 6.34% in 2001, 2000 and 1999, respectively. We believe that future changes in interest rates will not have a material impact on our consolidated financial position or results of operations.

FOREIGN CURRENCY FORWARD CONTRACTS. We earn revenues and incur expenses in various parts of the world and, as a result, we are exposed to movement in foreign currency exchange rates. As of December 29, 2001, we have foreign exchange forward contracts expiring through December 2002 that are intended to reduce the effect of fluctuating foreign currencies on anticipated purchases of inventory and sales of goods denominated in currencies other than the functional currencies of our international subsidiaries. Gains and losses on the derivatives are intended to offset gains and losses on the hedged transactions in an effort to reduce the earnings volatility resulting from fluctuating foreign currency exchange rates. The foreign exchange forward contracts are primarily accounted for as cash flow hedges. The principal currencies hedged include the US dollar, European euro, Mexican peso, and British pound sterling. There was no transition adjustment recorded upon adoption of SFAS No. 133, as there were no significant foreign currency forward contracts impacted by the statement upon adoption. The change in fair value of the forward contracts increased net assets and decreased accumulated other comprehensive loss by $233,000 ($145,000 net of taxes) year-to-date. Realized gains reclassified to earnings in 2001 amounted to $193,000 ($120,000 net of taxes).

We were also a party to foreign exchange forward contracts during the first quarter that did not qualify for hedge accounting under SFAS No. 133. We recorded these contracts at fair value with the related changes in fair value, which amounted to a gain of $903,000 ($560,000 net of taxes) reported in the consolidated statement of operations in the first quarter 2001.

FUTURES CONTRACTS. A substantial portion of the raw materials we use in our integrated manufacturing process are subject to price volatility caused by weather, supply conditions and other unpredictable factors. From time to time, we have purchased futures contracts to hedge commodity (primarily cotton) price risk on anticipated purchases. Since the adoption of SFAS No. 133, we accounted for these futures contracts as cash flow hedges. The transition adjustment to record the fair value of cotton futures contracts at the beginning of 2001 was a loss of $376,000 ($233,000 net of taxes), which was charged to accumulated other comprehensive loss. Gains and losses on futures contracts designated as cash flow hedges are reclassified from accumulated other comprehensive loss in the period the hedged item (i.e., the purchase of raw cotton) affects earnings. The change in fair value of the commodity futures contracts decreased net assets and increased accumulated other comprehensive loss by $4,416,000 (net of taxes) year-to-date. Losses reclassified to earnings during 2001 amounted to $7,499,000 ($4,649,000 net of taxes), including $6,387,000 ($3,959,000 net of taxes), that were recognized in earnings due to hedge ineffectiveness. Those contracts are no longer effective as hedges because, beginning in 2002, we will no longer purchase raw cotton but instead will purchase yarn from an affiliate. (See Note 8.) At December 29, 2001, we continued to maintain cotton futures contracts covering approximately 6.2 million pounds. These cotton futures contracts do not qualify for hedge accounting treatment under SFAS No. 133, thus, future changes in fair value of the remaining cotton futures contracts will be reported in the income statement.

OTHER FINANCIAL INSTRUMENTS. At December 29, 2001, and December 30, 2000, the carrying value of financial instruments such as cash, trade accounts receivable and payables approximated their fair values, based on the short-term maturities of these instruments. The fair value of long-term debt is estimated using discounted cash flow analyses, based upon our incremental borrowing rates for similar types of borrowing arrangements.

The following table summarizes fair value information for derivative and other financial instruments:

                                                        2001                      2000
-----------------------------------------------------------------------------------------------
ASSETS (LIABILITY)                             CARRYING       FAIR       CARRYING       FAIR
(IN THOUSANDS)                                   VALUE        VALUE        VALUE        VALUE
-----------------------------------------------------------------------------------------------
Short-term debt............................    $  (6,187)   $  (6,187)           -            -
Long-term debt (including current
  portion).................................     (350,207)    (371,838)   $(423,482)   $(422,543)
Interest-rate swap agreement terminated on
  October 10, 2000.........................          210            -          521            -
Interest-rate swap agreement terminating
  June 30, 2005............................       (2,196)      (2,196)           -         (557)
Forward currency exchange contracts........           40           40         (953)        (953)
Cotton futures contracts...................         (500)        (500)           -          376
Investments (trading portfolio)............        8,601        8,601        8,882        8,882

NOTE 5:   EMPLOYEE RETIREMENT BENEFITS

We have a qualified, noncontributory, defined benefit pension plan (Retirement
Plan) that covers substantially all of our United States employees, and a savings plan that is qualified under Section 401(k) of the Internal Revenue Code (Savings Plan).

Benefits for the Retirement Plan are based upon years of service and the employee's highest consecutive five years of compensation during the last ten years of employment. We fund the Retirement Plan by contributing annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. The following table sets forth changes in the benefit obligation, plan assets and funded status:

(IN THOUSANDS)                                                      2001        2000
------------------------------------------------------------------------------------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of year.....................    $142,429    $132,249
Service cost................................................       4,109       4,120
Interest cost...............................................      10,137      10,331
Actuarial (gain) loss.......................................      (2,483)      6,310
Benefits paid...............................................      (9,089)     (9,803)
Plan amendments.............................................        (468)          -
Curtailment benefit.........................................      (4,537)       (778)
------------------------------------------------------------------------------------
Benefit obligation at end of year...........................    $140,098    $142,429
------------------------------------------------------------------------------------
CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of year..............    $122,559    $133,801
Actual return on plan assets................................      (6,688)     (8,883)
Company contributions.......................................           -       7,444
Benefits paid...............................................      (9,089)     (9,803)
------------------------------------------------------------------------------------
Fair value of plan assets at end of year....................    $106,782    $122,559
------------------------------------------------------------------------------------
RECONCILIATION OF FUNDED STATUS TO ACCRUED BENEFIT COST
Unfunded status of the plan.................................    $(33,316)   $(19,870)
Unrecognized prior service cost.............................         619       1,400
Unrecognized net actuarial loss.............................      17,061       4,720
Unrecognized transition asset...............................      (1,665)     (2,343)
------------------------------------------------------------------------------------
Accrued benefit cost........................................    $(17,301)   $(16,093)
------------------------------------------------------------------------------------
AMOUNTS RECOGNIZED IN THE CONSOLIDATED BALANCE SHEETS:
Accrued benefit cost........................................    $(17,301)   $(16,093)
Additional minimum liability................................      (1,781)          -
Intangible asset............................................         619           -
Accumulated other comprehensive loss........................       1,162           -
------------------------------------------------------------------------------------
Net amount recognized.......................................    $(17,301)   $(16,093)
------------------------------------------------------------------------------------

A summary of the components of net periodic pension cost is as follows:

(IN THOUSANDS)                                                   2001        2000        1999
-----------------------------------------------------------------------------------------------
Service cost...............................................    $  4,109    $  4,120    $  6,419
Interest cost..............................................      10,137      10,331       9,195
Expected return on plan assets.............................     (12,501)    (11,816)    (10,446)
Net amortization and deferral..............................        (724)       (462)       (315)
Effect of curtailment......................................         186         187      (1,935)
-----------------------------------------------------------------------------------------------
Net periodic pension cost..................................    $  1,207    $  2,360    $  2,918
-----------------------------------------------------------------------------------------------

The weighted-average assumptions used to compute pension amounts were as follows:

                                                              2001        2000
------------------------------------------------------------------------------
Discount rate...............................................  7.25%       7.50%
Expected return on plan assets..............................  9.50%       9.50%
Rate of compensation increase...............................  4.00%       4.00%

Curtailments (principally related to reductions in domestic employment associated with the move of apparel assembly offshore) decreased net pension costs in 1999.

Plan assets at December 29, 2001, and December 30, 2000, include 600,960 shares of the Company's common stock having a market value of $9,020,429 and $9,277,620, respectively. Dividends paid to the plan by the Company were $276,442 for 2001 and $336,538 in both 2000 and 1999.

Our Savings Plan allows substantially all United States employees to defer portions of their annual compensation and to participate in Company matching and discretionary contributions. Compensation expense associated with these plans was $1,046,000, $1,001,000 and $1,213,000 in 2001, 2000 and 1999, respectively.

NOTE 6:   INCOME TAXES

Foreign operations contributed approximately $3,154,000, $(33,994,000) and $5,367,000 to the Company's income (loss) before income taxes in 2001, 2000 and 1999, respectively.

Significant components of the provision for (benefit from) income taxes are as follows:

                                          2001                   2000                   1999
----------------------------------------------------------------------------------------------------
                                  CURRENTLY              CURRENTLY              CURRENTLY
(IN THOUSANDS)                     PAYABLE    DEFERRED    PAYABLE    DEFERRED    PAYABLE    DEFERRED
----------------------------------------------------------------------------------------------------
Federal.........................   $(4,832)   $(22,276)   $(6,695)   $16,627     $  8,731   $   252
State...........................       683      (6,208)     1,554      4,028          791    (2,514)
Foreign.........................     1,286         240      4,114     (1,066)         396     4,286
----------------------------------------------------------------------------------------------------
Totals..........................   $(2,863)   $(28,244)   $(1,027)   $19,589     $  9,918   $ 2,024
----------------------------------------------------------------------------------------------------

Following is reconciliation of income tax expense or benefit to the expected amount computed by applying the statutory federal income tax rate of 35% to income before income taxes:

(IN THOUSANDS)                                                    2001       2000       1999
----------------------------------------------------------------------------------------------
Taxes (benefit) at statutory rate on income before income
  taxes.....................................................    $(30,308)   $11,577    $ 7,115
State income taxes, net of federal income tax benefit.......      (5,281)     1,028     (1,120)
Goodwill....................................................           -      2,972        328
Charitable contribution of appreciated property.............           -     (2,188)         -
Tax effects of foreign operations--net......................         141      2,119          -
Change in valuation allowance on foreign/state NOLs.........       2,756      4,000      3,948
Other--net..................................................       1,585       (946)     1,671
----------------------------------------------------------------------------------------------
                                                                $(31,107)   $18,562    $11,942
----------------------------------------------------------------------------------------------

Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax liabilities and assets as of December 29, 2001, and December 30, 2000, are as follows:

(IN THOUSANDS)                                                   2001       2000
----------------------------------------------------------------------------------
Deferred tax liabilities:
  Property, plant and equipment.............................    $33,450    $57,127
  Inventories...............................................     11,762     17,351
  Accounts receivable.......................................          -        526
  Other.....................................................      6,445          -
----------------------------------------------------------------------------------
  Total deferred tax liabilities............................     51,657     75,004
----------------------------------------------------------------------------------
Deferred tax assets:
  Pension and post-employment obligations...................     10,034      8,768
  Accounts receivable.......................................      6,131          -
  Foreign and state net operating loss carryforwards........     17,843     12,218
  Employee benefits.........................................      9,983      5,305
  Capital loss and credit carryforwards.....................          -      1,455
  Other.....................................................      1,258      8,590
----------------------------------------------------------------------------------
Total deferred tax assets...................................     45,249     36,336
Valuation allowance for deferred tax assets.................    (10,937)    (8,181)
----------------------------------------------------------------------------------
Net deferred tax assets.....................................     34,312     28,155
----------------------------------------------------------------------------------
Net deferred tax liabilities................................    $17,345    $46,849
----------------------------------------------------------------------------------

Net operating loss carryforwards (NOLs) are available to offset future earnings within the time periods specified by law. At December 29, 2001, the Company had U.S. state NOLs of approximately $313 million expiring in 2013 through 2016. International NOLs total approximately

$25 million. The International NOLs pertain primarily to the Company's United Kingdom and
Australian operations. NOLs can be carried forward indefinitely in the United Kingdom and Australia.

In the fourth quarter of fiscal 1999, we announced our plan to restructure our European operations (See Note 9). As a result of the restructuring, we increased the valuation allowance related to NOL carryforwards in the United Kingdom to $4,181,000 because, at that time, we did not believe that the NOLs created by the restructuring charges would generate any global tax savings. In 2000, as we continued to execute our restructuring plan and implemented certain tax strategies, we generated additional U.S. state NOL carryforwards in states where realization of the carryforward benefits was not assured. Accordingly, we increased our valuation allowance by an additional $4,000,000 in 2000. During 2001, we continued to incur tax deductible restructuring charges which resulted in additional U.S. state NOL carryforwards. We further increased the valuation allowance by $2,756,000 in 2001 related to state NOL carryforwards.

We do not provide for federal income taxes on the undistributed earnings of international subsidiaries because earnings are reinvested, and it is our intention to reinvest them indefinitely. At December 30, 2001, we had not provided federal income taxes on earnings of international subsidiaries of approximately $14 million. If these earnings are distributed in the form of dividends or otherwise, we would be subject to both U.S. income taxes and withholding taxes in the various international jurisdictions. It is not practical for us to determine the amount of unrecognized deferred U.S. income tax liability because of the complexities associated with the hypothetical calculation. Withholding of approximately $700,000 would be payable if all previously unremitted earnings as of December 29, 2001, were remitted to the U.S. parent company.

NOTE 7:   STOCK RIGHTS PLAN AND STOCK OPTION PLANS

On September 15, 1999, the Board of Directors declared a dividend, which was issued on October 25, 1999, of one Right for each share of common stock outstanding. Each Right, when exercisable, entitles the holder to purchase a unit of one one-hundredth share of Series A Junior Participating Preferred Stock, par value $.01, at a purchase price of $85. Upon certain events relating to the acquisition of, or right to acquire, beneficial ownership of 15% or more of the Company's outstanding common stock by a third party, or a change in control of the Company, the Rights entitle the holder to acquire, after the Rights are no longer redeemable by the Company, shares of common stock for each Right held at a significant discount to market. The Rights will expire on October 25, 2009, unless redeemed earlier by the Company at $.01 per Right under certain circumstances.

Our Executive Incentive Plan permits us to issue equity-based compensation awards in several forms to all officers and key employees of the Company and its subsidiaries. Under the plan, we may issue restricted stock, incentive stock options, nonqualified stock options, reload stock options, bonus shares, deferred shares, stock appreciation rights and performance shares and performance unit awards.

All of our employees, including officers, are eligible to participate in the Russell Corporation 2000 Stock Option Plan (2000 Option Plan). Awards under the 2000 Option Plan also may be made to consultants. The 2000 Option Plan allows us to grant awards in a variety of forms, including incentive stock options, nonqualified stock options, reload stock options, restricted shares, bonus shares, deferred shares, freestanding stock appreciation rights, tandem stock appreciation rights, performance units and performance shares.

Under the Executive Incentive Plan, the 2000 Option Plan and predecessor stock option plans, a total of 2,573,134 shares of common stock were reserved for issuance at December 29, 2001. The options are granted at a price equal to the stock's fair market value at the date of grant. All options, except the ones granted in 1999, are exercisable two years after the date of grant and expire 10 years after the date of grant. The stock options that were granted during 1999 are exercisable equally over periods of either two or four years and expire 10 years after the date of grant. The following table summarizes the status of options under the Executive Incentive Plan, 2000 Option Plan and predecessor plans:

                                                2001                   2000                   1999
----------------------------------------------------------------------------------------------------------
                                                    WEIGHTED               WEIGHTED               WEIGHTED
                                                     AVERAGE                AVERAGE                AVERAGE
                                                    EXERCISE               EXERCISE               EXERCISE
                                           SHARES      PRICE      SHARES      PRICE      SHARES      PRICE
----------------------------------------------------------------------------------------------------------
Outstanding at beginning of year......  5,102,766   $  20.50   2,979,266   $  25.06   2,394,416   $  27.02
Granted at fair value.................    334,830   $  17.59   2,644,605   $  15.25     935,650   $  19.82
Exercised.............................     49,268   $  15.09           -          -           -          -
Expired...............................    272,050   $  26.38           -          -       4,500   $  22.06
Forfeited.............................    485,470   $  19.56     521,105   $  19.87     346,300   $  26.24
----------------------------------------------------------------------------------------------------------
Outstanding at end of year............  4,630,808   $  20.11   5,102,766   $  20.50   2,979,266   $  25.06
----------------------------------------------------------------------------------------------------------
Exercisable at end of year............  2,550,845   $  23.21   2,134,704   $  27.33   1,142,750   $  28.20
----------------------------------------------------------------------------------------------------------

The range of exercise prices of the outstanding options and exercisable options are as follows:

                                                                                         WEIGHTED
                                                            NUMBER OF      NUMBER OF      AVERAGE
WEIGHTED AVERAGED                                         EXERCISABLE    OUTSTANDING    REMAINING
EXERCISE PRICE                                                 SHARES         SHARES         LIFE
-------------------------------------------------------------------------------------------------
$ 9.40--$12.54........................................              -            410          9.8
$12.55--$15.67........................................        578,136      2,060,902          8.1
$15.68--$18.81........................................         10,409        104,180          9.0
$18.82--$21.94........................................        429,384        914,150          7.4
$21.95--$25.08........................................        272,150        290,400          6.2
$25.09--$28.21........................................        919,966        919,966          4.9
$28.22--$31.34........................................        340,800        340,800          4.2
                                                           -------------------------
                                                            2,550,845      4,630,808          6.9
                                                           -------------------------

SFAS No. 123, Accounting for Stock-Based Compensation, provides an alternative to APB Opinion No. 25 in accounting for stock-based compensation issued to employees. The statement encourages, but does not require, a fair value-based method of accounting for employee stock options and similar equity instruments. Companies that continue to follow the intrinsic value approach to accounting under APB Opinion No. 25 must disclose the pro forma effect on net income and earnings per share as if the fair value method prescribed by SFAS No. 123 had been used. For the purposes of this disclosure, we estimate the fair value of employee stock options at the date of grant using the Black-Scholes option valuation model. The fair values derived for options granted during fiscal years 2001, 2000 and 1999 and key assumptions used to determine these values were as follows:

                                                                  2001         2000         1999
------------------------------------------------------------------------------------------------
Risk-free interest rate.................................          4.9%         6.1%         5.5%
Dividend yield..........................................          1.0%         3.6%         3.0%
Volatility factor.......................................          .397         .323         .229
Weighted-average expected life of options...............     7.8 years     10 years     10 years
Estimated fair value per option.........................    $     2.49    $    4.11    $    6.01
------------------------------------------------------------------------------------------------

For purposes of calculating the pro forma disclosures below, the estimated fair value of the options is amortized to expense over the options' vesting period.

---------------------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)                               2001       2000      1999
---------------------------------------------------------------------------------------------
Pro forma net (loss) income.................................    $(59,356)   $11,529    $4,430
Pro forma net (loss) income per share:
  Basic.....................................................    $  (1.86)   $   .36    $  .13
  Diluted...................................................    $  (1.86)   $   .35    $  .13

On July 26, 2000, the Board of Directors adopted the Russell Corporation 2000 Non-Employee Directors' Compensation Plan (the "Directors' Plan") as a replacement for the Russell Corporation 1997 Non-Employee Directors' Stock Grant, Stock Option and Deferred Compensation Plan (the "Prior Plan"). Under the Directors' Plan, each non-employee director ("Eligible Director") receives annually (i) a fee of $35,000, to be paid in quarterly installments of $8,750, and (ii) an option to purchase a number of shares of common stock equal to $25,000 multiplied by 4 (or the number of full and partial quarters remaining until the next annual meeting), and divided by the fair market value of the shares of common stock as of the grant date. Eligible Directors also may elect to receive all or a portion of their annual fee in shares, stock options or deferred shares. Under the Directors' Plan and the Prior Plan, 2,156 shares of stock were issued in 2000. Options to purchase an aggregate of 67,238 shares of common stock at a price of $17.55 were granted in 2001. In 2000, we granted 5,616 shares at a price of $16.38; 29,480 shares at a price of $16.28; and 3,733 shares at a price of $20.09. Options to purchase an aggregate of 114,603 shares at prices ranging from $16.28 to $27.50 are outstanding under the Directors' Plan and the Prior Plan at December 30, 2001.

NOTE 8: COMMITMENTS AND CONTINGENCIES

PURCHASE AND LEASE COMMITMENTS. At December 29, 2001, we have commitments to spend approximately $4.8 million for capital improvements. Our remaining commitments under noncancelable operating leases with initial or remaining terms of one year or more are as follows:

(IN THOUSANDS)                                                THIRD PARTIES    AFFILIATE      TOTAL
---------------------------------------------------------------------------------------------------
2002......................................................       $    3,555     $  2,426    $ 5,981
2003......................................................            2,590        2,460      5,050
2004......................................................            2,174        2,494      4,668
2005......................................................            1,784        2,527      4,311
2006......................................................              448        2,561      3,009
Thereafter................................................            3,667       10,596     14,263
---------------------------------------------------------------------------------------------------
                                                                 $   14,218     $ 23,064    $37,282
---------------------------------------------------------------------------------------------------

Lease and rental expense for fiscal years 2001, 2000 and 1999 was $9,417,000, $11,312,000, and $8,962,000, respectively.

We had $3,752,000 and $14,450,000 outstanding under letters of credit for the purchase of inventories at December 29, 2001, and December 30, 2000, respectively. We are contingently liable under an agreement which guarantees debt of a non-affiliated foreign contractor of $8 million at December 29, 2001 that expires ratably over the period of 2002-2005.

On December 28, 2001, we entered into a joint venture agreement with Frontier Spinning Mills, Inc. to establish a joint venture company, Frontier Yarns, LLC. ("Frontier Yarns"), in which we have a minority position. As part of this transaction, we agreed to sell or lease our remaining yarn spinning assets and transfer most of our remaining yarn employees to Frontier Yarns, which now supplies most of our yarn needs. Simultaneously, we entered into a supply agreement with Frontier Yarns to purchase certain minimum quantities of yarn based upon the production capacity of Frontier Yarns. The agreement also provides for pricing to be calculated on a conversion cost basis plus actual cost of raw materials. We estimate our total purchases will be in the range of $105 million to $135 million per year. We can terminate the agreement under certain circumstances related to a fundamental decrease in our demand for yarn or the cost of yarn becoming uncompetitive. In addition, beginning in 2006, the agreement may be terminated for any reason upon two years notice but not prior to 2008. Since Frontier Spinning Mills, Inc. is not an affiliate of ours, the agreement, in our opinion, was negotiated on an arm's length basis.

LITIGATION. We are a co-defendant in Locke, et al. v. Russell Corporation, et al., in Jefferson County, Alabama. Of the fifteen original plaintiff families in this case, ten have withdrawn from the case, leaving only five plaintiff families. The claims asserted in the complaint are for trespass and nuisance relating to property owned by the plaintiffs on Lake Martin in a subdivision of Alexander City, Alabama called the Raintree Subdivision. The plaintiffs in this case have not specified the amount of damages they are seeking. A complaint substantially identical to the one filed in the Locke case was filed on November 20, 2001 in the Circuit Court of Jefferson County, Alabama, by two residents of the Raintree Subdivision (Gould v. Russell Corporation, et al.). This case has been consolidated with the Locke case. The claims and allegations in the Locke and Gould cases are virtually identical to a similar case styled Sullivan, et al. v. Russell Corporation, et al., which was resolved in our favor in a ruling by the Supreme Court of Alabama earlier in 2001. We plan to vigorously defend these suits.

By letter dated January 13, 2000, we were notified by the United States Department of Justice ("DOJ") that the DOJ intended to institute legal proceedings against us and certain other parties alleging violations by those parties of the Clean Water Act in connection with the treatment and discharge of waste at a water treatment facility operated by the City of Alexander City, Alabama. Since that time, we and the other parties engaged in discussions with the DOJ. On March 5, 2002, we and two other parties, with no admission of liability, entered into a Consent Decree with the DOJ whereby we and the other parties agreed (i) to pay a civil penalty of $30,000, of which we will pay $10,000 and (ii) to participate in a Supplemental Environmental Project, the cost of which will be approximately $197,000, of which we will pay approximately $112,000. We are not required to undertake any corrective or remedial action under the terms of the Consent Decree. The Consent Decree must be judicially approved after public comment, but we have no reason to believe such approval will be withheld. The Supplemental Environmental Project will be undertaken in connection with the settlement of a civil enforcement action taken by the United States for violations of the Clean Water Act. We specifically denied allegations of the DOJ and specifically denied any liability based upon those allegations. We do not believe the settlement of this matter will have a material adverse effect upon us.

We also are a party to various other lawsuits arising out of the conduct of its business. We do not believe that any of these matters, if adversely determined, would have a material adverse effect upon us.

NOTE 9: RESTRUCTURING, ASSET IMPAIRMENT AND OTHER UNUSUAL CHARGES (SPECIAL CHARGES)

In July 1998, we adopted a restructuring and reorganization program with the objective of (1) transitioning our company from a manufacturing-driven business to a consumer-focused organization that markets branded apparel products and (2) creating an efficient, low-cost operating structure with the flexibility to take advantage of future opportunities to reduce our costs. The plan originally called for the closing of a number of our worldwide facilities, which included selected manufacturing plants, distribution centers and offices; expanding production outside the United States; consolidating and downsizing the licensed products businesses; disposing of owned shopping-center real estate; reorganizing the corporate structure; establishing a dual headquarters in Atlanta, GA in addition to Alexander City, AL; as well as other cost savings activities. In July 2001, we announced an extension of this program to align the organization by distribution channel to provide stronger customer service, supply chain management, and more cost-effective operations.

The special charges reflected in the consolidated statements of operations are as follows:

(IN THOUSANDS)                                                      2001       2000       1999
----------------------------------------------------------------------------------------------
Employee terminations.......................................    $ 23,808    $11,834    $17,542
Exit costs related to facilities............................      11,577      4,596     11,743
Termination of licenses and contracts.......................           -      3,313          -
Impairment of facilities used in operations.................      23,242      1,668     13,389
Impairment of facilities and equipment held for disposal....      59,013     23,602      7,921
Impairment of intangible assets.............................           -      7,735          -
Inventory losses including shipping and warehousing costs...      13,084      3,648      4,988
Accelerated depreciation on facilities and equipment to be
  taken out of service......................................           -        995      7,149
Losses on cotton hedges (reclassified from accumulated other
  comprehensive loss).......................................       6,387          -          -
Expenses associated with the establishment of dual
  headquarters..............................................       1,207      3,121      6,088
Other.......................................................       5,774      4,499      1,901
----------------------------------------------------------------------------------------------
Totals before tax...........................................    $144,092    $65,011    $70,721
----------------------------------------------------------------------------------------------
Totals after tax............................................    $ 91,936    $47,570    $46,632
----------------------------------------------------------------------------------------------

These charges have been classified in the consolidated statements of operations as follows:

(IN THOUSANDS)                                                      2001       2000       1999
----------------------------------------------------------------------------------------------
Cost of goods sold..........................................    $ 43,790    $18,187    $32,039
Selling, general and administrative expenses................       1,567      3,677      6,088
Other--net..................................................      98,735     43,147     32,594
----------------------------------------------------------------------------------------------
                                                                $144,092    $65,011    $70,721
----------------------------------------------------------------------------------------------

A summary of activity in the restructuring liability accounts follows:

(IN THOUSANDS)                                                      2001        2000        1999
------------------------------------------------------------------------------------------------
Restructuring liabilities at beginning of year..............    $  5,726    $  6,527    $  6,324
Exit costs accrued..........................................      11,577       4,596      11,743
Employee termination costs accrued..........................      21,561      10,534      14,542
Other charges...............................................      13,009      10,377       7,847
Reserve revisions and adjustments, net......................       2,247       1,300       3,000
Payments charged to the liability accounts..................     (37,981)    (27,608)    (36,929)
------------------------------------------------------------------------------------------------
Restructuring liabilities at end of year....................    $ 16,139    $  5,726    $  6,527
------------------------------------------------------------------------------------------------

A substantial portion of the special charges recognized in 1999 through 2001 involved the write-down of assets and did not require cash payments. A summary of non-cash related components of the special charges follows:

(IN THOUSANDS)                                                     2001       2000       1999
---------------------------------------------------------------------------------------------
Impairment of facilities....................................    $82,095    $26,098    $28,459
Impairment of intangible assets.............................          -      7,735          -
Other.......................................................     13,603      4,371      5,130
---------------------------------------------------------------------------------------------
                                                                $95,698    $38,204    $33,589
---------------------------------------------------------------------------------------------

FISCAL 2001 RESTRUCTURING ACTIVITIES

The special charges in 2001 relate primarily to the consolidation of the Cross Creek branded business and the restructuring of our spinning facilities. Revenue and operating losses related to the Cross Creek branded business, which we do not expect to retain in future periods, were approximately $16.1 million and $6.4 million, respectively, in 2001.

In 2001, we continued to move our sewing operations to facilities owned by us and by third parties located primarily in Central America and Mexico. We announced the closing of two domestic sewing operations, one textile operation, four yarn manufacturing facilities and the downsizing of domestic manufacturing capacity in the Domestic Activewear segment. Due to these closings, we issued approximately 1,250 termination notices to employees and recorded approximately $17.4 million in employee severance and related benefits, including $2.2 million in adjustments to costs for terminations in prior years.

In July 2001, we announced plans to discontinue direct marketing of the Cross Creek brand through golf pro shops and department stores and our intention to pursue a third-party licensing strategy for this business channel. We will continue to market the Cross Creek brand through the artwear/careerwear business line, which is this brand's principal channel of distribution. During 2001, we recorded inventory write-downs of $13.1 million related to the discontinuance of certain product lines, of which $6.7 million relates to the discontinued Cross Creek branded business. In addition, we announced the consolidation of the Cross Creek textile operations into the current dyeing and finishing plant in Mt. Airy, North Carolina, and the consolidation of the Cross Creek artwear business within the other Domestic Activewear segment business based in Atlanta. As a result, we terminated approximately 285 employees and recorded employee severance and related benefits of $6.4 million and $1.5 million of exit costs in 2001. We also recorded asset impairment charges of $11.8 million related to facilities and equipment that were previously used in the Cross Creek branded business as well as the consolidation of the Cross Creek placket shirt business into the Domestic Activewear segment based in Atlanta.

In the third quarter of 2001, we recognized losses of $30 million on write-downs of spinning assets to their fair market value. Some of these facilities were later sold to Frontier Yarns. The remainder are no longer in service and are classified as held for sale. We also recorded impairment losses of $23.2 million on yarn facilities and equipment leased to Frontier Yarns that will continue to be classified as held for use. As noted in Note 8, we signed an agreement with Frontier Spinning Mills, Inc. to sell or lease substantially all of our remaining spinning assets and to transfer our remaining yarn employees to Frontier Yarns. Going forward, Frontier Yarns will supply most of our yarn needs.

During the year, we also expensed $8.3 million associated with the ongoing maintenance cost of facilities that are being held for sale as well as $1.7 million related to the completion of the restructuring in Europe.

We recognized $18.9 million in impairment charges for assets held for sale, including $8.4 million to adjust the carrying values of assets idled in prior periods to properly reflect the assets at their net realizable values.

Property and equipment held for disposal at December 29, 2001, are carried at $18.7 million. Charges for impairment of assets held for disposal were generally recorded when the facilities and equipment were removed from operations or when the criteria for classifying the assets as held for disposal were met. These assets have been written down to their fair values (less cost to sell), and depreciation has been suspended since the date they were first classified as assets held for disposal. Fair values used in recording asset impairment charges were determined by reference to third-party appraisals or internal analyses based upon recent sales prices of comparable facilities. Net gains realized during 2001 on sales of facilities and equipment that were being held for disposal at the beginning of fiscal year 2001 were approximately $1.7 million.

As noted in Note 4, we recognized a $6.4 million charge related to losses on cotton futures contracts that were deemed to be ineffective as hedges in the fourth quarter when we sold or leased our remaining yarn manufacturing facilities to Frontier Yarns. Prior to the fourth quarter, we accounted for cotton futures contracts as cash flow hedges of anticipated purchases of cotton with unrealized gains or losses recorded in accumulated other comprehensive loss until the related hedged cotton purchases occurred. Beginning in 2002, we intend to purchase yarn from Frontier Yarns. The cotton futures contracts that were hedging anticipated purchases of cotton in 2002 were deemed to be ineffective upon formation of Frontier Yarns, because we will no longer be purchasing raw cotton in the future. Accordingly, the $6.4 million of unrealized losses in accumulated other comprehensive loss was reclassified to earnings as required by SFAS No. 133 and are presented in the table above as being directly related to restructuring our yarn operations.

We also recorded $5.5 million of miscellaneous costs including $4.3 million related to the consolidation of the Cross Creek branded business and $1.2 million of costs associated with establishing our dual headquarters in Atlanta, GA.

FISCAL 2000 RESTRUCTURING ACTIVITIES

The special charges in 2000 relate primarily to plant closings, the restructuring of the Russell Athletic brand and the discontinuance of the Woodbrook brand in Europe. Revenues and operating losses related to the Russell Athletic and Woodbrook brands in Europe were approximately $14 million and $4.5 million, respectively, in 1999.

In 2000, we closed six domestic apparel operations, a textile research facility and one yarn-manufacturing facility. During the year, approximately 1,700 employees were terminated. We recorded approximately $11.8 million in fiscal year 2000 for employee severance benefits, including approximately $1.3 million in reserve adjustments for workers' compensation claims from prior year employee terminations where the estimated costs were lower than actual costs. We also incurred approximately $3.8 million in ongoing maintenance cost related to facilities held for sale.

In 2000, we also announced the restructuring of the Russell Athletic business in Europe, the Cross Creek brand in Australia and the Woodbrook brand in Europe. In connection with the restructuring of these lines of business, we recorded $3.3 million in termination costs related to the cancellation of reseller contracts and $0.8 million related to leased facilities in Europe. We recognized charges of $3.6 million to reduce the carrying value of discontinued inventories to their estimated net realizable values.

Asset impairment charges of $23.6 million in fiscal 2000, included $16.5 million to write-down domestic apparel operations a textile research facility and one spinning facility; $7.1 million to write-down building and apparel assembly assets located in Europe related to the Russell Athletic and Woodbrook operations; we also recognized a $7.7 million impairment charge to write off the remaining carrying value of goodwill associated with the European business. We recognized this charge because our estimated undiscounted cash flows for the restructured European business were less than the carrying value of the remaining long-lived assets, including the goodwill.

We also recorded asset impairment charges of $1.7 million in 2000 related to the reconfiguration of domestic distribution facilities. The reconfiguration is now complete.

We also recorded $4.5 million of miscellaneous other unusual charges, of which $3.0 million related to restructuring the Russell Athletic line of business in Europe. We also incurred an additional $3.1 million of cost associated with establishing our dual headquarters in Atlanta, GA.

FISCAL 1999 RESTRUCTURING ACTIVITIES

In 1999, we closed 14 domestic sewing and assembly facilities and announced the closure of two manufacturing plants in Scotland. We also closed two yarn-manufacturing facilities and one cloth fabrication facility. Reconfiguration of a major distribution facility continued throughout the year and was completed during fiscal 2000. We recorded asset impairment charges of $13.4 million in 1999 related to the ongoing reconfiguration of domestic distribution facilities. In 1999, approximately 2,200 employees were terminated. We incurred approximately $17.5 million in severance charges in 1999, of which approximately $3.0 million related to health insurance costs from prior year employee terminations where the estimated costs were lower than actual costs.

Also during 1999, we incurred approximately $4.1 million in equipment removal cost to reconfigure a distribution facility and approximately $7.7 million associated with ongoing maintenance costs of facilities that were held for sale. On October 15, 1999, we announced the closing of our Scottish manufacturing plants in Bo'ness and Livingston. These facilities were closed by the end of fiscal 2000. Due to the ongoing impact of increased competition within the European marketplace and the fact that many of our competitors source their product requirements from developing countries, the economics of maintaining a manufacturing base in Scotland were no longer viable. Since the closure of our Scottish manufacturing facilities, we have sourced substantially all of our European apparel product requirements from contractors.

In 1999, we recorded asset impairment charges of $7.9 million to write-down facilities and equipment to their net realizable values at the time they were removed from service.

We recorded special charges of $5.0 million during 1999 to reduce the carrying value of discontinued inventories (primarily in Europe) to their estimated net realizable values. As plans were finalized in 1999 to close plants, we recorded an additional provision for depreciation of $7.1 million to reflect shorter estimated useful lives for planned facility closures that had been decided, but not yet announced and that continued in operations until there was no longer an operational requirement to continue their use. In addition, we incurred $6.1 million of costs associated with establishing our dual headquarters in Atlanta, GA.

There were no significant revenue losses related to the 1999 restructuring activities.

NOTE 10:   SEGMENT INFORMATION

DESCRIPTION OF THE TYPES OF PRODUCTS FROM WHICH EACH REPORTABLE SEGMENT DERIVES ITS REVENUES

We operate our business in two segments: Domestic Activewear and International Activewear. Domestic Activewear is further organized into three business lines, which are aligned by distribution channel: Russell Athletic, Mass Retail and Artwear/Careerwear. The International Activewear business sells our products in more than 40 countries.

Prior to 2001, our activewear segment and two other domestic operating segments that were previously reported in an "all other" segment were organized in business units principally along brand name lines. In 2001, we realigned our domestic organizational structure by distribution channel to provide a stronger focus on customer service, marketing, supply chain management and cost effective operations. Accordingly, the segment data presented herein for 1999 and 2000 has been restated to present our segment data on the new basis of segment reporting. The business units that were previously shown as "all other" are now considered part of our Domestic Activewear segment.

MEASUREMENT OF SEGMENT PROFIT OR LOSS AND SEGMENT ASSETS

Our management evaluates performance and allocates resources based on profit or loss from operations before interest, income taxes, and special charges (Segment
EBIT). The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies except that inventories are valued at standard cost at the segment level, whereas a substantial portion of inventories are valued on a Last-In, First-Out (LIFO) basis in the consolidated financial statements. Intersegment transfers are recorded at cost; there is no intercompany profit or loss on intersegment transfers.

SEGMENT FINANCIAL INFORMATION
FOR THE YEAR ENDED DECEMBER 29, 2001                     DOMESTIC     INTERNATIONAL
(IN THOUSANDS)                                          ACTIVEWEAR     ACTIVEWEAR        TOTAL
-------------------------------------------------------------------------------------------------
Net sales...........................................    $1,080,292     $   80,633      $1,160,925
Depreciation and amortization expense...............        48,752            546          49,298
Segment EBIT........................................       103,007          2,385         105,392
Special charges not included in Segment EBIT........       144,018             74         144,092
Total assets........................................       930,339         64,831         995,170
2001 purchases of long-lived assets.................        47,387          1,588          48,975

SEGMENT FINANCIAL INFORMATION
FOR THE YEAR ENDED DECEMBER 30, 2000                     DOMESTIC     INTERNATIONAL
(IN THOUSANDS)                                          ACTIVEWEAR     ACTIVEWEAR        TOTAL
-------------------------------------------------------------------------------------------------
Net sales...........................................    $1,115,935     $  110,393      $1,226,328
Depreciation and amortization expense...............        51,382          2,268          53,650
Segment EBIT (loss).................................       158,240         (7,829)        150,411
Special charges not included in Segment EBIT
  (loss)............................................        39,393         25,618          65,011
Total assets........................................     1,069,148         84,012       1,153,160
2000 purchases of long-lived assets.................        58,036          1,421          59,457

SEGMENT FINANCIAL INFORMATION
FOR THE YEAR ENDED JANUARY 1, 2000                       DOMESTIC     INTERNATIONAL
(IN THOUSANDS)                                          ACTIVEWEAR     ACTIVEWEAR        TOTAL
-------------------------------------------------------------------------------------------------
Net sales...........................................    $1,025,163     $  123,701      $1,148,864
Depreciation and amortization expense...............        54,062          2,680          56,742
Segment EBIT........................................       133,510          9,154         142,664
Special charges not included in Segment EBIT........        59,227         11,494          70,721
1999 purchases of long-lived assets.................        51,760          1,616          53,376

RECONCILIATION OF SEGMENT EBIT TO CONSOLIDATED
PRE-TAX (LOSS) INCOME
(IN THOUSANDS)                                             2001           2000            1999
-------------------------------------------------------------------------------------------------
Total segment EBIT..................................    $  105,392     $   150,411     $  142,664
Special charges.....................................      (144,092)        (65,011)       (70,721)
Unallocated amounts:
  Corporate expenses................................       (16,488)        (20,263)       (23,182)
  Inventory cost adjustments........................           919             341           (371)
  Interest expense..................................       (32,324)        (32,401)       (28,060)
-------------------------------------------------------------------------------------------------
Income (loss) before income taxes...................    $  (86,593)    $    33,077     $   20,330
-------------------------------------------------------------------------------------------------

During fiscal 2001, we allocated more corporate expenses to our reportable segments.

ENTERPRISE-WIDE DISCLOSURES:

NET SALES BY COUNTRY
(IN THOUSANDS)                                                 2001          2000          1999
-----------------------------------------------------------------------------------------------
United States..........................................  $1,080,292    $1,115,935    $1,025,163
Europe.................................................      56,307        85,751       101,496
Other foreign countries................................      24,326        24,642        22,205
-----------------------------------------------------------------------------------------------
Consolidated total.....................................  $1,160,925    $1,226,328    $1,148,864
-----------------------------------------------------------------------------------------------

NET SALES BY DISTRIBUTION CHANNEL
(IN THOUSANDS)                                                 2001          2000          1999
-----------------------------------------------------------------------------------------------
Domestic Mass Retail...................................  $  337,163    $  330,694    $  298,721
Domestic Artwear/Careerwear............................     462,774       498,028       449,422
Domestic Russell Athletic..............................     280,355       287,213       277,020
International Activewear...............................      80,633       110,393       123,701
-----------------------------------------------------------------------------------------------
Consolidated total.....................................  $1,160,925    $1,226,328    $1,148,864
-----------------------------------------------------------------------------------------------

LONG-LIVED ASSETS BY COUNTRY
(IN THOUSANDS)                                                 2001          2000
---------------------------------------------------------------------------------
United States..........................................  $  354,244    $  456,639
Europe.................................................       1,522         5,245
Other foreign countries................................         519           586
---------------------------------------------------------------------------------
Consolidated total.....................................  $  356,285    $  462,470
---------------------------------------------------------------------------------

Revenues are attributed to countries based on the location of customers.

MAJOR CUSTOMER

Net sales to Wal-Mart represent approximately 18.7%, 17.9% and 19.4% of our consolidated net sales for fiscal 2001, 2000, and 1999, respectively.

NOTE 11:   EARNINGS PER SHARE

The following table sets forth the computation of earnings per share:

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)              2001           2000           1999
-----------------------------------------------------------------------------------------------
Net (loss) income...................................  $   (55,486)   $    14,515    $     8,388
-----------------------------------------------------------------------------------------------
Basic calculation:
  Weighted-average common shares outstanding........   31,950,658     32,405,926     33,842,751
-----------------------------------------------------------------------------------------------
Net (loss) income per common share--basic...........  $     (1.74)   $       .45    $       .25
-----------------------------------------------------------------------------------------------
Diluted calculation:
  Weighted-average common shares outstanding........   31,950,658     32,405,926     33,842,751
Net common shares issuable on exercise of diluted
  stock options.....................................            -        280,080         23,750
-----------------------------------------------------------------------------------------------
                                                       31,950,658     32,686,006     33,866,501
-----------------------------------------------------------------------------------------------
Net (loss) income per common share--diluted.........  $     (1.74)   $       .44    $       .25
-----------------------------------------------------------------------------------------------

NOTE 12:   SUMMARY OF QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following is a summary of unaudited quarterly results of operations (in thousands, except per share data):

                                                                 QUARTER ENDED
----------------------------------------------------------------------------------------------
YEAR ENDED DECEMBER 29, 2001                       APRIL 1      JULY 1    SEPT. 30     DEC. 29
----------------------------------------------------------------------------------------------
Net sales(1)....................................  $240,994    $253,835    $351,324    $314,772
Gross profit....................................    65,056      53,682      88,422      59,747
Net income (loss)...............................     2,239     (11,585)    (15,383)    (30,757)
Net income (loss) per common share basic and
  diluted.......................................  $    .07    $   (.36)   $   (.48)   $   (.96)
Special charges, described in Note 9, on an
  after-tax basis that are included in the above
  net income (loss).............................  $  1,687    $ 16,478    $ 33,337    $ 40,434

                                                                 QUARTER ENDED
----------------------------------------------------------------------------------------------
YEAR ENDED DECEMBER 30, 2000                       APRIL 2      JULY 2      OCT. 1     DEC. 30
----------------------------------------------------------------------------------------------
Net sales(1)....................................  $253,904    $284,447    $359,180    $328,797
Gross profit....................................    64,685      73,246     105,225      97,696
Net income......................................       466       2,472         526      11,051
Net income per common share:
  Basic.........................................  $    .01    $    .08    $    .02    $    .35
  Diluted.......................................  $    .01    $    .07    $    .02    $    .34
Special charges, described in Note 9, on an
  after-tax basis that are included in the above
  net income....................................  $  5,608    $  4,917    $ 25,250    $ 11,795

(1) Net sales for the quarters ended April 1, July 1, and September 30, 2001 and for each of the quarters in the year ended December 30, 2000 have been restated to reflect shipping and handling costs billed to customers in net sales (see
Note 1).

NOTE 13: CONDENSED CONSOLIDATING FINANCIAL INFORMATION

The following tables present condensed consolidating financial information for:
(a) Russell Corporation (the "Parent") on a stand-alone basis; (b) on a combined basis, the guarantors of the 9.25% Senior Notes ("Subsidiary Guarantors"), which include Jerzees Apparel, LLC; Mossy Oak Apparel Company; Cross Creek Apparel, LLC; Cross Creek Holdings, Inc., DeSoto Mills, Inc.; Russell Financial Services, Inc.; Russell Asset Management, Inc.; Russell Apparel LLC; RINTEL Properties, Inc.; Russell Yarn LLC; Russell Athletic, Inc.; Russell Athletic West, Inc.; and Russell Co-Op, LLC (all of which are wholly owned); and (c) on a combined basis, the Non-Guarantor Subsidiaries, which include Alexander City Flying Service, Inc.; Russell Servicing, Co., Inc.; Russell Development Corporation; Russell Corp. U.K.; Russell Mexico S.A. de C.V.; Jerzees Campeche S.A. de C.V.; Jerzees Yucatan S.A. de C.V.; Athletic de Camargo; Cross Creek de Jimenez; Cross Creek de Honduras, S.A. de C.V.; Russell Australia Pty. Ltd.; Russell de Brasil Ltda.; Russell Far East Limited; Russell Japan KK; Russell Corp. Canada Ltd.; Jerzees de Honduras, S.A. de C.V.; and Jerzees de Buena Vista. Separate financial statements of the Subsidiary Guarantors are not presented because the guarantee by each 100% owned Subsidiary Guarantor is full and unconditional, joint and several, and we believe separate financial statements and other disclosures regarding the Subsidiary Guarantors are not material to investors. Furthermore, there are no significant legal restrictions on the Parent's ability to obtain funds from its subsidiaries by dividend or loan. While Russell Athletic, Inc. and Russell Athletic West, Inc. were Subsidiary Guarantors at the time the indenture was executed, these entities were dissolved prior to June 30, 2002 and the assets of these entities were distributed to the Parent or other Subsidiary Guarantors.

The parent is comprised of Alabama manufacturing operations and certain corporate management, information services, and finance functions.

                              RUSSELL CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

--------------------------------------------------------------------------------------------------------
FOR THE YEAR ENDED JANUARY 1, 2000              SUBSIDIARY   NON-GUARANTOR
(IN THOUSANDS)                         PARENT   GUARANTORS    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
--------------------------------------------------------------------------------------------------------
Net sales..........................  $707,076    $ 319,657     $   136,768     $  (14,637)   $ 1,148,864
Costs and expenses:
    Cost of goods sold.............   509,065      254,654         100,951        (13,079)       851,591
    Selling, general and
      administrative expenses......   151,353       39,694          28,082         (1,558)       217,571
    Other--net.....................    85,073      (63,571)          9,810              -         31,312
    Interest expense
      (income)--net................    34,727       (7,156)            489              -         28,060
--------------------------------------------------------------------------------------------------------
Income (loss) before income taxes
  and equity in earnings of
  consolidated subsidiaries........   (73,142)      96,036          (2,564)             -         20,330
Provision (benefit) for income
  taxes............................   (20,172)      33,728          (1,614)             -         11,942
Equity in earnings of consolidated
  subsidiaries, net of income
  taxes............................    61,358            -               -        (61,358)             -
--------------------------------------------------------------------------------------------------------
Net income (loss)..................  $  8,388    $  62,308     $      (950)    $  (61,358)   $     8,388
--------------------------------------------------------------------------------------------------------

                              RUSSELL CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

------------------------------------------------------------------------------------------------------------
FOR THE YEAR ENDED JANUARY 1, 2000                  SUBSIDIARY   NON-GUARANTOR
(IN THOUSANDS)                             PARENT   GUARANTORS    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net cash provided by (used in)
  operating activities.................  $110,300   $  (17,308)  $      (5,698)  $          -   $     87,294
INVESTING ACTIVITIES
Purchase of property, plant and
  equipment............................   (43,408)      (5,335)         (4,633)             -        (53,376)
Investment in and advances to
  subsidiaries.........................   (23,226)      21,407           1,819              -              -
Proceeds from sale of property, plant
  and equipment........................     3,738          409             425              -          4,572
------------------------------------------------------------------------------------------------------------
Net cash (used in) provided by
  investing activities.................   (62,896)      16,481          (2,389)             -        (48,804)
FINANCING ACTIVITIES
Payments on credit facilities--net.....    65,045            -          11,338              -         76,383
Payments on short-term debt............    (7,100)           -          (5,808)             -        (12,908)
Payments on notes payable..............   (32,214)           -               -              -        (32,214)
Debt issuance costs....................    (1,115)           -               -              -         (1,115)
Dividends on common stock..............   (19,000)           -               -              -        (19,000)
Cost of common stock for treasury......   (53,368)           -               -              -        (53,368)
------------------------------------------------------------------------------------------------------------
Net cash (used in) provided by
  financing activities.................   (47,752)           -           5,530              -        (42,222)
Effect of exchange rate changes on
  cash.................................         -            -            (997)             -           (997)
------------------------------------------------------------------------------------------------------------
Net decrease in cash...................      (348)        (827)         (3,554)             -         (4,729)
Cash balance at beginning of year......       769        1,510          11,573              -         13,852
------------------------------------------------------------------------------------------------------------
Cash balance at end of year............  $    421   $      683   $       8,019   $          -   $      9,123
------------------------------------------------------------------------------------------------------------

                              RUSSELL CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS

--------------------------------------------------------------------------------------------------------------
DECEMBER 30, 2000                                     SUBSIDIARY   NON-GUARANTOR
(IN THOUSANDS)                               PARENT   GUARANTORS    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
--------------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash.................................  $      788    $    295      $     3,110    $       -      $    4,193
  Trade accounts receivable, net.......       2,935     170,762           24,913            -         198,610
  Inventories..........................     259,198     102,324           44,924            -         406,446
  Prepaid expenses and other current
    assets.............................      19,347       2,552            8,993            -          30,892
--------------------------------------------------------------------------------------------------------------
Total current assets...................     282,268     275,933           81,940            -         640,141
Property, plant, and equipment, net....     379,747      57,140           25,583            -         462,470
Investment in subsidiaries.............     565,139           -              195     (565,334)              -
Intercompany balances..................    (142,364)    187,227          (44,863)           -               -
Other assets...........................      14,575      25,060           10,914            -          50,549
--------------------------------------------------------------------------------------------------------------
                                         $1,099,365    $545,360      $    73,769    $(565,334)     $1,153,160
--------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued
    expenses...........................  $   99,501    $ 25,826      $     4,129    $       -      $  129,456
  Current maturities of long-term
    debt...............................      39,271           -                -            -          39,271
--------------------------------------------------------------------------------------------------------------
Total current liabilities..............     138,772      25,826            4,129            -         168,727
Long-term debt, less current
  maturities...........................     363,007           -           21,204            -         384,211
Deferred liabilities...................      71,646          76            2,560            -          74,282
Stockholders' equity...................     525,940     519,458           45,876     (565,334)        525,940
--------------------------------------------------------------------------------------------------------------
                                         $1,099,365    $545,360      $    73,769    $(565,334)     $1,153,160
--------------------------------------------------------------------------------------------------------------

                              RUSSELL CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

--------------------------------------------------------------------------------------------------------
FOR THE YEAR ENDED
DECEMBER 30, 2000                            SUBSIDIARY    NON-GUARANTOR
(IN THOUSANDS)                      PARENT   GUARANTORS     SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
--------------------------------------------------------------------------------------------------------
Net sales.......................  $758,109    $361,517       $139,568         $(32,866)      $1,226,328
Costs and expenses:
  Cost of goods sold............   513,155     279,731        122,972          (30,382)         885,476
  Selling, general and
    administrative expenses.....   160,867      43,313         28,233           (2,422)         229,991
  Other--net....................    89,442     (63,855)        19,858              (62)          45,383
  Interest expense..............    46,747     (15,614)         1,268                -           32,401
--------------------------------------------------------------------------------------------------------
Income (loss) before income
  taxes and equity in earnings
  of consolidated subsidiaries     (52,102)    117,942        (32,763)               -           33,077
Provision (benefit) for income
  taxes.........................   (15,133)     41,236         (7,541)               -           18,562
Equity in earnings of
  consolidated subsidiaries, net
  of income taxes...............    51,484           -              -          (51,484)               -
--------------------------------------------------------------------------------------------------------
  Net income (loss).............  $ 14,515    $ 76,706       $(25,222)        $(51,484)      $   14,515
--------------------------------------------------------------------------------------------------------

                              RUSSELL CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

--------------------------------------------------------------------------------------------------------
FOR THE YEAR ENDED
DECEMBER 30, 2000                               SUBSIDIARY   NON-GUARANTOR
(IN THOUSANDS)                         PARENT   GUARANTORS    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
--------------------------------------------------------------------------------------------------------

  OPERATING ACTIVITIES
  Net cash provided by operating
     activities....................  $89,667   $7,436   $     68   $     -             $97,171
  INVESTING ACTIVITIES
  Purchase of property, plant and
     equipment.....................  (45,066)  (7,032)    (7,359)        -             (59,457)
  Cash paid for acquisitions, joint
     ventures and other............  (39,972)       -          -         -             (39,972)
  Investment in and advances to
     subsidiaries..................    7,981   (1,075)    (6,906)        -                   -
  Proceeds from sale of property,
     plant and equipment...........    5,931      283        236         -               6,450
----------------------------------------------------------------------------------------------
  Net cash used in investing
     activities....................  (71,126)  (7,824)   (14,029)        -             (92,979)
  FINANCING ACTIVITIES
  Borrowings on credit
     facility--net.................   40,755        -     11,548         -              52,303
  Payments on notes payable........  (26,564)       -          -         -             (26,564)
  Dividends on common stock........  (18,166)       -          -         -             (18,166)
  Treasury stock re-issued.........      952        -          -         -                 952
  Cost of common stock for
     treasury......................  (15,151)       -          -         -             (15,151)
----------------------------------------------------------------------------------------------
  Net cash (used in) provided by
     financing activities..........  (18,174)       -     11,548         -              (6,626)
  Effect of exchange rate changes
     on cash.......................        -        -     (2,496)        -              (2,496)
----------------------------------------------------------------------------------------------
  Net increase (decrease) in
     cash..........................      367     (388)    (4,909)        -              (4,930)
  Cash balance at beginning of
     year..........................      421      683      8,019         -               9,123
----------------------------------------------------------------------------------------------
  Cash balance at end of year......  $   788   $  295   $  3,110   $     -             $ 4,193
----------------------------------------------------------------------------------------------

                              RUSSELL CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS

-------------------------------------------------------------------------------------------------------------------------
DECEMBER 29, 2001                                                SUBSIDIARY   NON-GUARANTOR
(IN THOUSANDS)                                          PARENT   GUARANTORS    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
-------------------------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash.............................................  $   3,277   $   (1,583)  $       4,188   $         --   $      5,882
  Trade accounts receivables, net..................        972      146,795          18,338             --        166,105
  Inventories......................................    230,580       90,062          39,696             --        360,338
  Prepaid expenses and other current assets........     26,557       10,511           3,907             --         40,975
-------------------------------------------------------------------------------------------------------------------------
Total current assets...............................    261,386      245,785          66,129             --        573,300
Property, plant, and equipment, net................    240,039       87,120          29,126             --        356,285
Investment in subsidiaries.........................    757,530          195              --       (757,725)            --
Intercompany balances..............................   (351,525)     384,132         (32,607)            --             --
Other assets.......................................     39,170       23,954           2,461             --         65,585
-------------------------------------------------------------------------------------------------------------------------
                                                     $ 946,600   $  741,186   $      65,109   $   (757,725)  $    995,170
-------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses............     98,072        9,387          18,567                       126,026
  Short-term debt..................................         --        6,187              --             --          6,187
  Current maturities of long-term debt.............     39,271           --              --             --         39,271
-------------------------------------------------------------------------------------------------------------------------
Total current liabilities..........................    137,343       15,574          18,567             --        171,484
Long-term debt, less current maturities............    310,936           --              --             --        310,936
Deferred liabilities...............................     44,090       12,041           2,388             --         58,519
Stockholders' equity...............................    454,231      713,571          44,154       (757,725)       454,231
-------------------------------------------------------------------------------------------------------------------------
                                                     $ 946,600   $  741,186   $      65,109   $   (757,725)  $    995,170
-------------------------------------------------------------------------------------------------------------------------

                              RUSSELL CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

------------------------------------------------------------------------------------------------------------------
FOR THE YEAR ENDED DECEMBER 29, 2001                      SUBSIDIARY   NON-GUARANTOR
(IN THOUSANDS)                                   PARENT   GUARANTORS    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
------------------------------------------------------------------------------------------------------------------
Net sales...................................  $ 762,452    $318,131      $124,773        $(44,431)     $1,160,925
Costs and expenses:
  Cost of goods sold........................    535,274     299,875        98,169         (39,300)        894,018
  Selling, general and administrative
    expenses................................    144,269      56,474        23,515           2,200         226,458
  Other--net................................    151,121     (46,530)       (2,542)         (7,331)         94,718
  Interest expense (income)--net............     57,537     (26,005)          792              --          32,324
------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes and equity
  in earnings of consolidated
  subsidiaries..............................   (125,749)     34,317         4,839              --         (86,593)
Provision (benefit) for income taxes........    (46,235)     13,001         2,127              --         (31,107)
Equity in earnings of consolidated
  subsidiaries, net of income taxes.........     24,028          --            --         (24,028)             --
------------------------------------------------------------------------------------------------------------------
Net (loss) income...........................  $ (55,486)   $ 21,316      $  2,712         (24,028)     $  (55,486)
------------------------------------------------------------------------------------------------------------------

                              RUSSELL CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

----------------------------------------------------------------------------------------------------------
FOR THE YEAR ENDED DECEMBER 29, 2001              SUBSIDIARY   NON-GUARANTOR
(IN THOUSANDS)                           PARENT   GUARANTORS    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
----------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net cash provided by (used in)
  operating activities............    $ 271,657   $(164,284)       16,573           $--         $123,946
INVESTING ACTIVITIES
Purchase of property, plant and
  equipment.......................      (36,596)     (3,891)       (8,488)          --           (48,975)
Cash paid for acquisitions, joint
  ventures and other..............       (6,494)         --            --           --            (6,494)
Investment in and advances to
  subsidiaries....................     (168,354)    166,144         2,210           --                --
Proceeds from sale of property,
  plant, and equipment............       10,891         153         3,558           --            14,602
----------------------------------------------------------------------------------------------------------
Net cash provided by (used in)
  investing activities............     (200,553)    162,406        (2,720)          --           (40,867)
FINANCING ACTIVITIES
Payments on credit facility--net...     (11,000)         --       (20,400)          --           (31,400)
Borrowings on short-term debt.....           --          --         6,128           --             6,128
Payments on notes payable.........      (41,072)         --            --           --           (41,072)
Dividends on common stock.........      (14,695)         --            --           --           (14,695)
Debt issuance costs...............       (3,434)         --            --           --            (3,434)
Treasury stock reissued...........        1,706          --            --           --             1,706
Cost of common stock for treasury...       (120)         --            --           --              (120)
----------------------------------------------------------------------------------------------------------
Net cash used in financing
  activities......................      (68,615)         --       (14,272)          --           (82,887)
Effect of exchange rate changes on
  cash............................           --          --         1,497           --             1,497
----------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash...        2,489      (1,878)        1,078           --             1,689
Cash balance at beginning of year...        788         295         3,110           --             4,193
----------------------------------------------------------------------------------------------------------
Cash balance at end of year.......    $   3,277   $  (1,583)     $  4,188           $--         $  5,882
----------------------------------------------------------------------------------------------------------

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS AND SHAREHOLDERS
RUSSELL CORPORATION

We have audited the accompanying consolidated balance sheets of Russell Corporation and Subsidiaries as of December 29, 2001, and December 30, 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three fiscal years in the period ended December 29, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Russell Corporation and Subsidiaries at December 29, 2001, and December 30, 2000, and the consolidated results of their operations and their cash flows for each of the three fiscal years in the period ended December 29, 2001, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

February 8, 2002, except for the
sixth paragraph of Note 8 and Note 13,
as to which the dates are March 5, 2002 and July 22, 2002, respectively Birmingham, Alabama

                              RUSSELL CORPORATION
                     CONSOLIDATED CONDENSED BALANCE SHEETS

------------------------------------------------------------------------------------------
(IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)                  MARCH 31    DECEMBER 29
(UNAUDITED)                                                            2002           2001
------------------------------------------------------------------------------------------
                                                                (UNAUDITED)       (NOTE 1)
ASSETS
Current assets:
  Cash......................................................    $   12,271     $    5,882
  Accounts receivable, net..................................       167,264        166,105
  Inventories--Note 2.......................................       372,777        360,338
  Prepaid expenses & other current assets...................        37,658         40,975
------------------------------------------------------------------------------------------
          Total current assets..............................       589,970        573,300
Property, plant & equipment.................................     1,053,221      1,051,669
  Less accumulated depreciation.............................      (704,457)      (695,384)
------------------------------------------------------------------------------------------
                                                                   348,764        356,285
Other assets................................................        66,623         65,585
------------------------------------------------------------------------------------------
          Total assets......................................    $1,005,357     $  995,170
------------------------------------------------------------------------------------------

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable & accrued expenses.......................    $  130,447     $  126,026
  Short-term debt...........................................         3,487          6,187
  Current maturities of long-term debt......................        39,271         39,271
------------------------------------------------------------------------------------------
          Total current liabilities.........................       173,205        171,484
Long-term debt, less current maturities.....................       317,994        310,936
Deferred liabilities........................................        58,642         58,519
Stockholders' equity:
  Common stock, par value $.01 per share; authorized
     150,000,000 shares, issued 41,419,958 shares...........           414            414
  Paid-in capital...........................................        45,211         45,392
  Retained earnings.........................................       647,627        646,279
  Treasury stock, at cost (9,400,492 shares at 3/31/02 and
     9,411,462 shares at 12/29/01)..........................      (222,869)      (223,172)
  Accumulated other comprehensive loss......................       (14,867)       (14,682)
------------------------------------------------------------------------------------------
          Total stockholders' equity........................       455,516        454,231
------------------------------------------------------------------------------------------
          Total liabilities & stockholders' equity..........    $1,005,357     $  995,170
------------------------------------------------------------------------------------------

See Accompanying Notes to Consolidated Condensed Financial Statements.

                              RUSSELL CORPORATION
                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                      13 WEEKS ENDED
                                                                --------------------------
(IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)                  MARCH 31        APRIL 1
(UNAUDITED)                                                            2002           2001
------------------------------------------------------------------------------------------
Net sales...................................................    $   215,825    $   240,994
Costs & expenses:
  Cost of goods sold........................................        155,989        175,938
  Selling, general & administrative expenses................         48,968         53,040
  Interest expense..........................................          6,694          7,448
  Other (income) expense--net...............................            (11)           957
------------------------------------------------------------------------------------------
                                                                    211,640        237,383
------------------------------------------------------------------------------------------
Income before income taxes..................................          4,185          3,611
Provision for income taxes..................................          1,557          1,372
------------------------------------------------------------------------------------------
          Net income........................................    $     2,628    $     2,239
------------------------------------------------------------------------------------------
Weighted-average common shares outstanding:
  Basic.....................................................     32,016,884     31,902,656
  Diluted...................................................     32,037,374     32,302,659
Net income per common share:
  Basic.....................................................    $      0.08    $      0.07
  Diluted...................................................           0.08           0.07
Cash dividends per common share.............................    $      0.04    $      0.14

See Accompanying Notes to Consolidated Condensed Financial Statements.

                              RUSSELL CORPORATION
                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

------------------------------------------------------------------------------------
                                                                   13 WEEKS ENDED
                                                                --------------------
(IN THOUSANDS)                                                  MARCH 31     APRIL 1
(UNAUDITED)                                                         2002        2001
------------------------------------------------------------------------------------
OPERATING ACTIVITIES:
  Net income................................................    $  2,628    $  2,239
  Adjustments to reconcile net income to cash provided by
     (used in) operating activities:
     Depreciation...........................................      11,741      12,479
     Amortization...........................................          58         422
     Deferred income tax benefit............................           -           2
     Gain on sale of property, plant & equipment............         (86)        (21)
     Non-cash restructuring, asset impairment & other
      unusual charges.......................................           -         760
     Foreign currency transaction loss (gain)...............          99      (1,057)
     Changes in operating assets & liabilities:
       Accounts receivable..................................      (1,352)     14,324
       Inventories..........................................     (13,039)    (53,047)
       Prepaid expenses & other current assets..............       3,211      (1,816)
       Other assets.........................................       1,106      (1,267)
       Accounts payable & accrued expenses..................       3,713      (9,283)
       Other deferred liabilities...........................         942       3,119
------------------------------------------------------------------------------------
          Net cash provided by (used in) operating
            activities......................................       9,021     (33,146)
INVESTING ACTIVITIES:
  Purchases of property, plant & equipment..................      (4,037)    (13,319)
  Proceeds from the sale of property, plant & equipment.....         664         474
------------------------------------------------------------------------------------
          Net cash used in investing activities.............      (3,373)    (12,845)
FINANCING ACTIVITIES:
  Borrowings on credit facility--net........................       7,052      51,718
  Payments on short-term debt...............................      (2,598)          -
  Debt issuance cost........................................      (2,470)          -
  Dividends on common stock.................................      (1,280)     (4,468)
  Treasury stock re-issued..................................         122         178
------------------------------------------------------------------------------------
          Net cash provided by financing activities.........         826      47,428
Effect of exchange rate changes on cash.....................         (85)      1,076
------------------------------------------------------------------------------------
          Net increase in cash..............................       6,389       2,513
Cash balance at beginning of period.........................       5,882       4,193
------------------------------------------------------------------------------------
Cash balance at end of period...............................    $ 12,271    $  6,706
------------------------------------------------------------------------------------

See Accompanying Notes to Consolidated Condensed Financial Statements.

                              RUSSELL CORPORATION
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1. The accompanying unaudited, consolidated, condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In our opinion, the accompanying interim, consolidated, condensed financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly our financial position as of March 31, 2002, and the results of our operations for the thirteen week period ended March 31, 2002 and April 1, 2001, and our cash flows for the thirteen week period ended March 31, 2002 and April 1, 2001.

The balance sheet at December 29, 2001, has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

For further information, refer to the consolidated financial statements and footnotes thereto included in our Annual Report on Form 10-K for the year ended December 29, 2001.

Our revenues and income are subject to seasonal variations. Consequently, the results of operations for the thirteen week period ended March 31, 2002, are not necessarily indicative of the results to be expected for the full year.

2. The components of inventories consist of the following: (in thousands)

----------------------------------------------------------------------------------------------
                                                               3/31/02    12/29/01      4/1/01
----------------------------------------------------------------------------------------------
Finished goods..............................................  $307,335    $297,571    $342,692
Work in process.............................................    44,747      42,136      77,930
Raw materials and supplies..................................    23,488      23,424      42,349
----------------------------------------------------------------------------------------------
                                                               375,570     363,131     462,971
LIFO and lower-of-cost or market adjustments, net...........    (2,793)     (2,793)     (5,286)
----------------------------------------------------------------------------------------------
                                                              $372,777    $360,338    $457,685
----------------------------------------------------------------------------------------------

3. In July 1998, we adopted a restructuring and reorganization program with the objective of (1) transitioning our company from a manufacturing-driven business to a consumer-focused organization that markets branded apparel products and (2) creating an efficient, low-cost operating structure with the flexibility to take advantage of future opportunities to reduce our costs. The plan originally called for the closing of a number of our world-wide facilities, which included selected manufacturing plants, distribution centers and offices; expanding production outside the United States; consolidating and downsizing the licensed products businesses; disposing of owned shopping-center real estate; reorganizing the corporate structure; establishing a dual headquarters in Atlanta, GA in addition to Alexander City, AL; as well as other cost saving activities. In July 2001, we announced an extension of this program to align the organization by distribution channel to provide stronger customer service, supply chain management, and more cost-effective operations.

During the first quarter of 2002, we did not incur any additional restructuring charges ("special charges").

The special charges reflected in the consolidated condensed statements of operations are as follows: (in thousands)

------------------------------------------------------------------------------
                                                                13 WEEKS ENDED
                                                                        4/1/01
------------------------------------------------------------------------------
Exit costs related to facilities............................        $    1,148
Impairment of facilities & equipment held for disposal......               760
Expenses associated with the establishment of dual
  headquarters..............................................               680
Other.......................................................               134
------------------------------------------------------------------------------
Total before taxes..........................................             2,722
------------------------------------------------------------------------------
Total after taxes...........................................        $    1,687
------------------------------------------------------------------------------

These charges have been classified in the consolidated condensed statements of operations as follows: (in thousands)

------------------------------------------------------------------------------
                                                                13 WEEKS ENDED
                                                                        4/1/01
------------------------------------------------------------------------------
Cost of goods sold..........................................        $       40
Selling, general & administrative expenses..................               680
Other, net..................................................             2,002
------------------------------------------------------------------------------
                                                                    $    2,722
------------------------------------------------------------------------------

A summary of activity in the restructuring liability accounts follows: (in thousands)

-----------------------------------------------------------------------------------------
                                                                     13 WEEKS ENDED
                                                                -------------------------
                                                                03/31/02         04/01/01
-----------------------------------------------------------------------------------------
Restructuring liabilities at beginning of period............    $16,139          $ 5,726
Exit costs accrued..........................................          -            1,148
Other charges...............................................          -              814
Payments charged to the liability accounts..................     (4,554)          (4,139)
-----------------------------------------------------------------------------------------
Restructuring liabilities at end of period..................    $11,585          $ 3,549
-----------------------------------------------------------------------------------------

At March 31, 2002, we held for sale certain closed facilities with an adjusted carrying value of approximately $18.7 million, which have been included in property, plant and equipment as part of the domestic activewear segment.

4. We are a co-defendant in Locke, et al. v. Russell Corporation, et al., in Jefferson County, Alabama. Of the fifteen original plaintiff families in this case, ten have withdrawn from the case, leaving only five plaintiff families. The claims asserted in the complaint are for trespass and nuisance relating to property owned by the plaintiffs on Lake Martin in a subdivision of Alexander City, Alabama called the Raintree Subdivision. The plaintiffs in this case have not specified the amount of damages they are seeking. A complaint substantially identical to the one filed in the Locke case was filed on November 20, 2001 in the Circuit Court of Jefferson County, Alabama, by two residents of the Raintree Subdivision (Gould v. Russell Corporation, et al.). This case has been consolidated with the Locke case. The claims and allegations in the Locke and Gould cases are virtually identical to a similar case styled Sullivan, et al. v. Russell Corporation, et al., which was resolved in our favor in a ruling by the Supreme Court of Alabama in 2001. We plan to vigorously defend the Locke and Gould suits.

By letter dated January 13, 2000, we were notified by the United States Department of Justice ("DOJ") that the DOJ intended to institute legal proceedings against us and certain other parties alleging violations by those parties of the Clean Water Act in connection with the treatment and discharge of waste at a water treatment facility operated by the City of Alexander City, Alabama. Since that time, we and the other parties engaged in discussions with the DOJ. On March 5, 2002, we and two other parties, with no admission of liability, entered into a Consent Decree with the DOJ whereby we and the other parties agreed (i) to pay a civil penalty of $30,000, of which we will pay $10,000 and (ii) to participate in a Supplemental Environmental Project, the cost of which will be approximately $197,000, of which we will pay approximately $112,000. We are not required to undertake any corrective or remedial action under the terms of the Consent Decree. The Consent Decree must be judicially approved after public comment, but we have no reason to believe such approval will be withheld. The Supplemental Environmental Project will be undertaken in connection with the settlement of a civil enforcement action taken by the United States for violations of the Clean Water Act. We specifically denied the allegations of the DOJ and specifically denied any liability based upon those allegations. We do not believe the settlement of this matter will have a material adverse effect upon us.

We also are a party to various other lawsuits arising out of the conduct of our business. We do not believe that any of these lawsuits, if adversely determined, would have a material adverse effect upon us.

5. Earnings per share calculated in accordance with SFAS 128, Earnings Per Share, are as follows:

-----------------------------------------------------------------------------------------------
                                                                        13 WEEKS ENDED
                                                                -------------------------------
                                                                    3/31/02              4/1/01
-----------------------------------------------------------------------------------------------
Net income..................................................    $     2,628         $     2,239
-----------------------------------------------------------------------------------------------
Basic calculation:
Weighted-average common shares outstanding..................     32,016,884          31,902,656
-----------------------------------------------------------------------------------------------
Net income per common share--basic..........................    $      0.08         $      0.07
-----------------------------------------------------------------------------------------------
Diluted calculation:
Weighted-average common shares outstanding..................     32,016,884          31,902,656
Net common shares issuable on exercise of dilutive stock
  options...................................................         20,490             400,003
-----------------------------------------------------------------------------------------------
                                                                 32,037,374          32,302,659
-----------------------------------------------------------------------------------------------
Net income per common share-diluted.........................    $      0.08         $      0.07
-----------------------------------------------------------------------------------------------

6. For the periods ended March 31, 2002 and April 1, 2001, accumulated other comprehensive loss as shown in the consolidated condensed balance sheets was comprised of foreign currency translation adjustments, and FAS 133 adjustments which consists of interest rate swap agreements, cotton futures contracts for 2001 only, and foreign currency forward contracts. The components of comprehensive loss, net of tax, for these periods were as follows:

---------------------------------------------------------------------------------------
                                                                    13 WEEKS ENDED
                                                                -----------------------
(IN THOUSANDS)                                                  3/31/02          4/1/01
---------------------------------------------------------------------------------------
Net income..................................................    $2,628          $ 2,239
Foreign currency translation loss...........................      (898)          (1,729)
Change in unrealized value of derivative instruments........       713           (1,051)
Cumulative effect adjustment (SFAS 133).....................         -             (578)
---------------------------------------------------------------------------------------
Comprehensive income (loss).................................    $2,443          $(1,119)
---------------------------------------------------------------------------------------

7. We operate our business in two reportable segments: Domestic Activewear and International Activewear. Domestic Activewear is further organized into three business lines, which are aligned by distribution channel: Russell Athletic, Mass Retail, and Artwear/Careerwear. The International Activewear business sells our products in more than 40 countries.

In 2001, we realigned our domestic organizational structure by distribution channel to provide a stronger focus on customer service, marketing, supply chain management and cost effective operations. Accordingly, the segment data presented herein for 2001 has been restated to present our segment data on the new basis of segment reporting. The business units that were previously shown as "all other" are now considered part of our Domestic Activewear segment.

Our management evaluates performance and allocates resources based on profit or loss from operations before interest, income taxes and special charges (Segment
EBIT). The accounting policies of the reportable segments are the same as those described in Note One to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 29, 2001, except that inventories are valued at standard cost at the segment level, whereas a substantial portion of inventories are valued on a Last-In, First-Out (LIFO) basis in the consolidated financial statements. Intersegment transfers are recorded at cost; there is no intercompany profit or loss on intersegment transfers.

--------------------------------------------------------------------------------------------------
13 WEEKS ENDED MARCH 31, 2002                             DOMESTIC    INTERNATIONAL
(IN THOUSANDS)                                          ACTIVEWEAR       ACTIVEWEAR          TOTAL
--------------------------------------------------------------------------------------------------
Net sales...........................................     $195,135        $   20,690    $   215,825
Depreciation & amortization expense.................       11,639               160         11,799
Segment EBIT........................................       14,190               120         14,310
Total assets........................................      947,096            58,261      1,005,357
--------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
13 WEEKS ENDED APRIL 1, 2001                              DOMESTIC    INTERNATIONAL
(IN THOUSANDS)                                          ACTIVEWEAR       ACTIVEWEAR         TOTAL
-------------------------------------------------------------------------------------------------
Net sales...........................................    $  222,336       $   18,658    $  240,994
Depreciation & amortization expense.................        12,410              491        12,901
Segment EBIT........................................        19,908              463        20,371
Special charges not included in Segment EBIT........         2,441              281         2,722
Total assets........................................     1,115,807           76,300     1,192,107
-------------------------------------------------------------------------------------------------

A reconciliation of combined segment EBIT to consolidated income before income taxes is as follows:

---------------------------------------------------------------------------------------
                                                                         13 WEEKS ENDED
                                                                -----------------------
(IN THOUSANDS)                                                  3/31/02          4/1/01
---------------------------------------------------------------------------------------
Total segment EBIT..........................................    $14,310         $20,371
Special charges.............................................          -         (2,722)
Unallocated amounts:
  Corporate expenses........................................    (3,431)         (6,590)
  Interest expense..........................................    (6,694)         (7,448)
---------------------------------------------------------------------------------------
  Consolidated income before income taxes...................    $ 4,185         $ 3,611
---------------------------------------------------------------------------------------

NET SALES BY DISTRIBUTION CHANNEL

-----------------------------------------------------------------------------------------
                                                                           13 WEEKS ENDED
                                                                -------------------------
(IN THOUSANDS)                                                   3/31/02           4/1/01
-----------------------------------------------------------------------------------------
Domestic Russell Athletic...................................    $ 59,056         $ 61,420
Domestic Mass Retail........................................      42,363           47,218
Domestic Artwear/Careerwear.................................      93,716          113,698
International Activewear....................................      20,690           18,658
-----------------------------------------------------------------------------------------
Consolidated total..........................................    $215,825         $240,994
-----------------------------------------------------------------------------------------

8. In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" that supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", and provides a single accounting model for long-lived assets to be disposed of. Although retaining many of the fundamental recognition and measurement provisions of Statement No. 121, the new rules significantly change the criteria that would have to be met to classify an asset as held-for-sale. The new rules also supersede the provisions of APB Opinion 30 with regard to reporting the effects of a disposal of a segment of a business and require expected future operating losses from discontinued operations to be displayed in discontinued operations in the period(s) in which the losses are incurred (rather than as of the measurement date as presently required by APB 30). We adopted SFAS No. 144 in the first quarter of 2002. The new rules had no impact on our consolidated financial position or our results of operations.

9. On December 30, 2001, we adopted SFAS No. 142, "Goodwill and Other Intangible Assets", which eliminates amortization of goodwill and requires an annual impairment test. SFAS No. 142 requires that impairment be tested at the reporting unit level, using a two-step impairment test. The first step determines if goodwill is impaired by comparing the fair value of the reporting unit as a whole to the book value. If a deficiency exists, the second step measures the amount of the impairment loss as the difference between the implied fair value of goodwill and its carrying value. Purchased intangibles with indefinite economic lives will be tested for impairment annually using a lower of cost or fair value approach. Other intangibles will continue to be amortized over their useful lives and reviewed for impairment.

The following table presents the impact of SFAS No. 142 on net income and net income per share had the standard been in effect throughout each period presented (in thousands, except per share amounts).

                                               THIRTEEN WEEKS ENDED                  YEARS ENDED
                                               ---------------------    --------------------------------------
--------------------------------------------------------------------------------------------------------------
                                               MARCH 31      APRIL 1    DECEMBER 29   DECEMBER 30    JANUARY 2
                                                   2002         2001           2001          2000         2000
--------------------------------------------------------------------------------------------------------------
Reported net income (loss)...................   $2,628       $2,239      $(55,486)      $14,515       $8,388
Proforma adjustments:
  Amortization of goodwill...................        -          281         1,136           632          939
  Amortization of trademarks and licenses....        -           79           317            79            -
--------------------------------------------------------------------------------------------------------------
  Total proforma adjustments.................        -          360         1,453           711          939
  Income tax effect..........................        -         (101)         (391)         (119)        (219)
--------------------------------------------------------------------------------------------------------------
         Net proforma adjustments............        -          259         1,062           592          720
--------------------------------------------------------------------------------------------------------------
Adjusted net income (loss)...................   $2,628       $2,498      $(54,424)      $15,107       $9,108
--------------------------------------------------------------------------------------------------------------
Reported net income (loss) per share.........   $ 0.08       $ 0.07      $  (1.74)      $  0.45       $ 0.25
Adjusted net income (loss) per share.........   $ 0.08       $ 0.08      $  (1.70)      $  0.47       $ 0.27
Reported net income (loss) per share
  (diluted)..................................   $ 0.08       $ 0.07      $  (1.74)      $  0.44       $ 0.25
Adjusted net income (loss) per share
  (diluted)..................................   $ 0.08       $ 0.08      $  (1.70)      $  0.46       $ 0.27
--------------------------------------------------------------------------------------------------------------

We do not anticipate any transitional impairment will be recognized as a result of the transitional impairment test required by SFAS No. 142. We also are required to perform the impairment tests on an annual basis. There can be no assurance that future impairment tests will not result in a charge to earnings.

10. The following tables present condensed consolidating financial information for: (a) Russell Corporation (the "Parent") on a stand-alone basis; (b) on a combined basis, the guarantors of the 9.25% Senior Notes ("Subsidiary Guarantors"), which include Jerzees Apparel, LLC; Mossy Oak Apparel Company; Cross Creek Apparel, LLC; Cross Creek Holdings, Inc., DeSoto Mills, Inc.; Russell Financial Services, Inc.; Russell Asset Management, Inc.; Russell Apparel LLC; RINTEL Properties, Inc.; Russell Yarn LLC; Russell Athletic, Inc.; Russell Athletic West, Inc.; and Russell Co-Op, LLC (all of which are wholly owned); and (c) on a combined basis, the Non-Guarantor Subsidiaries, which include Alexander City Flying Service, Inc.; Russell Servicing, Co., Inc.; Russell Development Corporation; Russell Corp. U.K.; Russell Mexico S.A. de C.V.; Jerzees Campeche S.A. de C.V.; Jerzees Yucatan S.A. de C.V.; Athletic de Camargo; Cross Creek de Jimenez; Cross Creek de Honduras, S.A. de C.V.; Russell Australia Pty. Ltd.; Russell de Brasil Ltda.; Russell Far East Limited; Russell Japan KK; Russell Corp. Canada Ltd.; Jerzees de Honduras, S.A. de C.V.; and Jerzees de Buena Vista. Separate financial statements of the Subsidiary Guarantors are not presented because the guarantee by each 100% owned Subsidiary Guarantor is full and unconditional, joint and several, and we believe separate financial statements and other disclosures regarding the Subsidiary Guarantors are not material to investors. Furthermore, there are no significant legal restrictions on the Parent's ability to obtain funds from its subsidiaries by dividend or loan. While Russell Athletic, Inc. and Russell Athletic West, Inc. were Subsidiary Guarantors at the time the indenture was executed, these entities were dissolved prior to June 30, 2002 and the assets of these entities were distributed to the Parent or other Subsidiary Guarantors.

The parent is comprised of Alabama manufacturing operations and certain corporate management, information services, and finance functions.

                              RUSSELL CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

--------------------------------------------------------------------------------------------------
FOR THE 13 WEEKS ENDED
APRIL 1, 2001
(IN THOUSANDS)                            SUBSIDIARY   NON-GUARANTOR
(UNAUDITED)                      PARENT   GUARANTORS    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
--------------------------------------------------------------------------------------------------
Net sales....................  $154,918    $ 67,440       $29,667        $(11,031)      $240,994
Costs and expenses:
  Cost of goods sold.........   107,843      54,297        23,546          (9,748)       175,938
  Selling, general and
     administrative
     expenses................    37,533      10,746         5,869          (1,108)        53,040
  Other--net.................    19,770     (17,634)       (1,004)           (175)           957
  Interest expense
     (income)--net...........    12,896      (5,774)          326               -          7,448
--------------------------------------------------------------------------------------------------
Income (loss) before income
  taxes and equity in
  earnings of consolidated
  subsidiaries                  (23,124)     25,805           930               -          3,611
Provision (benefit) for
  income taxes...............    (7,753)      8,660           465               -          1,372
Equity in earnings of
  consolidated subsidiaries,
  net of income taxes........    17,610           -             -         (17,610)             -
--------------------------------------------------------------------------------------------------
Net income (loss)............  $  2,239    $ 17,145       $   465        $(17,610)      $  2,239
--------------------------------------------------------------------------------------------------

                              RUSSELL CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

---------------------------------------------------------------------------------------------------------
FOR THE 13 WEEKS ENDED
APRIL 1, 2001
(IN THOUSANDS)                                   SUBSIDIARY   NON-GUARANTOR
(UNAUDITED)                             PARENT   GUARANTORS    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
---------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net cash provided by (used in)
  operating activities..............  $(37,965)    $ 915         $ 3,904        $     -        $(33,146)
INVESTING ACTIVITIES
Purchase of property, plant and
  equipment.........................   (10,818)     (767)         (1,734)             -         (13,319)
Investment in and advances to
  subsidiaries......................     1,587      (352)         (1,235)             -               -
Proceeds from sale of property,
  plant and equipment...............       344       130               -              -             474
---------------------------------------------------------------------------------------------------------
Net cash used in investing
  activities........................    (8,887)     (989)         (2,969)             -         (12,845)
FINANCING ACTIVITIES
Borrowings on credit
  facility--net.....................    51,075         -             643              -          51,718
Dividends on common stock...........    (4,468)        -               -              -          (4,468)
Treasury stock re-issued............       178         -               -              -             178
---------------------------------------------------------------------------------------------------------
Net cash provided by financing
  activities........................    46,785         -             643              -          47,428
Effect of exchange rate changes on
  cash..............................         -         -           1,076              -           1,076
---------------------------------------------------------------------------------------------------------
Net (decrease) increase in cash.....       (67)      (74)          2,654              -           2,513
Cash balance at beginning of
  period............................       788       295           3,110              -           4,193
---------------------------------------------------------------------------------------------------------
Cash balance at end of period.......  $    721     $ 221         $ 5,764        $     -        $  6,706
---------------------------------------------------------------------------------------------------------

                              RUSSELL CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS

--------------------------------------------------------------------------------------------------------
MARCH 31, 2002
(IN THOUSANDS)                                  SUBSIDIARY   NON-GUARANTOR
(UNAUDITED)                          PARENT     GUARANTORS   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
--------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash............................  $  10,203    $ (1,063)     $  3,131       $       -      $   12,271
  Trade accounts receivables,
    net...........................        702     145,405        21,157               -         167,264
  Inventories.....................    259,929      74,861        37,987               -         372,777
  Prepaid expenses and other
    current assets................     20,877       1,411        15,370               -          37,658
--------------------------------------------------------------------------------------------------------
Total current assets..............    291,711     220,614        77,645               -         589,970
Property, plant, and equipment,
  net.............................    247,844      71,346        29,574               -         348,764
Investment in subsidiaries........    778,972         195             -        (779,167)              -
Intercompany balances.............   (395,654)    437,227       (41,573)              -               -
Other assets......................     41,999      23,676           948               -          66,623
--------------------------------------------------------------------------------------------------------
                                    $ 964,872    $753,058      $ 66,594       $(779,167)     $1,005,357
--------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued
    expenses......................  $ 104,669    $ 13,497      $ 12,281       $       -      $  130,447
  Short-term debt.................          -           -         3,487               -           3,487
  Current maturities of long-term
    debt..........................     39,271           -             -               -          39,271
--------------------------------------------------------------------------------------------------------
Total current liabilities.........    143,940      13,497        15,768               -         173,205
Long-term debt, less current
  maturities......................    313,636           -         4,358               -         317,994
Deferred liabilities..............     51,780       4,513         2,349               -          58,642
Stockholders' equity..............    455,516     735,048        44,119        (779,167)        455,516
--------------------------------------------------------------------------------------------------------
                                    $ 964,872    $753,058      $ 66,594       $(779,167)     $1,005,357
--------------------------------------------------------------------------------------------------------

                              RUSSELL CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

--------------------------------------------------------------------------------------------------
FOR THE 13 WEEKS
ENDED MARCH 31, 2002
(IN THOUSANDS)                            SUBSIDIARY   NON-GUARANTOR
(UNAUDITED)                      PARENT   GUARANTORS    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
--------------------------------------------------------------------------------------------------
Net sales....................  $146,475    $ 48,669       $31,712        $(11,031)      $215,825
Costs and expenses:
  Cost of goods sold.........   105,244      36,038        24,455          (9,748)       155,989
  Selling, general and
     administrative
     expenses................    29,463      14,673         5,940          (1,108)        48,968
  Other--net.................    27,305     (27,284)          143            (175)           (11)
  Interest expense (income)--
     net.....................    14,670      (7,945)          (31)              -          6,694
--------------------------------------------------------------------------------------------------
Income (loss) before income
  taxes and equity in
  earnings of consolidated
  subsidiaries                  (30,207)     33,187         1,205               -          4,185
Provision (benefit) for
  income taxes...............   (10,691)     11,697           551               -          1,557
Equity in earnings of
  consolidated subsidiaries,
  net of income taxes........    22,144           -             -         (22,144)             -
--------------------------------------------------------------------------------------------------
Net income (loss)............  $  2,628    $ 21,490       $   654        $(22,144)      $  2,628
--------------------------------------------------------------------------------------------------

                              RUSSELL CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

-------------------------------------------------------------------------------------------------------------
FOR THE 13 WEEKS ENDED MARCH 31, 2002
(IN THOUSANDS)                                       SUBSIDIARY   NON-GUARANTOR
(UNAUDITED)                                 PARENT   GUARANTORS    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
-------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net cash provided by (used in) operating
  activities.............................  $ 9,153    $(2,906)       $ 2,774        $      -       $ 9,021
INVESTING ACTIVITIES
Purchase of property, plant and
  equipment..............................   (3,595)      (349)           (93)              -        (4,037)
Investment in and advances to
  subsidiaries...........................    1,632      3,775         (5,407)              -             -
Proceeds from sale of property, plant and
  equipment..............................      664          -              -               -           664
-------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) investing
  activities.............................   (1,299)     3,426         (5,500)              -        (3,373)
FINANCING ACTIVITIES
Borrowings on credit facility--net.......    2,700                     4,352               -         7,052
Payments on short-term debt..............        -          -         (2,598)              -        (2,598)
Dividends on common stock................   (1,280)                                                 (1,280)
Treasury stock re-issued.................      122                                                     122
Debt issuance costs......................   (2,470)         -              -               -        (2,470)
-------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) financing
  activities.............................     (928)                    1,754               -           826
Effect of exchange rate changes on
  cash...................................        -          -            (85)              -           (85)
Net increase (decrease) in cash..........    6,926        520         (1,057)              -         6,389
Cash balance at beginning of period......    3,277     (1,583)         4,188               -         5,882
-------------------------------------------------------------------------------------------------------------
Cash balance at end of period............  $10,203    $(1,063)       $ 3,131        $      -       $12,271
-------------------------------------------------------------------------------------------------------------

                                 (Russell Logo)

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

RUSSELL CORPORATION AND DESOTO MILLS, INC.

Russell Corporation and DeSoto Mills, Inc. are each Alabama corporations. As permitted by Sections 10-2B-8.50 through 10-2B-8.58 of the Alabama Business Corporation Act, Article VII of the bylaws of both Russell Corporation and DeSoto Mills, Inc. provides for indemnification of directors, officers and employees in certain instances. The provisions of Article VII of the bylaws of each of these corporations are substantially the same and provide as follows:

Article VII. Indemnification of Directors, Officers and Employees.

Section 7.1. The corporation shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending, or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 7.2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 7.3. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 7.1 and 7.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

Section 7.4. Any indemnification under sections 7.1 and 7.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections 7.1 and 7.2. Such determination shall be made
(a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to, or who have been wholly successful on the merits or otherwise with respect to, such claim, action, suit or proceeding, or
(b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

Section 7.5. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such claim, action, suit, or proceeding as authorized in the manner provided in section 7.4 upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if and to the extent that it shall be ultimately determined that he is not entitled to be indemnified by the corporation as authorized in this Article VII.

Section 7.6. The indemnification provided by this Article VII shall not be deemed exclusive of and shall be in addition to any other rights to which those indemnified may be entitled under any statute, rule of law, provisions of articles of incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.7. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

The indemnification provisions of Article VII of Russell Corporation's and DeSoto Mills, Inc.'s bylaws are not exclusive and are in addition to any other rights to which the officers and directors may be entitled under any other statute, rule of law, agreement or otherwise. Russell Corporation and DeSoto Mills, Inc. also maintain directors' and officers' liability insurance insuring their directors and officers from certain liabilities and expenses.

Pursuant to Section 10-2B-2.02 of the Alabama Business Corporation Act, Article 10 of Russell Corporation's restated articles of incorporation provides as follows:

    A director of the corporation shall not be liable to the corporation or its shareholders for money damages for any action taken, or failure to take action, as a director, except for (i) the amount of a financial benefit received by such director to which such director is not entitled; (ii) an intentional infliction of harm by such director on the corporation or its shareholders; (iii) a violation of Section 10-2B-8.33 of the Code of Alabama of 1975 or any successor provision to such section; (iv) an intentional violation by such director of criminal law; or (v) a breach of such director's duty of loyalty to the corporation or its shareholders. If the Alabama Business Corporation Act, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the corporation, in addition to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Alabama Business Corporation Act, as amended, or any successor statute thereto. The limitations on liability of directors of the corporation contained herein shall apply to liabilities arising out of acts or omissions occurring subsequent to the adoption of this Article 10 and, except to the extent prohibited by law, to liabilities arising out of acts or omissions occurring prior to the adoption of this Article 10. Any repeal or modification of this Article 10 by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or modification.

RUSSELL APPAREL LLC AND RUSSELL YARN LLC

Russell Apparel LLC and Russell Yarn LLC are each Alabama limited liability companies. Section 10-12-4 of the Alabama Limited Liability Company Act (the "ALLCA") provides that, subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other persons from and against any and all claims and demands, except in relation to matters as to which the member or manager or other person is determined in the action, suit, or proceeding to be liable for negligence or misconduct in the performance of a duty.

The ALLCA does not require an Alabama LLC to have an operating agreement, and as such, Russell Yarn LLC does not have one. Section 6.3 of the operating agreement of Russell Apparel LLC provides, that Russell Apparel LLC shall indemnify the members for all costs, losses, liabilities and damages paid by the members in connection with Russell Apparel LLC's business, to the fullest extent provided or allowed by Alabama law.

JERZEES APPAREL, LLC

Jerzees Apparel, LLC is a Georgia limited liability company. Under Section 14-11-306 of the Georgia Limited Liability Company Act, Jerzees Apparel, LLC, may, subject to such standards and restrictions, if any, in the articles of organization or written operating agreement, and is empowered to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with Jerzees Apparel, LLC, except the liability of a member or manager shall not be eliminated or limited for intentional misconduct or a knowing violation of law or for any transaction for which the person received a personal benefit in violation or breach of any provisions of the written operating agreement of Jerzees Apparel, LLC. The operating agreement of Jerzees Apparel, LLC provides that Jerzees Apparel, LLC will indemnify its member for costs, losses, liabilities and damages paid by the member in connection with Jerzees Apparel, LLC's business, to the fullest extent provided or allowed by Georgia law. Article 6 of the articles of organization of Jerzees Apparel, LLC provides that subject to the provisions of a written operating agreement, Jerzees Apparel, LLC will indemnify and hold harmless any member or manager from and against all claims and demands whatsoever arising in connection with Jerzees Apparel, LLC, except that the liability of a member or manager shall not be eliminated or limited for intentional misconduct or a knowing violation of law or for any transaction for which the person received a personal benefit in violation or breach of any provisions of the written operating agreement of Jerzees Apparel, LLC.

CROSS CREEK APPAREL, LLC

Cross Creek Apparel, LLC is a North Carolina limited liability company. Sections 57C-3-31 and 57C-3-32 of the North Carolina Limited Liability Company Act provide that a North Carolina limited liability company must, unless otherwise provided in the articles of organization or a written operating agreement, indemnify every manager, director and executive, in respect of payments made and personal liabilities reasonably incurred by the manager, director and executive in the authorized conduct of its business or for the preservation of its business or property. In addition, unless limited by its articles of organization, a North Carolina limited liability company must indemnify a member, manager, director or executive, who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a member, manager, director or executive of the limited liability company against reasonable expenses incurred in connection with the proceeding. The articles of organization or written operating agreement may eliminate or limit the personal liability of a manager for monetary damages for breach of duty (other than liability for a wrongful distribution) and may provide for indemnification of a member, manager, director or executive, for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which the member, manager, director or executive is a party because of his status as a manager or member. However, a North Carolina limited liability company may not limit, eliminate or indemnify against the liability of a manager for acts or omissions that the manager knew were clearly in conflict with the interests of the limited liability company or any transaction from which the manager derived an improper personal benefit. A limited liability company may purchase and maintain insurance on behalf of a manager, director, executive, officer, employee or agent of the limited liability company against liability asserted against or incurred by the person in that capacity or arising from the person's status as a manager, director, executive officer, employee or agent.

Article III of the operating agreement of Cross Creek Apparel, LLC provides that the company shall indemnify the managers (or their authorized delegates) in connection with their service as managers to the fullest extent permitted or required by the North Carolina Limited Liability Company Act, as amended from time to time, and the company may advance expenses incurred by the managers upon the approval of the sole member.

Pursuant to Section 57C-3-32 of the North Carolina Limited Liability Company Act, Section 7 the articles of organization of Cross Creek Apparel, LLC provide as follows:

Section 7. To the full extent from time to time permitted by law, no person who is serving or who has served as a manager of the limited liability company shall be personally liable in any action for monetary damages for breach of his or her duty as a manager, whether such action is brought by or in the right of the limited liability company or otherwise. Neither the amendment or repeal of this article, nor the adoption of any provision of these articles of organization inconsistent with this article, shall eliminate or reduce the protection afforded by this article to a manager of the limited liability company with respect to any matter which occurred, or any cause of action, suit or claim which but for this article would have accrued or risen, prior to such amendment, repeal or adoption.

CROSS CREEK HOLDINGS, INC., MOSSY OAK APPAREL COMPANY, RINTEL PROPERTIES, INC., RUSSELL ASSET MANAGEMENT, INC., AND RUSSELL FINANCIAL SERVICES, INC.

Cross Creek Holdings, Inc., Mossy Oak Apparel Company, RINTEL Properties, Inc., Russell Asset Management, Inc., and Russell Financial Services, Inc. (together, the "Delaware Corporations") are each Delaware corporations. Section 102(b)(7) of the General Corporation Law of the State of Delaware ("DGCL") provides that a corporation may eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit. Under Section 145 of the DGCL Law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonable believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to
Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Pursuant to Section 102(b)(7) of the DGCL, Article Six of the amended certificate of incorporation of each of the Delaware Corporations provides, among other things, that no director shall be personally liable to that corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to that corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Article VIII of the by-laws of each of the Delaware Corporations provides that each such corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of each such corporation) by reason of the fact that he is or was a director or officer of that Delaware Corporation, or is or was a director or officer of such Delaware Corporation serving at the request of such Delaware Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of that Delaware Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Article VIII also provides that each of the Delaware Corporations shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of such Delaware Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of that Delaware Corporation, or is or was a director or officer of such Delaware Corporation serving at the request of such Delaware Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred or suffered by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such Delaware Corporation.

Article VIII further provides that each of the Delaware Corporations may purchase and maintain insurance on behalf of any person who is or was a director or officer of each such corporation, or is or was a director or officer of each such corporation serving at the request of that Delaware Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not such Delaware Corporation would have the power or the obligation to indemnify him against such liability under the provisions of Article VIII of the By-Laws.

The directors and officers of each of the Delaware Corporations are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such, including liabilities under the Securities Act, under liability insurance policies carried by Federal Insurance Company, Zurich American Insurance Company, and Starr Excess International.

RUSSELL CO-OP, LLC

Russell Co-Op, LLC is a limited liability company organized under the laws of the Territory of Guam. Section 15104 of the Guam Code Annotated (the "Guam Code") provides that limited liability companies may indemnify a member or manager or any other person to the same extent as a corporation may indemnify any of the directors, officers, employees, or agents of the corporation against expenses actually and reasonably incurred by him or it in connection with the defense of any action, suit, or proceeding, whether civil or criminal, in which he or it is made a party. Section 15115 of the Guam Code further provides that except for a breach of a manager's fiduciary duty to the company, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee, or agent of the limited liability company, against judgments, settlements, penalties, fines, or expenses of any kind incurred as a result of acting in that capacity. Section 15115 also provides that a limited liability company shall have power to purchase and maintain insurance on behalf of any manager, member, officer, employee, or agent of the limited liability company against any liability asserted against or incurred by the person in that capacity or arising out of the person's status as a manager, member, officer, employee, or agent of the limited liability company.

Article 11 of the articles of organization of Russell Co-Op, LLC provides that Russell Co-Op, LLC will indemnify a member, or organizer, or any former member or organizer made a party to the proceeding because that person or entity is or was a member, or organizer of the company, against liability incurred in the proceeding if that person or entity (i) conducted him or itself in good faith,
(ii) reasonably believed that his or its conduct was in or at least not opposed to the company's best interests, and (iii) in the case of any criminal proceeding, he or it had no reasonable cause to believe that his or its conduct was unlawful.

Article 11 of the operating agreement for Russell Co-Op, LLC, referred to in the following as "the Company," provides for indemnification of members, patrons, directors, officers, employees of agents of the company as follows:

    11.1. The Company shall indemnify any member and may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a patron, director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses for which such person has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner which was reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the conduct in question was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which was reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding had reasonable cause to believe that the conduct in question was unlawful.

    11.2. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a patron, director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses for which such person has not otherwise been reimbursed (including attorneys' fees and amounts paid in settlement) actually and reasonably incurred by such person in connection with the defense or settlement of such suit or action if such person acted in good faith and in a manner which was reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

    11.3. To the extent that a patron, director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees), actually and reasonably incurred by such person in connection therewith.

    11.4. Any indemnification under Paragraphs 11.1, 11.2, or 11.3 of this Article (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the patron, director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in this Article. Such determination shall be made by the disinterested members.

    11.5. Expenses incurred by defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the members in the specific case upon receipt of an undertaking by or on behalf of the patron, director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company.

    11.6. The indemnification provided in this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled.

Article 12 of the operating agreement provides that the Company shall have power to purchase and maintain insurance on behalf of any person or entity who is or was a member, patron, or agent of the Company or is or was serving at the request of the Company in any capacity of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by such person or entity in any such capacity, or arising out of its status as such, whether or not the Company would have the power to indemnify such person or entity against such liability under the provisions of this article.

ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

------------------------------------------------------------------------------------------------
EXHIBIT                                                             PAGE NUMBER OR
  NO.                   DESCRIPTION                         INCORPORATION BY REFERENCE TO
------------------------------------------------------------------------------------------------
  3.1    Restated Articles of Incorporation.          Exhibit (3a) to Annual Report on Form 10-K
                                                      for year ended December 29, 2001
  3.2    Certificate of Adoption of Resolutions by    Exhibit 4.2 to Current Report on Form 8-K
         Board of Directors of Russell Corporation    filed September 17, 1999
         dated October 25, 1989.
  3.3    Bylaws.                                      Exhibit (3c) to Annual Report on Form 10-K
                                                      for year ended December 29, 2001
  4.1    Rights Agreement dated as of September 15,   Exhibit 4.1 to Current Report on Form 8-K
         1999 between the Company and SunTrust        filed on September 17, 1999
         Bank, Atlanta, Georgia.
  4.2    Indenture, dated as of April 18, 2002,       Exhibit 4.1 to the Quarterly Report on
         among Russell Corporation, the Guarantors    Form 10-Q filed on May 15, 2002
         party thereto, and Wachovia Bank, National
         Association, as trustee, relating to the
         9.25% Senior Notes due 2010.
  4.3    Form of 9.25% Senior Exchange Note due       Exhibit 4.1 to the Quarterly Report on
         2010 (included in Exhibit 4.2).              Form 10-Q filed on May 15, 2002
  5.1    Opinion of Skadden, Arps, Slate, Meagher &   Page II-29
         Flom LLP, counsel to Russell Corporation,
         Cross Creek Holdings, Inc., Mossy Oak
         Apparel Company, Russell Financial
         Services, Inc., Russell Asset Management
         Inc. and RINTEL Properties Inc.
  5.2    Opinion of Berman O'Connor Mann & Shklov,    Page II-33
         counsel to Russell Co-Op, LLC.

------------------------------------------------------------------------------------------------
EXHIBIT                                                             PAGE NUMBER OR
  NO.                   DESCRIPTION                         INCORPORATION BY REFERENCE TO
------------------------------------------------------------------------------------------------
 10.1    Fuel supply contract with Russell Lands,     Exhibit 13(c) to Registration Statement on
         Incorporated dated May 21, 1975.             Form S-1 filed with the Securities and
                                                      Exchange Commission on June 9, 1976, File
                                                      No. 002-56574
 10.2    1987 Stock Option Plan.                      Exhibit 1 to Registration Statement on
                                                      Form S-8 filed with the Securities and
                                                      Exchange Commission on October 11, 1988,
                                                      File No. 033-24898
 10.3    Russell Corporation 1997 Non-Employee        Exhibit (10f) to Annual on Form 10-K for
         Directors' Stock Grant, Stock Option and     year ended January 2, 1999
         Deferred Compensation Plan.
 10.4    Amended and Restated Executive Incentive     Appendix B to Proxy Statement dated March
         Plan.                                        16, 2000
 10.5    Russell Corporation Flexible Deferral        Exhibit 4(k) to Registration Statement on
         Plan.                                        Form S-8 filed with the Securities and
                                                      Exchange Commission on October 27, 1999,
                                                      File No. 333-89765
 10.6    First Amendment to the Russell Corporation   Exhibit (10f) to Annual Report on Form
         Flexible Deferral Plan.                      10-K for year ended December 29, 2001
 10.7    Russell Corporation 2000 Stock Option        Exhibit 4(k) to Registration Statement on
         Plan.                                        Form S-8 filed with the Securities and
                                                      Exchange Commission on February 11, 2000,
                                                      File No. 333-30238
 10.8    Russell Corporation Employee Stock           Exhibit 4(k) to Registration Statement on
         Purchase Plan.                               Form S-8 filed with the Securities and
                                                      Exchange Commission on February 9, 2001,
                                                      File No. 333-55340
 10.9    Amendment No. 1 to the Russell Corporation   Exhibit (10i) to Annual Report on Form
         2000 Employee Stock Purchase Plan.           10-K for year ended December 29, 2001
 10.10   Russell Corporation 2000 Non-Employee        Exhibit 4(m) to Registration Statement No.
         Directors' Compensation Plan.                333-55340
 10.11   Amended and Restated Employment Agreement    Exhibit (10m) to Annual Report on Form
         dated April 1, 2001, by and between the      10-K for year ended December 30, 2000
         Company and John F. Ward.
 10.12   Amended and Restated Executive Deferred      Exhibit (10n) to Annual Report on Form
         Compensation and Buyout Plan dated April     10-K for year ended December 30, 2000
         1, 2001, by and between the Company and
         John F. Ward.
 10.13   Employment Agreement dated November 20,      Exhibit (10n) to Annual Report on Form
         1998 by and between the Company and          10-K for year ended January 1, 2000
         Jonathan Letzler.

------------------------------------------------------------------------------------------------
EXHIBIT                                                             PAGE NUMBER OR
  NO.                   DESCRIPTION                         INCORPORATION BY REFERENCE TO
------------------------------------------------------------------------------------------------
 10.14   Change-of-Control Employment Agreement       Exhibit (10n) to Annual Report on Form
         dated as of December 19, 2001 by and         10-K for year ended December 29, 2001
         between the Company and Jonathan Letzler.
 10.15   Russell Corporation Supplemental Executive   Exhibit (10p) to Annual Report on Form
         Retirement Plan dated February 23, 2000.     10-K for year ended December 30, 2000
 10.16   Supply Agreement dated as of December 28,    Exhibit (10p) to Annual Report on Form
         2001 by and between the Company and          10-K for year ended December 29, 2001
         Frontier Yarns, LLC.
 10.17   Russell Corporation Supplemental             Exhibit (10q) to Annual Report on Form
         Retirement Benefit Plan dated January 24,    10-K for year ended December 29, 2001
         1996, as amended through March 28, 2002.
 10.18   Employment Agreement dated September 17,     Exhibit (10r) to Annual Report on Form
         1999 by and between Russell Corporation      10-K for year ended December 29, 2001
         and Carol M. Mabe.
 10.19   Employment Agreement dated August 16, 2000   Exhibit (10s) to Annual Report on Form
         by and between Russell Corporation and       10-K for year ended December 29, 2001
         Robert D. Martin.
 12.1    Statement regarding the computation of       Page II-35
         ratio of earnings to fixed charges for
         Russell Corporation.
 21.1    Subsidiaries of Russell Corporation.         Page II-36
 23.1    Consent of Ernst & Young LLP.                Page II-38
 23.2    Consent of Skadden, Arps, Slate, Meagher &   Included in Exhibit 5.1
         Flom LLP.
 23.3    Consent of Berman O'Connor Mann & Shklov.    Included in Exhibit 5.2
 25.1    Statement of Eligibility and Qualification   Page II-39
         on Form T-1 of Wachovia Bank, National
         Association, as trustee under the
         Indenture for the 9.25% Senior Notes due
         2010.
 99.1    Form of Letter of Transmittal.               Page II-43
 99.2    Form of Notice of Guaranteed Delivery.       Page II-57
 99.3    Form of Letter to Clients.                   Page II-61
 99.4    Form of Letter to Brokers, Dealers,          Page II-63
         Commercial Banks, Trust Companies and
         Other Nominees.

ITEM 22.   UNDERTAKINGS

The undersigned registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 25th day of July, 2002.

                                         RUSSELL CORPORATION

                                         By: /s/ FLOYD G. HOFFMAN
                                          --------------------------------------
                                             Name: Floyd G. Hoffman
                                             Title: Senior Vice President,
                                             General
                                             Counsel and Secretary

Each person whose signature appears below hereby severally constitutes and appoints Christopher M. Champion as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

-------------------------------------------------------------------------------------------------------
                SIGNATURE                                      TITLE                          DATE
-------------------------------------------------------------------------------------------------------

/s/ JOHN F. WARD                             Chairman of the Board and Chief Executive    July 25, 2002
------------------------------------------   Officer (Principal Executive Officer)
John F. Ward


/s/ JONATHAN R. LETZLER                      President and Chief Operating Officer        July 25, 2002
------------------------------------------
Jonathan R. Letzler


/s/ ROBERT D. MARTIN                         Senior Vice President and Chief Financial    July 25, 2002
------------------------------------------   Officer (Principal Financial Officer)
Robert D. Martin


/s/ LARRY E. WORKMAN                         Controller                                   July 25, 2002
------------------------------------------
Larry E. Workman


/s/ STEVEN B. FARLEY                         Vice President and Treasurer                 July 25, 2002
------------------------------------------
Steven B. Farley


/s/ HERSCHEL M. BLOOM                        Director                                     July 25, 2002
------------------------------------------
Herschel M. Bloom


/s/ RONALD G. BRUNO                          Director                                     July 25, 2002
------------------------------------------
Ronald G. Bruno

-------------------------------------------------------------------------------------------------------
                SIGNATURE                                      TITLE                          DATE
-------------------------------------------------------------------------------------------------------


/s/ TIM A. LEWIS                             Director                                     July 25, 2002
------------------------------------------
Tim A. Lewis


/s/ C.V. NALLEY, III                         Director                                     July 25, 2002
------------------------------------------
C.V. Nalley, III


/s/ MARGARET M. PORTER                       Director                                     July 25, 2002
------------------------------------------
Margaret M. Porter


/s/ MARY JANE ROBERTSON                      Director                                     July 25, 2002
------------------------------------------
Mary Jane Robertson


/s/ BENJAMIN RUSSELL                         Director                                     July 25, 2002
------------------------------------------
Benjamin Russell


/s/ JOHN R. THOMAS                           Director                                     July 25, 2002
------------------------------------------
John R. Thomas


/s/ JOHN A. WHITE                            Director                                     July 25, 2002
------------------------------------------
John A. White

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 25th day of July, 2002.

                                         CROSS CREEK APPAREL, LLC

                                         By: /s/ STEVE R. FOREHAND
                                          --------------------------------------
                                             Name: Steve R. Forehand
                                             Title: Vice President and Manager

Each person whose signature appears below hereby severally constitutes and appoints Floyd G. Hoffman and Christopher M. Champion, and each of them singly, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

-------------------------------------------------------------------------------------------------------
                SIGNATURE                                      TITLE                          DATE
-------------------------------------------------------------------------------------------------------

/s/ FLOYD G. HOFFMAN                         President (Principal Executive Officer)      July 25, 2002
------------------------------------------
Floyd G. Hoffman


/s/ STEVE R. FOREHAND                        Vice President and Manager (Principal        July 25, 2002
------------------------------------------   Financial Officer)
Steve R. Forehand

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 25th day of July, 2002.

                                         CROSS CREEK HOLDINGS, INC.

                                         By: /s/ FLOYD G. HOFFMAN
                                          --------------------------------------
                                             Name: Floyd G. Hoffman
                                             Title: Vice President

Each person whose signature appears below hereby severally constitutes and appoints Christopher M. Champion as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

-------------------------------------------------------------------------------------------------------
                SIGNATURE                                      TITLE                          DATE
-------------------------------------------------------------------------------------------------------

/s/ STEVE R. FOREHAND                        President and Secretary (Principal           July 25, 2002
------------------------------------------   Executive Officer)
Steve R. Forehand


/s/ JOAN L. DOBRZYNSKI                       Treasurer and Assistant Secretary            July 25, 2002
------------------------------------------   (Principal Financial Officer)
Joan L. Dobrzynski


/s/ JERRY RAKUNAS                            Director                                     July 25, 2002
------------------------------------------
Jerry Rakunas


/s/ JEANNE MAYNARD                           Director                                     July 25, 2002
------------------------------------------
Jeanne Maynard


/s/ MILDRED F. SMITH                         Director                                     July 25, 2002
------------------------------------------
Mildred F. Smith

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 25th day of July, 2002.

                                         DESOTO MILLS, INC.

                                         By: /s/ STEVE R. FOREHAND
                                          --------------------------------------
                                             Name: Steve R. Forehand
                                             Title: Vice President

Each person whose signature appears below hereby severally constitutes and appoints Floyd G. Hoffman and Christopher M. Champion, and each of them singly, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

-------------------------------------------------------------------------------------------------------
                SIGNATURE                                      TITLE                          DATE
-------------------------------------------------------------------------------------------------------

/s/ BOB KELLER                               President (Principal Executive Officer)      July 25, 2002
------------------------------------------
Bob Keller


/s/ FLOYD G. HOFFMAN                         Director                                     July 25, 2002
------------------------------------------
Floyd G. Hoffman


/s/ CHRISTOPHER M. CHAMPION                  Director                                     July 25, 2002
------------------------------------------
Christopher M. Champion

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 25th day of July, 2002.

                                         JERZEES APPAREL, LLC

                                         By: /s/ STEVE R. FOREHAND
                                          --------------------------------------
                                             Name: Steve R. Forehand
                                             Title: Manager

Each person whose signature appears below hereby severally constitutes and appoints Floyd G. Hoffman and Christopher M. Champion, and each of them singly, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

-------------------------------------------------------------------------------------------------------
                SIGNATURE                                      TITLE                          DATE
-------------------------------------------------------------------------------------------------------

/s/ FLOYD G. HOFFMAN                         Manager                                      July 25, 2002
------------------------------------------
Floyd G. Hoffman


/s/ CHRISTOPHER M. CHAMPION                  Manager                                      July 25, 2002
------------------------------------------
Christopher M. Champion


/s/ STEVE R. FOREHAND                        Manager                                      July 25, 2002
------------------------------------------
Steve R. Forehand

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 25th day of July, 2002.

                                         MOSSY OAK APPAREL COMPANY

                                         By: /s/ STEVE R. FOREHAND
                                          --------------------------------------
                                             Name: Steve R. Forehand
                                             Title: Vice President and Director

Each person whose signature appears below hereby severally constitutes and appoints Floyd G. Hoffman and Christopher M. Champion, and each of them singly, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

-------------------------------------------------------------------------------------------------------
                SIGNATURE                                      TITLE                          DATE
-------------------------------------------------------------------------------------------------------

/s/ MARK K. TATE                             President (Principal Executive Officer)      July 25, 2002
------------------------------------------
Mark K. Tate


/s/ CHRISTOPHER M. CHAMPION                  Secretary and Treasurer (Principal           July 25, 2002
------------------------------------------   Financial Officer)
Christopher M. Champion


/s/ FLOYD G. HOFFMAN                         Director                                     July 25, 2002
------------------------------------------
Floyd G. Hoffman


/s/ STEVE R. FOREHAND                        Director                                     July 25, 2002
------------------------------------------
Steve R. Forehand

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 25th day of July, 2002.

                                         RINTEL PROPERTIES, INC.

                                         By: /s/ FLOYD G. HOFFMAN
                                          --------------------------------------
                                             Name: Floyd G. Hoffman
                                             Title: Vice President

Each person whose signature appears below hereby severally constitutes and appoints Christopher M. Champion as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

-------------------------------------------------------------------------------------------------------
                SIGNATURE                                      TITLE                          DATE
-------------------------------------------------------------------------------------------------------

/s/ LARRY E. WORKMAN                         President (Principal Executive Officer)      July 25, 2002
------------------------------------------
Larry E. Workman


/s/ JOAN L. DOBRZYNSKI                       Treasurer and Assistant Secretary            July 25, 2002
------------------------------------------   (Principal Financial Officer)
Joan L. Dobrzynski


/s/ JERRY RAKUNAS                            Director                                     July 25, 2002
------------------------------------------
Jerry Rakunas


/s/ JEANNE MAYNARD                           Director                                     July 25, 2002
------------------------------------------
Jeanne Maynard


/s/ MILDRED F. SMITH                         Director                                     July 25, 2002
------------------------------------------
Mildred F. Smith

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 25th day of July, 2002.

                                         RUSSELL APPAREL LLC

                                         By: /s/ STEVE R. FOREHAND
                                          --------------------------------------
                                             Name: Steve R. Forehand
                                             Title: Manager

Each person whose signature appears below hereby severally constitutes and appoints Floyd G. Hoffman and Christopher M. Champion, and each of them singly, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

-------------------------------------------------------------------------------------------------------
                SIGNATURE                                      TITLE                          DATE
-------------------------------------------------------------------------------------------------------

/s/ STEVE R. FOREHAND                        Manager                                      July 25, 2002
------------------------------------------
Steve R. Forehand


/s/ LARRY E. WORKMAN                         Manager                                      July 25, 2002
------------------------------------------
Larry E. Workman


/s/ CHRISTOPHER M. CHAMPION                  Manager                                      July 25, 2002
------------------------------------------
Christopher M. Champion


/s/ FLOYD G. HOFFMAN                         Manager                                      July 25, 2002
------------------------------------------
Floyd G. Hoffman

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 25th day of July, 2002.

                                         RUSSELL ASSET MANAGEMENT, INC.

                                         By: /s/ FLOYD G. HOFFMAN
                                          --------------------------------------
                                             Name: Floyd G. Hoffman
                                             Title: Vice President

Each person whose signature appears below hereby severally constitutes and appoints Christopher M. Champion as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

-------------------------------------------------------------------------------------------------------
                SIGNATURE                                      TITLE                          DATE
-------------------------------------------------------------------------------------------------------

/s/ STEVE R. FOREHAND                        President (Principal Executive Officer)      July 25, 2002
------------------------------------------
Steve R. Forehand


/s/ LINDA BUBACZ                             Treasurer and Assistant Secretary            July 25, 2002
------------------------------------------   (Principal Financial Officer)
Linda Bubacz


/s/ JERRY RAKUNAS                            Director                                     July 25, 2002
------------------------------------------
Jerry Rakunas


/s/ JEANNE MAYNARD                           Director                                     July 25, 2002
------------------------------------------
Jeanne Maynard


/s/ FRANCIS B. JACOBS, II                    Director                                     July 25, 2002
------------------------------------------
Francis B. Jacobs, II

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 25th day of July, 2002.

                                         RUSSELL CO-OP, LLC

                                         By: /s/ CHRISTOPHER M. CHAMPION
                                          --------------------------------------
                                             Name: Christopher M. Champion
                                             Title: Authorized Signatory for
                                             Russell
                                             Corporation, Member and Patron

The person whose signature appears below hereby constitutes and appoints Floyd
G. Hoffman as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity and on the date indicated.

-------------------------------------------------------------------------------------------------------
                SIGNATURE                                      TITLE                          DATE
-------------------------------------------------------------------------------------------------------

/s/ CHRISTOPHER M. CHAMPION                  Authorized Signatory for Russell             July 25, 2002
------------------------------------------   Corporation, Member and Patron
Christopher M. Champion

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 25th day of July, 2002.

                                         RUSSELL FINANCIAL SERVICES, INC.

                                         By: /s/ STEVE R. FOREHAND
                                          --------------------------------------
                                             Name: Steve R. Forehand
                                             Title: President

Each person whose signature appears below hereby severally constitutes and appoints Floyd G. Hoffman and Christopher M. Champion, and each of them singly, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

-------------------------------------------------------------------------------------------------------
                SIGNATURE                                      TITLE                          DATE
-------------------------------------------------------------------------------------------------------

/s/ STEVE R. FOREHAND                        President (Principal Executive Officer)      July 25, 2002
------------------------------------------
Steve R. Forehand


/s/ CHRISTOPHER M. CHAMPION                  Secretary and Treasurer (Principal           July 25, 2002
------------------------------------------   Financial Officer)
Christopher M. Champion


/s/ JERRY RAKUNAS                            Director                                     July 25, 2002
------------------------------------------
Jerry Rakunas


/s/ JEANNE MAYNARD                           Director                                     July 25, 2002
------------------------------------------
Jeanne Maynard


/s/ MILDRED F. SMITH                         Director                                     July 25, 2002
------------------------------------------
Mildred F. Smith

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 25th day of July, 2002.

                                         RUSSELL YARN LLC

                                         By: /s/ FLOYD G. HOFFMAN
                                          --------------------------------------
                                             Name: Floyd G. Hoffman
                                             Title: Authorized Signatory for
                                             Russell
                                             Corporation, Sole Member

The person whose signature appears below hereby constitutes and appoints Christopher M. Champion as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity and on the date indicated.

-------------------------------------------------------------------------------------------------------
                SIGNATURE                                      TITLE                          DATE
-------------------------------------------------------------------------------------------------------

/s/ FLOYD G. HOFFMAN                         Authorized Signatory for Russell             July 25, 2002
------------------------------------------   Corporation, Sole Member
Floyd G. Hoffman

                                 EXHIBIT INDEX

                                                                      PAGE NUMBER OR
                                                                       INCORPORATION
EXHIBIT NO.                 DESCRIPTION                               BY REFERENCE TO
-----------                 -----------                               ---------------
  3.1        Restated Articles of Incorporation.         Exhibit (3a) to Annual Report on Form
                                                         10-K for year ended December 29, 2001
  3.2        Certificate of Adoption of Resolutions by   Exhibit 4.2 to Current Report on Form 8-K
             Board of Directors of Russell Corporation   filed September 17, 1999
             dated October 25, 1989.
  3.3        Bylaws.                                     Exhibit (3c) to Annual Report on Form
                                                         10-K for year ended December 29, 2001
  4.1        Rights Agreement dated as of September      Exhibit 4.1 to Current Report on Form 8-K
             15, 1999 between the Company and SunTrust   filed on September 17, 1999
             Bank, Atlanta, Georgia.
  4.2        Indenture, dated as of April 18, 2002,      Exhibit 4.1 to the Quarterly Report on
             among Russell Corporation, the Guarantors   Form 10-Q filed on May 15, 2002
             party thereto, and Wachovia Bank,
             National Association, as trustee,
             relating to the 9.25% Senior Notes due
             2010.
  4.3        Form of 9.25% Senior Exchange Note due      Exhibit 4.1 to the Quarterly Report on
             2010 (included in Exhibit 4.2).             Form 10-Q filed on May 15, 2002
  5.1        Opinion of Skadden, Arps, Slate, Meagher    Page II-29
             & Flom LLP, counsel to Russell
             Corporation, Cross Creek Holdings, Inc.,
             Mossy Oak Apparel Company, Russell
             Financial Services, Inc., Russell Asset
             Management Inc. and RINTEL Properties
             Inc.
  5.2        Opinion of Berman O'Connor Mann & Shklov,   Page II-33
             counsel to Russell Co-Op, LLC.
 10.1        Fuel supply contract with Russell Lands,    Exhibit 13(c) to Registration Statement
             Incorporated dated May 21, 1975.            on Form S-1 filed with the Securities and
                                                         Exchange Commission on June 9, 1976, File
                                                         No. 002-56574
 10.2        1987 Stock Option Plan.                     Exhibit 1 to Registration Statement on
                                                         Form S-8 filed with the Securities and
                                                         Exchange Commission on October 11, 1988,
                                                         File No. 033-24898
 10.3        Russell Corporation 1997 Non-Employee       Exhibit (10f) to Annual on Form 10-K for
             Directors' Stock Grant, Stock Option and    year ended January 2, 1999
             Deferred Compensation Plan.
 10.4        Amended and Restated Executive Incentive    Appendix B to Proxy Statement dated March
             Plan.                                       16, 2000
 10.5        Russell Corporation Flexible Deferral       Exhibit 4(k) to Registration Statement on
             Plan.                                       Form S-8 filed with the Securities and
                                                         Exchange Commission on October 27, 1999,
                                                         File No. 333-89765
 10.6        First Amendment to the Russell              Exhibit (10f) to Annual Report on Form
             Corporation Flexible Deferral Plan.         10-K for year ended December 29, 2001

                                                                      PAGE NUMBER OR
                                                                       INCORPORATION
EXHIBIT NO.                 DESCRIPTION                               BY REFERENCE TO
-----------                 -----------                               ---------------
 10.7        Russell Corporation 2000 Stock Option       Exhibit 4(k) to Registration Statement on
             Plan.                                       Form S-8 filed with the Securities and
                                                         Exchange Commission on February 11, 2000,
                                                         File No. 333-30238
 10.8        Russell Corporation Employee Stock          Exhibit 4(k) to Registration Statement on
             Purchase Plan.                              Form S-8 filed with the Securities and
                                                         Exchange Commission on February 9, 2001,
                                                         File No. 333-55340
 10.9        Amendment No. 1 to the Russell              Exhibit (10i) to Annual Report on Form
             Corporation 2000 Employee Stock Purchase    10-K for year ended December 29, 2001
             Plan.
 10.10       Russell Corporation 2000 Non-Employee       Exhibit 4(m) to Registration Statement
             Directors' Compensation Plan.               No. 333-55340
 10.11       Amended and Restated Employment Agreement   Exhibit (10m) to Annual Report on Form
             dated April 1, 2001, by and between the     10-K for year ended December 30, 2000
             Company and John F. Ward.
 10.12       Amended and Restated Executive Deferred     Exhibit (10n) to Annual Report on Form
             Compensation and Buyout Plan dated April    10-K for year ended December 30, 2000
             1, 2001, by and between the Company and
             John F. Ward.
 10.13       Employment Agreement dated November 20,     Exhibit (10n) to Annual Report on Form
             1998 by and between the Company and         10-K for year ended January 1, 2000
             Jonathan Letzler.
 10.14       Change-of-Control Employment Agreement      Exhibit (10n) to Annual Report on Form
             dated as of December 19, 2001 by and        10-K for year ended December 29, 2001
             between the Company and Jonathan Letzler.
 10.15       Russell Corporation Supplemental            Exhibit (10p) to Annual Report on Form
             Executive Retirement Plan dated February    10-K for year ended December 30, 2000
             23, 2000.
 10.16       Supply Agreement dated as of December 28,   Exhibit (10p) to Annual Report on Form
             2001 by and between the Company and         10-K for year ended December 29, 2001
             Frontier Yarns, LLC.
 10.17       Russell Corporation Supplemental            Exhibit (10q) to Annual Report on Form
             Retirement Benefit Plan dated January 24,   10-K for year ended December 29, 2001
             1996, as amended through March 28, 2002.
 10.18       Employment Agreement dated September 17,    Exhibit (10r) to Annual Report on Form
             1999 by and between Russell Corporation     10-K for year ended December 29, 2001
             and Carol M. Mabe.
 10.19       Employment Agreement dated August 16,       Exhibit (10s) to Annual Report on Form
             2000 by and between Russell Corporation     10-K for year ended December 29, 2001
             and Robert D. Martin.
 12.1        Statement regarding the computation of      Page II-35
             ratio of earnings to fixed charges for
             Russell Corporation.
 21.1        Subsidiaries of Russell Corporation.        Page II-36
 23.1        Consent of Ernst & Young LLP.               Page II-38
 23.2        Consent of Skadden, Arps, Slate, Meagher    Included in Exhibit 5.1
             & Flom LLP.

                                                                      PAGE NUMBER OR
                                                                       INCORPORATION
EXHIBIT NO.                 DESCRIPTION                               BY REFERENCE TO
-----------                 -----------                               ---------------
 23.3        Consent of Berman O'Connor Mann & Shklov.   Included in Exhibit 5.2
 25.1        Statement of Eligibility and                Page II-39
             Qualification on Form T-1 of Wachovia
             Bank, National Association, as trustee
             under the Indenture for the 9.25% Senior
             Notes due 2010.
 99.1        Form of Letter of Transmittal.              Page II-43
 99.2        Form of Notice of Guaranteed Delivery.      Page II-57
 99.3        Form of Letter to Clients.                  Page II-61
 99.4        Form of Letter to Brokers, Dealers,         Page II-63
             Commercial Banks, Trust Companies and
             Other Nominees.